Exhibit 4.17

***	Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission (the “Commission”) pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2 of the Securities Exchange Act of 1934.

Network Infrastructure Project Agreement Telecom Corporation of New Zealand Limited and Crown Fibre Holdings Limited Date 24 May 2011

BELL GULLY

Contents

1.	Scope and Construction of Agreement	2

2.	Company role	7

3.	Term	8

4.	Network	9

5.	Resourcing	10

6.	Performance	12

7.	Ongoing Improvements	16

8.	Project Governance	17

9.	Responsibilities	22

10.	Changes	24

11.	Reliance	25

12.	Warranties	30

13.	Confidentiality	31

14.	Indemnities	33

15.	Liability	34

16.	Insurance	35

17.	Performance Issue and Remedial Plan	36

18.	Dispute Resolution	37

19.	Material Breach Regimes	39

20.	Termination	44

21.	Force Majeure	46

22.	General Provisions	48

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Schedules and Annexures

Schedule 1:	Definitions

Schedule 2:	Commitments

Annexure 1:	Business Case Test

Annexure 2:	LFC Provisions

Schedule 3:	Design and Build

Annexure 1:	Initial Deployment Plans

Annexure 2:	Requirements

Annexure 3:	Architecture

Annexure 4:	Coverage Area

Annexure 5:	Liquidated Damages/Material Breach Thresholds for Performance Milestones

Schedule 4:	O&M Services

Schedule 5:	Service Levels

Annexure 1:	Service Levels

Annexure 2:	Service Default Payments

Annexure 3:	Material Breach

Schedule 6:	Principles for Services and Pricing

Schedule 7:	Project Governance

Annexure 1:	Technical and Operational Reports

Annexure 2:	Corporate and Financial Reports

Annexure 3:	Named Personnel

Annexure 4:	Draft Fibre Business Plan

Annexure 5:	Fibre Business Plan Template Form

Schedule 8:	Change Procedure

Annexure 1:	Form of Statement of Work

Annexure 2:	Form of Change Authorisation Agreement

Schedule 9:	National Partnering

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Schedule 10:	Price Book

Schedule 11:	Commitments – Post Build

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This Project Agreement is made on                                                               2011

between	(1)	Telecom Corporation of New Zealand Limited (the Company)

and	(2)	Crown Fibre Holdings Limited (CFH)

Background

A.	On 21 October 2009 the New Zealand Government issued an invitation to participate, as varied (the ITP) to invite potential partners to submit proposals on how they would co-invest with the Government to achieve its Ultra-Fast Broadband objective (the UFB Initiative).

B.	The Government’s objective of the UFB Initiative is to accelerate the roll-out of Ultra-Fast Broadband to 75 percent of the New Zealand population over ten years, concentrating in the first six years on priority broadband users such as businesses, schools and health services, plus greenfield developments and certain tranches of residential areas (the UFB Build Objective). The Government considers that achievement of the UFB Initiative will have significant economic and social benefits for New Zealand.

C.	The Government has established a Crown-owned investment company, CFH, to manage its investment in the UFB Initiative. The Company was the successful respondent under the ITP in relation to the Coverage Area on the basis of an alternative commercial model proposed by the Company rather than the preferred commercial model set out in the ITP.

D.	The overriding objectives of the Company and CFH are to design, build and operate a fibre optic communications infrastructure network in the Coverage Area and to generate widespread uptake of services (including Layer 1 Services and Layer 2 Services) in the Coverage Area, both in accordance with this Agreement.

E.	The Network will include New Infrastructure, designed and built under this Agreement, and Existing Infrastructure already owned by the Company.

F.	The Company or Chorus2 will own and control the Network in the Coverage Area and the Company is solely responsible for the Design and Build and, subject to the terms and conditions of this Agreement, takes the risk of any cost and time overruns and any failure to comply with the Requirements. The Company will enter into such subcontracts (including for civil works) as required to build the New Infrastructure. The Company will be responsible as primary obligor for all work carried out, and materials used or infrastructure provided, by any Subcontractor or Group Company.

G.	The Company has represented that it has the skills and resources necessary to provide the Design and Build of the New Infrastructure and the O&M Services for the Network (including operation, management and maintenance of the Network) and associated deliverables. In reliance on the Company’s representations, CFH has agreed to partner with the Company by agreeing to enter into certain agreements, including this Agreement and an agreement to subscribe for securities to be issued by Chorus2 (in the event of Chrous2 structurally separating from the Company), subject to the Company or Chorus2 meeting certain milestones relating to the UFB Build Objective in the Coverage Area. Under this Agreement, the Company will be solely responsible for the provision of the Design and Build and the O&M Services and associated deliverables on the terms of this Agreement, including in accordance with the Requirements and the Deployment Plans.

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H.	The Company has agreed to partner with CFH in relation to the Coverage Area on the basis of certain assumptions regarding legislative and regulatory requirements as set out in the Interim Period Agreement to be applicable to it in connection with its participation in the UFB Initiative and on the basis of CFH having agreed exclusively to partner with it in respect of the Coverage Area.

I.	This Agreement sets out the rights and obligations of the Company and CFH in relation to establishing and operating the Network in the Coverage Area, in a high quality, timely and efficient manner, and makes provision for relief in the event of Specific Regulatory Changes affecting the basis on which the parties have entered into this Agreement.

It is agreed

1.	Scope and Construction of Agreement

1.1	Documents comprising this Agreement

(a)	Commencement Date

As at the Commencement Date, this Agreement comprises the following documents, each of which are deemed to form, and to be read and construed as, part of this Agreement:

(i)	the Base Agreement;

(ii)	the Schedules; and

(iii)	the Annexures (including the Requirements).

(b)	Documents to be reviewed and agreed following the Commencement Date

(i)	Following the Commencement Date, each document identified as being subject to the Document Finalisation Process will, except where otherwise provided:

(A)	be prepared in draft by the Company, and delivered to CFH, no later than the relevant “draft document delivery” date specified in the relevant Schedule or Annexure;

(B)	reflect and be consistent with the requirements and content outlined for that document in the relevant Schedule or Annexure; and

(C)	reflect and be consistent with the other terms and conditions of this Agreement, including the requirements on, and obligations of, the Company.

(ii)	CFH may, in accordance with the timeframe specified in the relevant Schedule or Annexure or, if not so specified, as soon as reasonably practicable (but, in any event if not so specified, no later than 10 business days following receipt of the document), review the draft document to check that it reflects and is consistent with:

(A)	the requirements and content outlined for that document in the relevant Schedule or Annexure; and

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(B)	the other terms and conditions of this Agreement, including the requirements on, and obligations of, the Company.

If, in the course of its review, CFH identifies any failure of the document to meet the standards set out in clause 1.1(b)(ii) it may provide a written report to the Company describing such failure(s). The Company will, working collaboratively with CFH, take that report into account and submit a further draft of the document to the PCG in accordance with the timeframe specified in the relevant Schedule or Annexure or, if not so specified, as soon as reasonably practicable (but, in any event, no later than 10 business days following receipt of such comments).

(iii)	The document will then be reviewed and agreed by the PCG within the timeframe specified in the relevant Schedule or Annexure or, if not so specified, as soon as reasonably practicable (but, in any event, no later than 20 business days following the process set out in clause 1.1(b)(ii)).

(iv)	If complete agreement on the document is not reached by the PCG within the timeframe contemplated in clause 1.1(b)(iii), either party may refer the elements of the document not agreed as a dispute straight to expert determination under clause 18.4.

(v)	Once the PCG has agreed a document and/or all or part of a document has been finalised by expert determination (as the case may be), then CFH and the Company will sign that document in the form so agreed. The document will then constitute a Schedule or Annexure (as applicable), including replacing an existing draft document if applicable, and form part of this Agreement.

(vi)	For the avoidance of doubt, the scope of:

(A)	the comments on documents to be provided by CFH under clause 1.1(b)(ii);

(B)	the requirement of the PCG to review and agree documents under clause 1.1(b)(iii); and

(C)	the role and remit of the expert under clause 1.1(b)(iv),

is, in each case, limited to ensuring that the relevant document complies with clauses 1.1(b)(i)(B) and 1.1(b)(i)(C).

(vii)	CFH’s participation in the Document Finalisation Process (whether through the PCG or otherwise):

(A)	does not prejudice any of CFH’s rights and remedies against the Company under this Agreement or at Law; and

(B)	is without prejudice to the performance by the Company of its obligations under this Agreement.

(viii)	Without limiting clause 1.1(b)(vii), in the conduct of the Document Finalisation Process for any document:

(A)	the Company acknowledges and agrees that any comments, failure to make comments or raise objections or any other act or omission on the part of CFH will not constitute approval by CFH that all or part of that document is factually or technically correct or otherwise complies with this Agreement; and

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(B)	CFH acknowledges and agrees that each such document will, once finalised, have the contractual effect intended by this Agreement to apply to that document.

1.2	Precedence

(a)	Subject to clause 1.2(b), if there is any conflict or inconsistency between the documents which comprise this Agreement, the order of precedence is:

(i)	any Change agreed between the Company and CFH pursuant to a Change Authorisation Agreement, or any other change to this Agreement agreed in accordance with clause 22.9;

(ii)	the Requirements;

(iii)	the Base Agreement, Schedule 1 (Definitions) and Schedule 2 (Commitments);

(iv)	the Schedules (other than Schedule 1 (Definitions) and Schedule 2 (Commitments));

(v)	the Annexures (other than the Requirements); and

(vi)	Annexure 1 (Service Levels) of Schedule 5 (Service Levels), as between Annexure 1 (Service Levels) of Schedule 5 (Service Levels) and Annexure 3 (Architecture) of Schedule 3 (Design and Build)

(b)	If there is any conflict or inconsistency between information contained within the documents having the same level of precedence then, to the extent of any such conflict or inconsistency, the information contained in documents that are later in time will prevail over information contained in earlier documents.

(c)	If there is any conflict or inconsistency between this Agreement and the Deed of Undertaking, the Deed of Undertaking will take precedence to the extent of any such conflict or inconsistency.

1.3	Construction

In this Agreement:

(a)	Definitions

unless the context otherwise requires, the terms used in this Agreement and set out in Schedule 1 (Definitions) have the meanings set out in that Schedule;

(b)	Interpretation

unless the context otherwise requires:

(i)	a reference to a clause in the Base Agreement is a reference to a clause of the Base Agreement and a reference to a clause in a Schedule or an Annexure is a reference to a clause in that Schedule or Annexure;

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(ii)	a reference to a Schedule or an Annexure is a reference to a schedule or an annexure to this Agreement;

(iii)	a gender includes each other gender;

(iv)	the singular includes the plural and vice versa;

(v)	a reference to documentation includes:

(A)	a reference to that document as varied, supplemented, novated or substituted from time to time; and

(B)	a reference to that documentation in any form, whether paper based or in electronic form encoded on or as part of any form of media;

(vi)	a reference to materials means a reference to materials of any kind whether in the form of documentation, Software, hardware, network, componentary or otherwise;

(vii)	a reference to the Company in this Agreement includes reference to its successors in title and permitted assigns and, where the context so permits, its Personnel, Subcontractors and representatives;

(viii)	a reference to CFH in this Agreement includes reference to its successors in title and permitted assigns and, where the context so permits, its Personnel and representatives;

(ix)	any agreement not to do a thing also constitutes an agreement not to suffer or permit or cause that thing to be done;

(x)	any reference to a consent or an approval requires the prior written consent or approval of the party required to give that consent or approval;

(xi)	whenever the words includes or including are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(xii)	a reference to any legislation, policy or standard includes a modification of that legislation, policy or standard or, in the case of legislation, legislation enacted in substitution for that legislation and a regulation, order-in-council and other instrument from time to time issued or made under that legislation;

(xiii)	headings to clauses in this Agreement and the table of contents are included for the purpose of ease of reference only and are not to have any effect on construction and interpretation;

(xiv)	a reference to a person includes a partnership and also a body of persons, whether corporate or unincorporated;

(xv)	the Background forms part of this Agreement;

(xvi)	a reference to a business day is a reference to any day of the year other than a Saturday, a Sunday, a New Zealand public holiday or relevant provincial anniversary day;

(xvii)	a reference to a day, other than a business day, is a reference to any calendar day of the year;

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(xviii)	a reference to any time is a reference to New Zealand time;

(xix)	a reference to currency is a reference to New Zealand currency, unless expressly provided otherwise; and

(xx)	if an obligation falls to be performed or a right is to be exercised, on or by a day that is not a business day, then unless otherwise specified, that obligation is due to be performed or that right may be exercised on the business day next following that day; and

(c)	No contra proferentum

none of its terms are to be construed against a party by reason of the fact that that term was first proposed or was drafted by that party.

1.4	Personnel and Subcontractors

Any act or omission or the misconduct of any Personnel, representative or Subcontractor of a party to this Agreement, is deemed to be the act, omission or misconduct of that party.

1.5	Approvals and similar actions

Where, by any term of this Agreement, express provision is made for the giving of any consent, the granting of any approval or the making of any agreement, by any party then unless stated otherwise:

(a)	that consent, approval or agreement may be given unconditionally or subject to such conditions as the party giving the consent, approval or agreement may stipulate;

(b)	if a consent, approval or agreement is given subject to a condition, the party seeking that consent, approval or agreement must comply with that condition; and

(c)	a consent for, approval of, or an agreement for, any thing, does not apply to any other matter.

1.6	Costs

A party who has an obligation to do anything under this Agreement is to perform that obligation at its own cost, unless a term of this Agreement expressly provides otherwise.

1.7	Inherent Services

If any services, functions, responsibilities, work, activities or tasks are not specifically described within the definition and description of the Network, Design and Build or the O&M Services but now or in the future are required to properly provide the Network, the Design and Build or the O&M Services because they are a necessary and inherent part of the Network, the Design and Build or the O&M Services, they will be deemed implied by, and included in, the scope of the Network, Design and Build or the O&M Services as if described in this Agreement, provided that any such services, functions, responsibilities, work, activities or tasks are not inconsistent with the Company’s obligations under this Agreement, including the obligation to ensure the Network meets the Requirements.

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1.8	Preservation of rights

(a)	Any approval, acceptance, check, certificate, consent, examination, inspection, instruction, notice, proposal, request, test or similar act (Act) by CFH, its Personnel or representatives (including any absence of such Act) for any part of the Network, Design and Build and/or any O&M Services will not:

(i)	limit (whether by waiver, estoppel or otherwise) the Company’s responsibility to provide the Network, Design and Build and the O&M Services in accordance with this Agreement; or

(ii)	prejudice any right or remedy that may be available to CFH under this Agreement or at Law.

(b)	Any reliance by the Company on any representation made, advice given or similar act (Representation) by CFH, its Personnel or representatives regarding any part of the Network, Design and Build and/or any O&M Services will be at the Company’s sole risk and CFH will not have any liability regarding any such Representation.

1.9	No limit

For the avoidance of doubt, where any Act or Representation is given in accordance with a requirement under this Agreement then neither clause 1.8(a) nor clause 1.8(b) will limit the contractual effect of that Act or Representation as intended under this Agreement.

2.	Company role

2.1	Agreement

In consideration for CFH entering into this Agreement exclusively with the Company in relation to the Coverage Area, and in reliance on CFH’s entry into and performance of its obligations under the Transaction Documents, the Company agrees to be responsible for the delivery of the Network (including deploying the New Infrastructure and integrating the Existing Infrastructure) and the performance of the Design and Build and the O&M Services during the Term, subject and pursuant to the terms of this Agreement.

2.2	Acknowledgements

The Company acknowledges:

(a)	Independent assessment

it has made its own independent assessment of, and has relied on its own enquiries and investigations as to:

(i)	the subject matter of this Agreement;

(ii)	the quantity, quality, nature and extent of all resources (including human resources), materials and facilities necessary to enable it to meet the Requirements and to otherwise comply with, and perform, its obligations under this Agreement, including due to the ground (including underground) and site conditions in the Coverage Area; and

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(iii)	the nature and the extent of the risks assumed by it under this Agreement, including regarding the ground (including underground) and site conditions in the Coverage Area;

(b)	Satisfaction

it is satisfied that the Requirements and the obligations assumed by it under this Agreement can be met by the provision of the Design and Build and the O&M Services and by use of the Network; and

(c)	No reliance

it has not relied on any representations made, or advice given, or similar act, by CFH.

2.3	National Partnering

The Company acknowledges the potential benefits of partnering with the third parties identified in, and will comply with the terms of, Schedule 9 (National Partnering). Both parties acknowledge that the Company’s commitments in Schedule 9 (National Partnering) were an essential element of CFH’s decision to enter into the Transaction Documents with the Company.

2.4	Group Companies

CFH acknowledges that any Group Company may own all or any part of the Network, and the Company may delegate the performance of any of its obligations under this Agreement to any Group Company. The Company is and remains fully responsible to CFH for the performance of its obligations under this Agreement and, without limiting the foregoing:

(a)	the Company will procure that any Group Company who owns all or any part of the Network, or to whom the Company delegates the performance of any obligations under this Agreement, complies with the terms and conditions of this Agreement (as if the relevant Group Company was, in respect of the relevant terms and conditions, the party to this Agreement in place of the Company); and

(b)	the Company will be responsible for any act or omission of any Group Company (and any Personnel of any Group Company) as if such act or omission were an act or omission of the Company or its Personnel, as the case may be.

3.	Term

This Agreement will start on the Commencement Date and will, subject to clause 20 (Termination) and except as expressly stated otherwise, continue until the later of the following dates:

(a)	the date on which all Design and Build obligations of the Company under this Agreement are fulfilled in accordance with Schedule 3 (Design and Build); and

(b)	31 December 2019,

(the Term).

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4.	Network

4.1	Overview

(a)	In order to deliver the Network, the Company is responsible for, amongst other things, developing detailed specifications, designing, building, testing, rolling-out and commissioning the New Infrastructure, and integrating the Existing Infrastructure, in accordance with the terms of this Agreement, so that the Network:

(i)	is developed, implemented and deployed to meet the Requirements and the other requirements for the Network as set out in this Agreement;

(ii)	provides the functions required of it by the Requirements and the other requirements for the Network as set out in this Agreement; and

(iii)	is provided, and performs, in accordance with the Service Levels.

(b)	The Company is to provide the O&M Services for the Network.

4.2	The Company’s commitment to UFB

The Company will comply with the terms of Schedule 2 (Commitments) and Schedule 11 (Commitments Post Build).

4.3	Equivalence of Inputs

(a)	The Company will ensure that the Design and Build, and delivery, of the Network will enable Access Seekers to purchase Layer 1 Services on an Equivalence of Inputs basis after 1 January 2020.

(b)	The Company will ensure that its Operational and Business Support Systems (OSS/BSS) are capable of supporting Equivalence of Inputs after 1 January 2020.

(c)	For the avoidance of doubt, the obligations of the Company under this clause 4.3 form part of the Requirements.

4.4	Integrated Test Facility

(a)	The Company will ensure that the Integrated Test Facility:

(i)	is fit for purpose, and appropriately resourced to give effect to that purpose; and

(ii)	is made available to Service Providers in accordance with this Agreement, including so that it provides the technical infrastructure environment in accordance with Best Industry Practice for testing by Service Providers of the functionality, operation and performance of their Telecommunication Services on the Network, and will cooperate with Service Providers in a timely manner in accordance with Best Industry Practice to support their use of the Integrated Test Facility.

(b)	For the avoidance of doubt, the obligations of the Company under this clause 4.4 form part of the Requirements.

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4.5	Interoperability

(a)	The Company will ensure that the Network achieves Interoperability and will cooperate with Service Providers and backhaul providers in a timely manner in accordance with Best Industry Practice to assist them to achieve Interoperability.

(b)	The Company will at all times:

(i)	take steps within its power to resolve any problems or incidents related to Interoperability;

(ii)	take preventative and reactive steps practicable to ensure that Interoperability is effectively implemented, operated and maintained in the Network; and

(iii)	take all steps reasonably necessary to ensure the Network is not compromised as a result of any Interoperability.

4.6	Modification

The Company will not make any changes to any part of the Network that are inconsistent with the terms of this Agreement other than as expressly authorised in accordance with the terms of this Agreement or otherwise approved in writing by CFH (such approval not to be unreasonably withheld), but may otherwise make any changes to any part of the Network at its discretion.

4.7	Services and pricing

(a)	The Company undertakes and agrees that it is bound by the provisions of, and will perform the obligations under, Schedule 6 (Principles for Services and Pricing), regardless of any circumstance, except following termination of this Agreement under clause 20.

(b)	The Company will offer the Services to Access Seekers on the terms of the Wholesale Services Agreement. CFH will ensure that any Wholesale Services Agreement it approves will be consistent with the terms and conditions of this Agreement, and will not, in its performance by the Company, require the Company to breach this Agreement.

(c)	The Company must not provide any services, including any Retail Services, using the Network, other than the Services, except with the prior written approval of CFH. CFH acknowledges that, on and from the Commencement Date, the Company will be providing legacy fibre services to its then existing customers using the Existing Infrastructure, and the Company will grandfather legacy fibre services to the Services in accordance with the System and Product Plan.

5.	Resourcing

5.1	General requirements

The Company will:

(a)	provide sufficient resources (including human resources, equipment, Software, network, premises and other facilities); and

(b)	maintain a programme of maintenance of such resources, to enable it to perform its obligations on time and otherwise in accordance with this Agreement.

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5.2	Company Personnel

(a)	Requirements

The Company will ensure that all of its Personnel who are engaged in providing the Network, the Design and Build and/or the O&M Services:

(i)	are suitably qualified;

(ii)	have obtained all clearances necessary to provide the Network, the Design and Build and the O&M Services;

(iii)	have the requisite skills, expertise, qualifications and experience (including regarding health and safety matters);

(iv)	will carry out their respective duties with due care, skill and diligence; and

(v)	comply with all applicable health, safety, security and other policies, codes of conduct and procedures.

(b)	Non-conformance of Company Personnel

If CFH, acting reasonably, determines that any of the Company’s Personnel:

(i)	has acted, or failed to act, or is highly likely to act such that a breach of clause 5.2(a) has occurred; or

(ii)	has otherwise procured or been responsible for a breach of this Agreement,

(Non-Conformance), CFH will notify the Company of such Non-Conformance, and the Company will immediately take all necessary steps to remedy the Non- Conformance. CFH may direct any Non-Conformance to the PCG for resolution.

5.3	Subcontracting

(a)	The Company must consult with CFH prior to engaging any Subcontractor to provide goods and/or services in relation to this Agreement that represent a material proportion (in terms of quantity, significance and/or risk) of either the Design and Build or the O&M Services. This requirement will not apply to the extent that the Subcontractor is to be engaged to supply Equipment.

(b)	The Company is solely responsible for the selection of each Subcontractor and must ensure that each Subcontractor is creditworthy, suitably qualified and has the relevant experience and history of quality performance to perform the work it is required to carry out for the Company.

(c)	The Company is and remains fully responsible as primary obligor for all work carried out by any Subcontractor, all materials used by any Subcontractor and for any act or omission of any Subcontractor.

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6.	Performance

6.1	General

The Company will deliver the Network, Design and Build and the O&M Services:

(a)	in accordance with the terms of this Agreement;

(b)	with due care, skill and diligence;

(c)	by use of techniques, methodologies, processes and materials, including for project management, that accord with Best Industry Practice; and

(d)	for the avoidance of doubt, so that all Premises in the Coverage Area are Passed in accordance with Schedule 3 (Design and Build) (regardless of whether or not the actual number of Premises to be, and that are, Passed is greater than any estimated number of Premises to be Passed as set out from time to time in this Agreement or elsewhere).

6.2	Network

(a)	Compliance with the Deployment Plans

The Company will provide the Design and Build (including design, build, testing and Commissioning), and integration of the Existing Infrastructure, in accordance with Schedule 3 (Design and Build), the Deployment Plans and the remainder of this Agreement.

(b)	Delay

If the Company considers that it is (or is likely to be) prevented or delayed from successfully achieving a Performance Milestone by the corresponding Milestone Date (Delay) it will:

(i)	immediately provide notice verbally, and then as soon as reasonably practicable (but in any event within 10 business days, or such other period as may be agreed by the parties in writing) provide notice in writing to CFH (Notice of Delay) setting out:

(A)	the causes for the Delay and its expected duration;

(B)	the effect of the Delay on its ability to perform its obligations under the Agreement (including any future Milestone Dates); and

(C)	what extension, if any, to the relevant Milestone Date is being sought;

(ii)	take all reasonable steps to eliminate or avoid the Delay and mitigate its effects, regardless of the cause of the Delay; and

(iii)	as soon as practicable following the receipt of a Notice of Delay, meet with CFH with a view to agreeing how the Delay should be addressed.

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(c)	Extension to Milestone Dates

If the Company has failed to achieve a Performance Milestone by the corresponding Milestone Date:

(i)	CFH will, subject to clause 6.2(c)(ii) but notwithstanding clause 6.2(d):

(A)	be entitled to revise the relevant timeframes in this Agreement and each applicable Deployment Plan to reasonably account for the failure; and

(B)	notify the Company in writing of any such revision and will update the relevant Annexures. The updated Annexures will then replace the existing Annexures and form part of this Agreement; and

(ii)	if the failure was caused by:

(A)	any Force Majeure Event;

(B)	any Third Party Event;

(C)	any act or omission of CFH (other than acts of its Personnel in their capacity as members of any body constituted under this Agreement, including the PCG) or its Personnel; or

(D)	the number of Premises Passed for the Performance Milestone being more than 5% higher than the estimated number of Premises to be Passed for the Performance Milestone (as set out in the Network Deployment Plan),

(a Delay Cause), then:

(E)	the Company will be entitled to a reasonable extension to the relevant Milestone Date (and, to the extent reasonably necessary, any subsequent Milestone Dates) for such Delay Cause, provided that such extension is proportionate to the duration of the delay, taking into account all measures the Company can reasonably take to mitigate the effect of the delay and make up lost time;

(F)	any dispute regarding any such extension will be subject to expert determination under clause 18.4; and

(G)	the Company will not be required to pay any Liquidated Damages to the extent that the failure was caused by that Delay Cause.

(d)	Liquidated Damages

(i)	Subject to clause 6.2(c), if the Company fails to achieve any Performance Milestone on or before the applicable Milestone Date:

(A)	CFH will be entitled to claim, and the Company will pay to CFH within 20 business days of demand from CFH, the portion of Liquidated Damages attributable to CFH’s loss (such portion to be notified in writing by CFH to the Company) applicable to that Performance Milestone for each day (or part thereof) that any such Performance Milestone is not met; and

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(B)	the Crown will be entitled to claim, and the Company will pay to the Crown (or to CFH on account to the Crown if the Crown so directs) within 20 business days of the demand from the Crown, the portion of Liquidated Damages attributable to the Crown’s loss (such portion to be notified in writing by CFH to the Company) applicable to that Performance Milestone for each day (or part thereof) that any such Performance Milestone is not met.

(ii)	The parties acknowledge that the Liquidated Damages are a genuine pre estimate of loss having regard to, and have been calculated and negotiated by the parties to reflect, the particular circumstances and significance of the UFB Initiative and the Network build, by reason of the loss of value in, and reduced use of, the Network due to failure to meet Performance Milestones. (For the avoidance of doubt, “loss” refers to loss of both CFH and the Crown.)

(iii)	The parties acknowledge that the Liquidated Damages are for the failure to achieve that Performance Milestone by the due date, but without prejudice to any other rights, powers or remedies provided under this Agreement (other than termination, which is subject to the regime set out in clause 20) or by Law (including recovery of greater actual damages that may be suffered).

(iv)	The parties acknowledge that the Liquidated Damages comprise elements of indirect loss and damage and loss of profits, revenue and business, and the Company accepts that such loss comprises part of the Liquidated Damages.

6.3	Service operations

(a)	Service Levels

(i)	The Company will meet or exceed the Service Levels at all times.

(ii)	If a Service Level Default occurs, the Company will pay any applicable Service Default Payment to CFH, the Crown or the applicable Service Provider or End Users (as the case may be) in accordance with Schedule 5 (Service Levels), within 20 business days of demand from CFH, with:

(A)	the portion of Service Default Payment attributable to CFH’s loss (such portion to be notified in writing by CFH to the Company) applicable to that Service Level Default being payable to CFH; and

(B)	the portion of Service Default Payment attributable to the Crown’s loss (such portion to be notified in writing by CFH to the Company) applicable to that Service Level Default being payable to the Crown (or to CFH on account to the Crown if the Crown so directs).

(iii)	The parties acknowledge that the Service Default Payments are a genuine pre estimate of CFH’s loss having regard to, and have been calculated and negotiated by the parties to reflect, the particular circumstances and significance of the UFB Initiative and the Network build, by reason of the loss of value in, and reduced use of, the Network due to failure to meet applicable Service Levels. (For the avoidance of doubt, “loss” refers to loss of both CFH and the Crown.)

(iv)	The parties acknowledge that the Service Default Payments are for the failure to achieve the Service Levels during the reporting period, but without prejudice to any other rights, powers or remedies provided under this Agreement (other than termination which is subject to the regime set out in clause 20) or by Law (including recovery of greater actual damages that may be suffered in respect of, and to the extent that, the relevant Service Default Payment is payable to CFH or the Crown and not to a Service Provider or its End Users).

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(v)	The parties acknowledge that the Service Default Payments comprise elements of indirect loss and damage and loss of profits, revenue and business, and the Company accepts that such loss comprises part of the Service Default Payments.

(vi)	The Company will comply with the provisions of Schedule 5 (Service Levels) regarding Service Levels and Service Default Payments.

(b)	Service Levels compliance management

(i)	The Company will implement appropriate measurement, monitoring and management tools and procedures to enable it to:

(A)	detect and seek to prevent any potential failure to meet the Service Levels; and

(B)	detect, minimise and promptly rectify any failure to meet the Service Levels.

(ii)	If a Service Level Default occurs then the Company will promptly (or, where specified, within the period set out in Schedule 5 (Service Levels)) give CFH notice to that effect.

(iii)	The Company will take such steps and will do all things to remedy and to report on a Service Level Default as soon as possible, including those actions the Company is required to undertake pursuant to Schedule 5 (Service Levels).

(iv)	If the Company does not report on performance against Service Levels in a manner that clearly identifies whether the Service Levels are being met and otherwise in accordance with Schedule 7 (Project Governance):

(A)	CFH will notify the Company of its reporting failure;

(B)	the Company will remedy the failure promptly, but in any event within five business days following CFH’s notice, by providing a new report for the same period; and

(C)	if the new report is not provided within the period required by clause 6.3(b)(iv)(B), or the new report does not remedy the failure, the relevant Service Levels will be deemed to have not been met and CFH and the Crown will be entitled to any applicable Service Default Payments.

6.4	Challenge to enforceability

(a)	The Company will not challenge the enforceability of Liquidated Damages, Service Default Payments or Material Breach Liquidated Damages in any way whatsoever.

(b)	If the Company challenges the enforceability of any Liquidated Damages, Service Default Payments or Material Breach Liquidated Damages, or has not paid any Liquidated Damages, Service Default Payments or Material Breach Liquidated Damages by the date that is 90 days following the due date for their payment (other than where payment is subject to a bona fide dispute, provided such dispute is not a challenge by the Company to enforceability), then CFH may terminate this Agreement (regardless of whether or not CFH has not subscribed for CFH Securities due to the non-satisfaction of one, or more, of the conditions precedent under clause 4 of the Subscription Agreement), and unless CFH exercises its right to terminate this Agreement, the parties will continue to meet their respective obligations under this Agreement.

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(c)	If the Company does not challenge the enforceability of any obligation to pay Liquidated Damages, Service Default Payments or Material Breach Liquidated Damages, but a court or arbitrator finds (for whatever reason) that the obligation is unenforceable, CFH will not be entitled to exercise its right to terminate this Agreement under clause 6.4(b) or its right to suspend further subscriptions under the Subscription Agreement unless the Company actually relies on the finding and does not pay Liquidated Damages, Service Default Payments or Material Breach Liquidated Damages (however CFH’s right to terminate will revive at any time that the Company subsequently does not pay Liquidated Damages, Service Default Payments or Material Breach Liquidated Damages in reliance on the finding).

7.	Ongoing Improvements

7.1	Continuous improvement

The Company will continually plan for the evolution of the Network and appropriate O&M Services and seek to improve its performance as measured against the Service Levels.

7.2	Improvements

The Company acknowledges that it is necessary for CFH to be kept up to date with:

(a)	improvements, developments and changes in technology, processes, practices, standards, architectures, interfaces and methodologies;

(b)	any changes in the Company’s technology strategies and policies; and

(c)	opportunities with third parties,

that will or could improve or have a significant effect on the Network (including Equipment and Software) or the O&M Services (Improvements), including by improving efficiency, effectiveness, productivity or customer service or by reducing any costs or related risks.

7.3	Regular reporting and consultation

On each anniversary of the Commencement Date (or earlier each year, if reasonably requested by CFH):

(a)	the Company will provide CFH with a report detailing Improvements as specified in Annexure 1 of Schedule 7 (Project Governance); and

(b)	the Company and CFH will meet to discuss in good faith the ongoing adequacy of the Network and the O&M Services and measures which should be implemented, in accordance with this Agreement, to rectify or improve any aspect of the Network or the O&M Services.

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8.	Project Governance

8.1	Structure

The project governance structure for, and the relationships contemplated by, this Agreement are set out in Schedule 7 (Project Governance), including the establishment of, and rules for, the Project Control Group and the Steering Committee.

8.2	Appointment of Relationship Managers

Each party will:

(a)	appoint, and maintain during the Term, a suitably qualified and experienced person as relationship manager (Relationship Manager); and

(b)	consult with the other party about any proposed replacement or redeployment of its Relationship Manager and, in the case of the Company, comply with clause 8.4.

8.3	Scope of role

Each Relationship Manager will have the role set out in Schedule 7 (Project Governance).

8.4	Key Personnel

(a)	Identity of Key Personnel

The Key Personnel comprise the Company’s Relationship Manager and the other representatives of the Company identified in Schedule 7 (Project Governance) as Key Personnel.

(b)	Replacement of Key Personnel

Subject to clause 8.4(c), if the Company wishes to replace any member of the Key Personnel the Company must:

(i)	promptly advise CFH and propose a suitable replacement, having regard to the status, skills, qualifications, expertise and experience of the person to be replaced;

(ii)	consult with CFH in relation to any proposed replacement; and

(iii)	if requested by CFH:

(A)	provide all the information and references that CFH may reasonably require in relation to any proposed replacement; and

(B)	arrange for CFH to interview any proposed replacement,

and any replacement may only be appointed with CFH’s prior written approval, which will not be unreasonably withheld.

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(c)	Extenuating circumstances

The Company will ensure that the Key Personnel fulfil the relevant roles, functions or tasks assigned under this Agreement, except to the extent that an individual is unavailable or unable to, due to circumstances beyond the reasonable control of the Company (including resignation, illness, death and bereavement) (Extenuating Circumstances). If any member of the Key Personnel is unavailable for a period greater than one month as a result of Extenuating Circumstances the Company and CFH acknowledge that the Company’s primary focus is to ensure the continuity and quality of the performance of its obligations. Consequently, the Company must promptly:

(i)	advise CFH of the Extenuating Circumstances; and

(ii)	provide a suitable replacement or substitute during the period of unavailability, having regard to the status, skills, qualifications, expertise and experience of the person to be replaced,

provided that the Company will, to the extent practicable in the circumstances, use its best endeavours to comply with its obligations in clause 8.4(b).

(d)	Continuity of Key Personnel

The Company acknowledges the importance to CFH of maintaining continuity of Key Personnel and will take all reasonable steps to retain the services of the Key Personnel.

8.5	Engineer

(a)	The Company acknowledges that CFH intends that at least one of its representatives on the PCG (who may also be, but is not obliged to be, CFH’s Relationship Manager) will be the Engineer.

(b)	The Engineer will work with the Company’s Relationship Manager and the engineers to contract under the Subcontracts as the first points of contact for communications relating to the provision of the Design and Build and the O&M Services.

(c)	Without prejudice to any other rights of CFH under the Agreement or at Law, the Engineer may at any time and from time to time conduct a review, in his or her role as an engineer, to (a Review):

(i)	verify the Company’s compliance with and/or ability to perform any of its obligations under this Agreement;

(ii)	verify the accuracy of any reports or other information provided, or to be provided, by the Company (at any stage of its development); and/or

(iii)	assess the Company’s conduct of Company Testing as part of acceptance testing, including, if the Engineer wishes, at the same time as such testing is being completed by the Company.

(d)	The Company will promptly provide:

(i)	access and assistance to the Engineer in respect of a Review, including reasonable access to the Company, its Personnel, facilities, systems, records and resources used in the provision of the Design and Build and the O&M Services; and

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(ii)	any explanations, information and documentation that the Engineer may reasonably require in relation to any Review.

(e)	The Engineer may, for the purpose of a Review, inspect, measure and record any element of the Design and Build and/or the O&M Services, including shooting of still or video footage of the physical works for the Design and Build.

(f)	CFH intends that the Engineer will be involved in the User Acceptance Testing process as part of acceptance testing and will be authorised to exercise CFH’s rights regarding such testing, including regarding the consideration of engineer to contract certificates provided under Subcontracts.

(g)	The outcome of a Review may be used by CFH as the basis for requesting a Remedial Plan in accordance with clause 17.

(h)	The Company may request that CFH provide a copy of any written report prepared following a Review. CFH may provide a copy of the full report, a redacted copy or summary of the report, or withhold the report, in its sole discretion.

(i)	The Company will procure that any Subcontracts contain provisions granting CFH and the Engineer the same rights, in respect of the Subcontractor, that CFH and the Engineer have under this clause.

(j)	Each party will be responsible for its own costs in relation to any Review, unless the Review reveals a Material Breach by the Company, in which case the Company will reimburse CFH for its reasonable costs of the Review (including the costs of the Engineer).

(k)	Nothing in this clause obliges CFH to appoint, and have, an Engineer. CFH may change the identity of the Engineer at any time in its discretion and will immediately provide the Company with written notice of any such change.

8.6	Reporting and records

(a)	Reporting

The Company must issue written reports as to its performance of each of the Design and Build and the O&M Services:

(i)	when those reports are required to be provided to CFH; and

(ii)	incorporating such information that is to be contained in those reports,

pursuant to the terms of Schedule 7 (Project Governance).

(b)	Records

The Company must, at all times during the Term, maintain true, up to date, accurate and complete records of all of the Company’s invoices, reports, operating processes and procedures and other records created or developed for the Network (including OSS/BSS), Design and Build and the O&M Services, in accordance with Best Industry Practice and all Laws, and must ensure that each of its Subcontractors does the same.

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(c)	Reconciliation

The records maintained by the Company under clause 8.6(b) must provide sufficient detail to enable CFH to reconcile those records with:

(i)	the contents of the reports the Company issues to CFH under clause 8.6(a); and

(ii)	the Call Notices issued under the Subscription Agreement.

(d)	Access to records and information

CFH will have access to all of the records and other information required to be maintained under clause 8.6(b) and such records and information are to be provided to CFH on not less than five business days’ notice (or on not less than 10 business days’ notice where those records are archived) and CFH may take copies of such records and information. All records and other information required to be maintained under clause 8.6(b) are to be held in electronic form and hard copy form.

(e)	Security of records

All records must be stored and archived in accordance with Best Industry Practice and in a manner which reasonably ensures their continued safety from destruction or loss and their confidentiality. Where records are kept in electronic form, they must be backed-up and copied in accordance with Best Industry Practice for the retention and safety of records of such a nature.

8.7	Review and audit

(a)	Right to audit

(i)	CFH may, subject to the remainder of this clause 8.7(a):

(A)	carry out an audit in accordance with the terms of clause 8.7(b); or

(B)	request the Company to carry out a Self Audit in accordance with the terms of clause 8.7(c),

for the purpose of:

(C)	reviewing the Company’s compliance with, and/or ability to perform, any of its obligations under, or in connection with, this Agreement; or

(D)	confirming the accuracy of any Notice of Completion issued under Schedule 3 (Design and Build).

(ii)	Before any audit is conducted or Self Audit is requested, CFH will consult with the PCG regarding such audit or Self Audit.

(iii)	CFH will not conduct an audit, or request that the Company conduct a Self Audit, more than twice (in aggregate) in a calendar year, unless:

(A)	CFH believes on reasonable grounds that the Company is in Material Breach; or

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(B)	CFH is required to do so in order to comply with applicable Crown audit requirements imposed by Law.

(iv)	CFH will provide a copy of any written audit report to the Company on request.

(b)	Audit requirements

If CFH conducts an audit under clause 8.7(a):

(i)	it will be conducted during business days and following five business days’ notice to the Company;

(ii)	it will be undertaken by an independent expert (which may be Audit New Zealand), with such expert to be under a duty of confidentiality to the Company;

(iii)	CFH will comply with the Company’s reasonable security requirements;

(iv)	CFH will use its reasonable endeavours to minimise any disruption to the Company’s business during the course of the audit;

(v)	the Company must co-operate in a timely manner in respect of any audit;

(vi)	the Company must promptly provide:

(A)	reasonable access and assistance to CFH and the independent expert in respect of any audit (including access to the Company, its Personnel, facilities, systems, records and resources used in the provision of the Design and Build and the O&M Services); and

(B)	any explanations, information and documentation that CFH or the independent expert may reasonably require in relation to the audit; and

(vii)	the Company will procure that any agreements with its Subcontractors contain provisions granting CFH the same rights, in respect of the Subcontractor, that it has under this clause.

(c)	Self audit

CFH may, by notice in writing, request the Company to undertake an internal self-audit for the purposes set out in clauses 8.7(a)(i) (Self-Audit). The Self-Audit will be carried out by the Company’s Personnel or its external auditor within 30 days of receiving such notice from CFH. The Company will, following such Self-Audit, provide a written report to CFH detailing the findings of such Self-Audit. The Company will resolve any such findings which are adverse to the proper performance of the Design and Build or the O&M Services as soon as practicable at its cost.

(d)	Cost of audit

Each party will be responsible for its own costs in relation to any audit undertaken in accordance with this clause 8.7, unless the audit reveals a Material Breach by the Company of this Agreement, in which case the Company will reimburse CFH for its costs in carrying out any audit.

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8.8	Quality assurance

(a)	The purpose of the Company’s quality assurance programme is to ensure the Design and Build, the O&M Services and the Network are managed and delivered in a way which enables the Company to meet its obligations under this Agreement.

(b)	The Company is to undertake quality assurance reviews. These quality assurance reviews will be undertaken by a senior person from the Company’s organisation with extensive experience in conducting quality assurance assignments and who is not part of the Company’s team for the Design and Build and the O&M Services nor a person to whom the Company’s Relationship Manager reports.

(c)	The objectives of such quality assurance reviews are to provide:

(i)	a consistent, structured process for measuring and improving the quality of the Design and Build, the O&M Services and the Network;

(ii)	a means of minimising rework and achieving consistency in service, and the Network, delivery;

(iii)	assistance to the project teams in ensuring that the Company’s standards, procedures and methodologies for the management of services similar to the Services are properly deployed and implemented in the management of the Services;

(iv)	a review of activities to check compliance with applicable standards, procedures and methodologies together with assistance in resolving any identified non-compliance; and

(v)	a review of engineering practices involved in the Design and Build, to confirm that they are suitable for a long-term asset.

9.	Responsibilities

9.1	Mutual requirements

Each party will proactively and fully co-operate with the other party in good faith with respect to all matters that relate to this Agreement.

9.2	General Company responsibilities

The Company will, without limiting any other provision under this Agreement:

(a)	implement and maintain such engineering practices, project and service management practices and processes, in accordance with Best Industry Practice, to provide the Network (including deploying the New Infrastructure and integrating the Existing Infrastructure), the Design and Build and the O&M Services in accordance with this Agreement;

(b)	proactively identify, assess and monitor operational, technical, commercial and other risks in relation to the Network and take action to minimise those risks to a level that is reasonable in the circumstances (including by the preparation of contingency plans);

(c)	use commercially reasonable endeavours to minimise any disruption to the public, meet Best Industry Practice health and safety standards and respond promptly to, and appropriately deal with, any complaints received from or actions taken by any governmental body or authority or the public in relation to the Design and Build or the O&M Services; and

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(d)	as soon as is practicable, notify CFH of any material problems or issues that arise in relation to the performance of its obligations under this Agreement, including any problems or issues that will or are likely to materially affect the provision or quality of the Network, the Design and Build or the O&M Services, or the ability of the Company to perform its obligations under this Agreement.

9.3	* * *

* * *

9.4	Co-operation with third party suppliers

The Company will, in accordance with Best Industry Practice, cooperate in good faith and in a timely manner with third party suppliers who have been nominated in writing by CFH to the Company. This will include the Company working with such third party suppliers, as it considers to be commercially reasonable, to build a nationally consistent OSS/BSS layer between all fibre companies that are part of the UFB Initiative. For the avoidance of doubt, the Company will make its own decisions, and be solely responsible for its acts and omissions, in relation to any engagement (contractual or otherwise) it may have with third party suppliers.

9.5	Business continuity

The Company will implement and maintain at all times adequate business continuity (including disaster recovery) arrangements in respect of its own business, in accordance with Best Industry Practice.

9.6	Regulatory compliance

The Company will:

(a)	keep CFH informed of all regulatory and/or legal changes or requirements impacting the Company that will or are likely to impact upon the Network and/or the performance of its obligations under this Agreement, including changes to any district or regional plans, district council bylaws, district council codes of practice and development manuals for roading and New Zealand Transport Agency guidelines and standards; and

(b)	without limiting any of its other obligations under this Agreement, ensure that it:

(i)	complies with all Laws in performing its obligations under this Agreement, including all applicable district or regional plans, district council bylaws, district council codes of practice and development manuals for roading, New Zealand Transport Agency guidelines and standards, electrical safety standards and optical safety standards; and

(ii)	obtains, maintains and complies with any governmental, legal, regulatory or other approvals, permissions, consents (including resource consents), licences, and requirements necessary to:

(A)	provide the Design and Build and the O&M Services in accordance with this Agreement; and

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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(B)	enable the Company to provide the Design and Build and the O&M Services,

and, for the avoidance of doubt, any failure by the Company to obtain such approvals, permissions, consents, licence or requirements is not a Force Majeure Event or Third Party Event.

9.7	Change in Law

The Company will not be relieved of its obligations to perform the Design and Build and the O&M Services in accordance with the terms of this Agreement nor be entitled to any additional consideration under this Agreement or any Transaction Document as the result of a Change in Law. For the avoidance of doubt, this clause is subject to clause 11.3.

9.8	CFH responsibilities

In addition to its other obligations under this Agreement, CFH will:

(a)	give the Company reasonable access to CFH’s Personnel to liaise with the Company’s Personnel in relation to this Agreement; and

(b)	while its Personnel are on the Company’s premises, use all reasonable efforts to ensure that such Personnel observe any reasonable health, safety, security and other procedures which the Company has previously advised CFH of in writing.

10.	Changes

10.1	Change Procedure

Any proposed change to the scope of the Design and Build or the O&M Services (each a Change) will be governed by the Change Procedure.

10.2	Other changes

(a)	Any change to this Agreement that is not a Change is to be made in accordance with clause 22.9 or any specific provisions for other changes set out in this Agreement (including as set out in clause 10.2(b)).

(b)	Any proposed change to the Service Levels or the Network (including any Network upgrade) will be governed by the business planning process set out in Schedule 7 (Project Governance).

10.3	No further funding for changes

For the avoidance of doubt, no Change (or any other type of change, including variations under the subcontracts to which the Company is party (including for the provision of civil works)) will be passed through to CFH for payment and any Change (or other type of change) will be at the Company’s sole cost.

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11.	Reliance

11.1	Reliance

Other than the mutual promises contained in this Agreement, and in reliance on CFH’s obligations under the Transaction Documents, the Company is not entitled to any consideration for the Company’s performance of its obligations under this Agreement, including the Company’s obligations for deployment of the New Infrastructure, integration of the Existing Infrastructure with the New Infrastructure, provision of the O&M Services and meeting the Service Levels for the Network in the entire Coverage Area, regardless of the actual costs to the Company in performing its obligations under this Agreement.

11.2	Obligation to perform continues

For the avoidance of doubt, except to the extent expressly provided for in this Agreement, if:

(a)	in accordance with the terms of the Subscription Agreement, CFH does not subscribe for CFH Securities due to the non-satisfaction of one, or more, of the conditions precedent under clause 4 of the Subscription Agreement; or

(b)	the Company defaults under any of its obligations under this Agreement, whether represented by a failure to meet Performance Milestones, Service Level Defaults, Material Breach or requirement to prepare a Remedial Plan, such occurrence will not limit or reduce the Company’s obligations to provide the Design and Build and the O&M Services, in accordance with this Agreement. Notwithstanding the operation of the Subscription Agreement, the Company is responsible for all funding of the Design and Build and the O&M Services.

11.3	Relief for Regulatory Change

(a)	If a Specific Regulatory Change occurs, CFH will grant the Company relief in accordance with this clause 11.3 for:

(i)	the actual cost to the Company; and/or

(ii)	the actual loss of value to the Company of the benefits of this Agreement,

as a result of, or arising from, the Specific Regulatory Change, for the period from the date that the Specific Regulatory Change takes effect until 31 December 2019 (Value of the Specific Regulatory Change), provided that:

(iii)	CFH’s obligation to grant relief to the Company is:

(A)	subject to the remainder of this clause 11.3; and

(B)	limited by the maximum value of the concessions and/or relief required to be granted to the Company by CFH, determined in accordance with clause 11.3(f) (Relief Cap);

(iv)	CFH will not in any circumstance be required to pay cash amounts to the Company, subject to clauses 11.3(d) and 11.3(e) and unless it otherwise elects to do so pursuant to clause 11.3(b)(ii)(B) or 11.3(d); and

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(v)	CFH will not grant relief to the Company if the Specific Regulatory Change is due to a Relevant Breach by the Company. Clause 18 (Dispute Resolution) will not apply to the resolution of any dispute as to whether a breach as defined in clause (b) or (c) of the definition of Relevant Breach has occurred, but that any such dispute shall be subject to the jurisdiction of the Courts of New Zealand, or as the parties may otherwise agree in writing. CFH undertakes that it will not contest or oppose, or support any person contesting or opposing, the jurisdiction of the Courts of New Zealand over such a dispute.

(b)	CFH’s obligation under clause 11.3(a) to grant relief to the Company will be satisfied by and will, subject to clause 11.3(d), be limited to:

(i)	relieving or deferring any of the Company’s payment and redemption obligations under the terms and conditions of the “CFH Debt Securities”, “CFH Equity Securities” and “CFH Warrants”, each as defined in the Subscription Agreement;

(ii)	if, and only to the extent that, the relief granted under clause 11.3(b)(i) does not sufficiently equate to the Value of the Specific Regulatory Change, then:

(A)	reducing the rate at which the Company is required to Pass Premises under Schedule 3 (Design and Build), but without extending the period in which the Company is required to fulfil its obligation under clause 6.1(d) beyond 31 December 2019 (or such other date as may apply for completion by the Company of Design and Build in accordance with this Agreement); and/or

(B)	* * *

(iii)	if, and only to the extent that:

(A)	the relief granted under clause 11.3(b)(i) and then clause 11.3(b)(ii) does not sufficiently equate to the Value of the Specific Regulatory Change; and

(B)	the Value of the Specific Regulatory Change, together with the value of all other concessions and/or relief granted to the Company by CFH during the Term under clause 11.3(a), does not exceed the Relief Cap, then the Company may terminate this Agreement under clause 20.7, subject to clause 11.3(c).

(c)	If, pursuant to clause 11.3(b)(iii), the Company considers that it is entitled to terminate this Agreement:

(i)	it will give notice to CFH setting out the reason(s) why it considers that the relief granted under clauses 11.3(b)(i) and 11.3(b)(ii) is not sufficient to equate to the Value of the Specific Regulatory Change (Company Notice);

(ii)	CFH may, by giving notice to the Company within 10 business days’ following the Company Notice, raise a dispute that the Company is not entitled to terminate this Agreement upon the grounds that:

(A)	the relief granted under clauses 11.3(b)(i) and 11.3(b)(ii) is sufficient to equate to the Value of the Specific Regulatory Change; or

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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(B)	the Value of the Specified Change, together with the value of all other concessions and/or relief granted to the Company by CFH during the Term under clause 11.3(a), exceeds the Relief Cap, and such dispute will be subject to expert determination under clause 18.4; and

(iii)	the Company may not terminate this Agreement under clause 20.7 until the earlier of:

(A)	if CFH does not give notice of such a dispute within 10 business days of the Company Notice, the expiry of that 10 business day period; or

(B)	if CFH gives notice of such a dispute within 10 business days after the Company Notice, the earlier of the date of resolution of that dispute in favour of the Company in accordance with the expert determination; process and the date of expiry of the period of 60 business days after CFH’s notice of the dispute; and

(d)	* * *

(e)	In any event, the limitation that CFH will not be required pay cash amounts to the Company will not extend to:

(i)	any relief from the Company’s payment and redemption obligations under the Subscription Agreement; or

(ii)	any payments made by CFH to the Company out of any Liquidated Damages or Service Default Payments previously paid by the Company to CFH (or any payments of a similar nature paid to CFH by any other person).

(f)	The maximum value of the concessions and/or relief required to be granted to the Company by CFH under clause 11.3(a) (in respect of any and all Specific Regulatory Changes that take effect prior to 31 December 2019) must not in any circumstance exceed the aggregate amount of NZ$350,000,000.

(g)	Subject to clause 11.3(a)(v):

(i)	calculation of the Value of the Specific Regulatory Change under clause 11.3(a); and

(ii)	the amount or value of relief to be granted by CFH to the Company, including whether it sufficiently equates to the Value of the Specific Regulatory Change or the amount of the Cash Amount, under clauses 11.3(b) and 11.3(d), respectively,

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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will be agreed in writing in good faith by the parties at any time (and from time to time, but in any case no more than once in any 12 month period) that the Company considers that it is entitled to relief following the occurrence of a Specific Regulatory Change, supported by annual audited financial information provided by the Company, and clause 11.3(b) applies, but if the parties cannot agree within 20 business days, each disputed matter will be, upon written notice being given by one party to the other, subject to expert determination under clause 18.4. For the avoidance of doubt, such agreement in writing and/or determination will represent a written amendment to this Agreement for the purpose of clause 22.9.

(h)	In calculating the Value of the Specific Regulatory Change, the actual costs and/or actual loss of value will be quantified on actual revenue losses that has not been received, and actual increased costs that have been incurred, by the Company as a result of the Specific Regulatory Change, supported by the Company’s annual audited financial information. To avoid doubt, “actual revenue losses that has not been received” means revenue foregone.

(i)	The Company acknowledges that the Company’s rights under this clause 11.3 comprise the Company’s sole and exclusive remedy against CFH and/or the Crown as a consequence of any Specific Regulatory Change.

(j)	Termination or expiry of this Agreement will not affect the Company’s rights to be granted relief under this clause 11.3 for any period prior to termination or expiry of this Agreement.

11.4	Relief for Extraordinary Costs

(a)	Subject to clauses 11.4(b) and (c), if the Company is subject to Extraordinary Costs, CFH will grant the Company relief in accordance with this clause 11.4 for those Extraordinary Costs.

(b)	Relief will be granted by CFH to the Company by making concessions to, or granting relief from, the terms of any contract between CFH and the Company, which may include deferring or otherwise amending the Company’s obligations in respect of Design and Build, the O&M Services or other obligations under this Agreement, or relieving or deferring any of the Company’s payment and redemption obligations under the Subscription Agreement. For the avoidance of doubt:

(i)	CFH’s obligation under clause 11.4(a) will, in no circumstance, require CFH to pay cash amounts to the Company and the Company acknowledges that CFH’s obligation to grant relief to the Company under clause 11.4(a) is accordingly limited to CFH providing contractual concessions or otherwise granting relief to the Company under this Agreement and/or the Subscription Agreement; and

(ii)	in any event, the limitation that CFH will not be required to pay cash amounts to the Company will not extend to:

(A)	any relief from the Company’s payment and redemption obligations under the Subscription Agreement; or

(B)	any payments made by CFH to the Company out of any Liquidated Damages or Service Default Payments previously paid by the Company to CFH (or any payments of a similar nature paid to CFH by any other person).

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(c)	Subject to clause 11.4(b):

(i)	the amount of concessions and/or relief to be granted, and the form it will take, will be agreed in good faith by the parties if the Company is subject to Extraordinary Costs; but

(ii)	if the parties cannot agree within 30 business days of the Company notifying CFH that it is subject to Extraordinary Costs for which relief is sought under this clause 11.4, the amount of concessions and/or relief to be granted, and the form it will take will be, upon written notice being given one party to the other, subject to expert determination under clause 18.4.

(d)	If relief has been granted under this clause 11.4 in any year, the parties will, if required by either party by notice given to the other party by 31 January in any subsequent year of the Term (adopting the procedure set out in clause 11.4(c)):

(i)	re-determine the amount of Extraordinary Costs that had been determined in the most recent grant of relief in respect of any then future period of the Term (Completed Relief); and

(ii)	determine the amount of any Extraordinary Costs (if any) that have not been the subject of any prior grant of relief under this clause 11.4 (Expected Relief).

(e)	As part of the assessment under clause 11.4(d), if:

(i)	the sum of any Expected Relief less any Completed Relief is positive, then relief will be granted by CFH to the Company for that sum; and

(ii)	the sum of any Expected Relief less any Completed Relief is negative, then the amount of concessions and/or relief previously granted by CFH to the Company to that date will be accelerated, abated or otherwise amended so as to reduce the amount of relief granted by a corresponding amount.

(f)	The Company will provide CFH with the Baseline Direct Costs within three months of the Commencement Date and must consult with CFH prior to finalising them.

In this clause 11.4:

Baseline Direct Costs means the Company’s anticipated direct costs for deployment of the New Infrastructure, performance of the Design and Build and completion of Connections to meet the Service Levels, as set out in the Network Deployment Cost Model;

Extraordinary Costs means the aggregate of the:

(a)	the amount of Excess Direct Costs incurred by the Company during an Excess CPI Period; and

(b)	the net present value of the amount of Excess Direct Costs that is reasonably anticipated to be incurred by the Company for the balance of the Term;

Excess CPI Period means, if:

(a)	in any three year period (i.e. any consecutive 12 quarters), the cumulative increase over that three year period in the Consumer Price Index (All Groups) (CPI) exceeds 18% from the commencement of the three year period; and

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(b)	the cumulative increase in the CPI since the Commencement Date exceeds 2.5% per annum (compounding),

then the period comprising:

(c)	the period from the Commencement Date, or if any relief has been granted under this clause 11.4, the latest date in respect of which relief has previously been granted; plus

(d)	any future period during the Term in which the cumulative increase in CPI since the Commencement Date is assessed as reasonably likely to have continued to exceed 2.5% per annum (compounding) since the Commencement Date;

Excess Direct Costs means the sum of:

(a)	the increase in Baseline Direct Costs over the relevant Excess CPI Period, applying the actual increase in CPI for any past period comprised in the Excess CPI Period, and the reasonably anticipated increase in CPI for any future period comprised in the Excess CPI Period; less

(b)	the increase in Baseline Direct Costs of the Company during the Excess CPI Period, applying an assumed increase in CPI for that period at the rate of 2.5% per annum (compounding); and

Network Deployment Cost Model means a cost model of the Company that, to the best of the Company’s knowledge, accurately identifies the Baseline Direct Costs and is completed in accordance with clause 11.4(f).

12.	Warranties

12.1	General warranties

Each party represents, warrants and undertakes that:

(a)	it has full power, capacity and authority to execute, deliver, and perform its obligations under this Agreement;

(b)	it has, and will continue to have, all the necessary consents, permissions, licences and rights to enter into and perform its obligations under this Agreement; and

(c)	once executed this Agreement constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms.

12.2	Company warranties

The Company represents, warrants and undertakes that:

(a)	the Network will have no Faults as at Acceptance;

(b)	the Network will, on and following Acceptance, meet all of the Requirements and comply and conform with the Architecture (as the Network, or such Requirements and Architecture may be varied or changed in accordance with, or permitted changes made within and in accordance with, the express terms of this Agreement);

(c)	the Network will be able to deliver and provide the operational services, including the Services, Layer 1 Services and Layer 2 Services, following Acceptance;

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(d)	the New Infrastructure and the Equipment will each be fit for their intended purposes;

(e)	the Design and Build and the O&M Services will at all times be performed with due care, skill, promptness and diligence and executed in a workmanlike manner, in accordance with Best Industry Practice;

(f)	there are no existing agreements, undertakings or arrangements, the terms of which prevent it from entering into this Agreement, or which would impede the performance of its obligations under this Agreement, or that it would breach by entering into this Agreement;

(g)	it has not violated any Laws regarding the offering of unlawful inducements in connection with the entering into or negotiation of this Agreement;

(h)	in responding to the ITP and establishing the charges and costs proposed, such decisions and prices were arrived at independently and without collusion;

(i)	it will not, during the course of this Agreement, engage in any activity likely to compromise its ability to perform its obligations; and

(j)	it is not, as at the Commencement Date, a party to any litigation, proceedings or disputes which will adversely affect its ability to perform its obligations under this Agreement.

12.3	Continuous application

To the extent applicable, the warranties, representations and undertakings set out in clause 12.2 will be deemed to be given continuously throughout the Term by the Company.

12.4	Notification

The Company will promptly notify CFH of any known non-compliance with the warranties in this clause 12.

12.5	Other warranties excluded

All representations or warranties (statutory, express or implied) which are not expressly referred to in this Agreement are excluded to the fullest extent permitted by Law.

13.	Confidentiality

13.1	Protection of Confidential Information

(a)	Non-disclosure

Subject to clause 13.1(b) and clause 13.2, each party will treat as confidential and not disclose to any third party nor use for its own benefit (other than for the purposes of this Agreement), any Confidential Information that is the Confidential Information of any other party. CFH will implement such procedures as are reasonably necessary to manage conflicts of interest arising between the interests of the Company in non- disclosure of Confidential Information under this clause 13.1 and the interests of CFH in relation to its position as owner of, or investor in, any local fibre company, or regarding any other person or body.

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(b)	General exceptions

Clause 13.1(a) does not preclude a party disclosing Confidential Information:

(i)	if that information was known, or becomes known, to the public through no act or default of the recipient;

(ii)	subject to clause 13.3, that the recipient is required by Law or the listing rules by any applicable stock exchange to disclose so long as the recipient provides written notice of the required disclosure promptly upon receipt of notice of the required disclosure;

(iii)	on a confidential basis to any Government Authority (including a Government Authority outside New Zealand) for the purpose of obtaining any ruling, approval or consent in relation to Structural Separation;

(iv)	that was lawfully known to the recipient prior to the date it was received;

(v)	that becomes available to the recipient from a source other than a party to this Agreement provided that the recipient has no reason to believe such source is itself bound by an obligation of confidence to the person that disclosed that information or is otherwise prohibited under Law from disclosing such information;

(vi)	that has been or is independently developed by the recipient;

(vii)	to any Professional Adviser for the purposes of rendering professional services to a party and in relation to this Agreement;

(viii)	to the extent that such disclosure is authorised by this Agreement; or

(ix)	if such disclosure is approved for release with the prior written consent of the party from whom the Confidential Information is first received.

13.2	Limited disclosure

(a)	Company

Subject to clause 13.2(c), the Company may disclose the Confidential Information of CFH to its Subcontractors, Personnel and Professional Advisers who need to know the same for the sole purpose of enabling the Company to perform its obligations and exercise its rights under this Agreement. The Company will ensure that its Personnel, Professional Advisers and Subcontractors are aware of and comply with the terms of this clause 13.

(b)	CFH

Subject to clause 13.2(c), CFH may disclose Confidential Information of the Company to its service providers, Personnel and Professional Advisers who need to know the same, in connection with the procurement, operation, administration and management of the Network, the Design and Build, the O&M Services and/or this Agreement, and CFH will ensure that its service providers, Personnel and Professional Advisers are aware of and comply with the terms of this clause 13.

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(c)	Disclosure to Subcontractors and service providers

Neither party will disclose the other party’s Confidential Information to any Subcontractor or service provider (including any potential service provider), unless the relevant person has given a written confidentiality undertaking to the other party to this Agreement and for the benefit of the other party in terms substantially similar to those set out in this clause 13 (the form of such undertaking to be first approved by the other party to this Agreement). All such undertakings from third parties will be provided to the other party on request.

13.3	Official Information Act

If CFH receives a request pursuant to the Official Information Act 1982 that requests any Confidential Information of the Company, CFH will consult with the Company with regard to the request prior to disclosure of any Confidential Information. The Company acknowledges that the Official Information Act 1982 provides for responses to be made to requests for information within stipulated time frames. CFH and the Company will use their reasonable endeavours to comply with those time frames and communicate and respond, each with the other, having regard to those time constraints.

14.	Indemnities

14.1	Indemnity by the Company

The Company will, subject to clause 15, fully indemnify CFH (and its Personnel and directors) and the Crown (the Indemnified Parties) against all claims, proceedings, actions, liabilities, damages, costs, expenses and losses (including legal costs incurred on a solicitor and own client basis) suffered or incurred by an Indemnified Party as a result of:

(a)	any breach of this Agreement, or any negligence, of the Company or its Personnel or Subcontractors;

(b)	any personal injury, death or loss of or damage to tangible property to the extent caused by the Company or its Personnel or Subcontractors;

(c)	any claim, investigation, prosecution, fine or penalty relating to any health and safety matter, arising from the performance by the Company, its Personnel or Subcontractors of the Design and Build and/or the O&M Services;

(d)	any claim, investigation, prosecution, fine or penalty relating to any breach or alleged breach of any Law by the Company, its Personnel or its Subcontractors;

(e)	any unlawful or malicious act or omission of the Company or its Personnel or Subcontractors; or

(f)	any claim that the use of any intellectual property used to provide the Network, Design and Build or the O&M Services infringes any third party’s Intellectual Property Rights.

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15.	Liability

15.1	Maximum liability of CFH

Subject to clause 15.5, the maximum aggregate liability of CFH to the Company under or in connection with this Agreement will be, in respect of all claims, proceedings, actions, liabilities, damages, costs, expenses or losses, $350,000,000. For the avoidance of doubt, this amount excludes any subscription amounts that have been paid, or that are or may become payable, by CFH to the Company under the Subscription Agreement.

15.2	Maximum liability of the Company

Subject to clause 15.5, the maximum aggregate liability (excluding Liquidated Damages, Service Default Payments and Material Breach Liquidated Damages) of the Company to CFH under or in connection with this Agreement will be, in respect of all claims, proceedings, actions, liabilities, damages, costs, expenses or losses, $350,000,000. For the avoidance of doubt, this amount excludes any repayment amounts under the Subscription Agreement.

15.3	Indirect loss or damage

Subject to, and without limiting the effect of, clauses 15.4 and 15.5, neither party will under any circumstances be liable in relation to this Agreement for any indirect loss or damage or any loss of profits, revenue or business arising out of or in connection with the performance or non-performance of this Agreement.

15.4	Direct loss or damage

(a)	CFH and the Crown have placed their confidence in the Company to perform the Company’s obligations, undertakings and commitments under this Agreement despite the Company’s own interest in competition with the Network from its copper network assets.

(b)	CFH may bring a claim for direct loss or damage suffered under or in relation to this Agreement (and such loss or damage will include that suffered by both CFH and/or the Crown where the Crown’s loss or damage is not the subject of a separate claim by the Crown and to the extent that the loss suffered by the Crown is separate and additional to the loss or damage suffered by CFH). The following (non-exhaustive) categories will be considered direct loss or damage that CFH (and the Crown) is not prevented from recovering by virtue of clause 15.3 or any other provision of this Agreement:

(i)	Liquidated Damages, Service Default Payments and Material Breach Liquidated Damages; and

(ii)	if this Agreement is terminated (in whole or in part) due to any act or omission of the Company, the additional funding (and costs related to such funding) provided by CFH (and/or the Crown) to another party for the procurement of the equivalent to the Design and Build for the New Infrastructure and the O&M Services yet to be completed or supplied.

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15.5	Exclusions

The limitations and exclusions of liability described in clauses 15.1 to 15.3 will not apply to or limit the liability of:

(a)	the Company under clauses 14.1(b) to (f); and

(b)	either party for:

(i)	any fraudulent, malicious or criminal act or omission; and

(ii)	breach of confidentiality under clauses 13.1 or 13.2.

15.6	Source of liability

The limitations and exclusions of liability in this clause 15 will apply however liability arises, whether in contract (including indemnities), equity, tort (including negligence), breach of statutory duty or otherwise.

15.7	Mitigation

Each party will take reasonable steps to mitigate any claim or loss sustained or incurred as a result of any breach or default of the other party under or in connection with this Agreement (whether claimable under an indemnity or otherwise).

15.8	Specific performance

The Company acknowledges that, in the event of any breach or threatened breach of this Agreement by it, damages may well not be an adequate remedy and CFH may (also taking into account the interests of the Crown) seek specific performance of the terms of this Agreement or injunctive relief or any other similar remedy, in addition to any other rights, powers or remedies provided under this Agreement or by Law (including equity).

15.9	Privity

The parties acknowledge and agree that the provisions of this Agreement (including, for the avoidance of doubt, clauses 14 and 15, are also for the benefit of, and enforceable by, the Crown under the Contracts (Privity) Act 1982 (subject at all times to the limitations and exclusions of liability in this clause 15), provided that, while the Crown may bring a claim for loss under this Agreement where separate and additional to any loss the subject of a claim by CFH (and any such loss of the Crown (if not separately the subject of a claim by the Crown) may be included in a claim by CFH under this Agreement to the extent it constitutes loss separate and additional to the loss of CFH), CFH remains the party responsible as principal for the exercise of rights other than the right to bring a claim for loss under this Agreement.

16.	Insurance

16.1	Adequate insurance

The Company will, in accordance with what would ordinarily and reasonably be expected by an experienced person undertaking the type of work contemplated by this Agreement, at its own expense, ensure that it maintains insurances in respect of its potential liability for loss or damage under this Agreement.

16.2	Proof of insurance

The Company will, at CFH’s request, promptly provide satisfactory evidence that the Company has complied with the obligations in clause 16.1.

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17.	Performance Issue and Remedial Plan

17.1	Performance issue

If at any time a Performance Issue arises, the Company will immediately take all reasonable steps to minimise or mitigate the Performance Issue, prior to the provision of a Remedial Plan.

17.2	Request for Remedial Plan

Without limiting any right or remedy available to CFH:

(a)	if at any time:

(i)	CFH reasonably considers that the Company has breached any of its obligations under this Agreement; or

(ii)	the Company has given CFH notice of a breach or likely breach of any of its obligations under this Agreement,

each a Performance Issue (including, in each case, any series of related breaches); and

(b)	that Performance Issue is neither a minor breach nor a Delay (defined in clause 6.2(b)),

it may by notice (Performance Notice) to the Company setting out its grounds require the Company to prepare a plan to remedy the Performance Issue (Remedial Plan) in accordance with clause 17.3.

17.3	Preparation of Remedial Plan

As soon as possible after receipt of a Performance Notice (and in any event within 10 business days) the Company will, in consultation with the relevant CFH Personnel, prepare and provide to CFH a proposed Remedial Plan setting out:

(a)	full details of the Performance Issue (including its causes, expected duration and impact on its obligations under this Agreement);

(b)	a plan (including milestones) setting out the steps it will take to eliminate, and mitigate the effect of, the Performance Issue and prevent the Performance Issue from reoccurring, as applicable; and

(c)	success criteria to determine whether the Performance Issue has been rectified.

17.4	Modifications to Remedial Plan

(a)	The Company will promptly (and, in any event, within five business days of a request by CFH) make such amendments to the proposed Remedial Plan as CFH may reasonably require and deliver the Remedial Plan to CFH for review.

(b)	CFH will review the amended Remedial Plan and will, within a reasonable time (and in any event within five business days), either:

(i)	approve the Remedial Plan by written notice to the Company; or

(ii)	notify the Company of any further required amendments, to be made in accordance with clause 17.4(a).

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17.5	Implementation

Once CFH has approved the Remedial Plan in accordance with clause 17.4, the Company will implement the Remedial Plan in accordance with its terms and this Agreement.

17.6	Costs

The Company will bear all costs (including any reasonable costs incurred by CFH) associated with preparing and implementing the Remedial Plan in accordance with this clause 17.

17.7	Dispute

Any dispute as to the contents of the Remedial Plan will be resolved in accordance with clause 18 and will be subject to expert determination under that clause.

18.	Dispute Resolution

18.1	Dispute

Except where expressly subject to a dispute resolution procedure in this Agreement other than that set out in this clause 18, in the event of any dispute, difference or question arising out of or in connection with this Agreement or its formation (a dispute), each party must:

(a)	use its best efforts to resolve the dispute through good faith negotiations and informal dispute resolution techniques for 20 business days after the date on which the dispute arose;

(b)	if unresolved, escalate the dispute to the Chief Executive Officer of the Company and the Chief Executive Officer of CFH who will use their best efforts to resolve the dispute through good faith negotiations for a further 20 business days;

(c)	not commence any arbitration proceeding relating to the dispute unless it has complied with this clause 18.1 and clauses 18.2, 18.4 and, if applicable, 18.5; and

(d)	continue to perform its obligations under the Agreement as far as possible as if no dispute had arisen pending the final resolution of any dispute, whether by settlement, arbitration or expert determination.

18.2	Arbitration

If:

(a)	the dispute is not resolved under clause 18.1(b) within 20 business days from the date that the dispute was referred to the Chief Executive Officers of the Company and CFH;

(b)	this Agreement does not require that the dispute will be subject to expert determination; and

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(c)	the relevant parties have not otherwise agreed to refer the dispute to expert determination,

then:

(d)	either relevant party may give written notice to the other relevant party:

(i)	setting out the subject matter and details of the dispute and requiring that the dispute be referred to arbitration by a sole arbitrator; and

(ii)	stating the name of the person whom the party giving the notice nominates as an arbitrator;

(e)	if the relevant parties fail to agree on the identity of the arbitrator within 10 business days of the date of receipt of the notice referring the dispute to arbitration, the arbitrator will be chosen by the president or vice-president of the Arbitrators’ and Mediators’ Institute of New Zealand Inc (or his or her nominee);

(f)	the arbitration will be held in Auckland, New Zealand; and

(g)	the arbitrator will decide the dispute in accordance with New Zealand law and conduct the arbitration in accordance with the Arbitration Act 1996 and the Arbitration Protocols of the Arbitrators’ and Mediators’ Institute of New Zealand Inc.

18.3	Urgent relief

Nothing in this clause 18 will preclude either relevant party from taking immediate steps to seek urgent equitable relief before a New Zealand Court.

18.4	Expert determination

If the dispute is not resolved under clause 18.1 and this Agreement requires that the dispute will be subject to expert determination, either relevant party may, by written notice to the other relevant party, refer the dispute to expert determination under clause 18.5. The relevant parties may also agree in writing to refer any other dispute to expert determination under clause 18.5.

18.5	Process

If a dispute has been referred to expert determination under clause 18.4:

(a)	the expert will be appointed by agreement between the relevant parties or, failing agreement within 10 business days, by the president of the New Zealand Institute of Chartered Accountants (or his or her nominee) for financial disputes or the president of the Arbitrators’ and Mediators’ Institute of New Zealand Inc (or his or her nominee) for non-financial disputes who will be requested to appoint an expert who has the qualifications and experience necessary to determine the subject matter of the dispute (the Expert);

(b)	the Expert will act as an expert and not as an arbitrator, and referral of the dispute to the Expert will not be a submission to arbitration for the purposes of the Arbitration Act and the provisions of the Arbitration Act will not govern that referral;

(c)	within 10 business days of the Expert accepting the appointment, the relevant parties will send written submissions on the dispute to the Expert and to each other and, within five business days of receiving the other relevant party’s submission, will submit any written replies they wish to make to the Expert and to each other;

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(d)	if the dispute is of a technical nature then the Expert will take into account the nature of the New Zealand telecommunications industry;

(e)	the relevant parties will give the Expert all necessary assistance that the Expert reasonably requires to determine the dispute;

(f)	the Expert will, unless the relevant parties otherwise agree, be directed to deliver a written determination to the relevant parties within 10 business days of having received the relevant parties’ written submissions under clause 18.5(c);

(g)	the Expert will have the power to compel either relevant party to produce any information material to the dispute which that party has in its possession and which that party could be required to produce on discovery in a court proceeding to the Expert and to the other party;

(h)	the Expert’s decision will be final and binding and, to the extent it is lawful to do so, the relevant parties waive any right of appeal or review; and

(i)	the Expert’s fees will be shared equally by the parties.

19.	Material Breach Regimes

19.1	CFH may elect which regime to invoke

If a Material Breach occurs, CFH may, by notice in writing to the Company, elect to:

(a)	require the Company to pay Material Breach Liquidated Damages (MBLDs) in accordance with clauses 19.3 and 19.4 (a MBLDs Period); or

(b)	assume day-to-day management and control of the Company in accordance with clause 19.8 to 19.12 (Management Control).

19.2	Material Breach Liquidated Damages

(a)	The parties acknowledge that the MBLDs are a genuine pre estimate of loss having regard to, and have been calculated and negotiated by the parties to reflect, the particular circumstances and significance of the UFB Initiative and the Network build, by reason of the loss of value in, and reduced use of, the Network due to a Material Breach. (For the avoidance of doubt, “loss” refers to loss of both CFH and the Crown.)

(b)	The parties acknowledge that the MBLDs are for the occurrence of a Material Breach, but without prejudice to any other rights, powers or remedies provided under this Agreement (other than termination, which is subject to the regime set out in clause 20) or by Law (including recovery of greater actual damages that may be suffered).

(c)	The parties acknowledge that the MBLDs comprise elements of indirect loss and damage and loss of profits, revenue and business, and the Company accepts that such loss comprises part of the MBLDs.

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19.3	One regime at a time

(a)	Management Control and a MBLDs Period cannot occur at the same time.

(b)	However:

(i)	if a Material Breach has occurred and is continuing; and

(ii)	a MBLDs Period is occurring,

CFH may, by notice in writing to the Company, at any time prior to the MBLDs Period End Date, immediately end the MBLDs Period and immediately assume Management Control.

19.4	MBLDs Period

If CFH elects a MBLDs Period pursuant to clause 19.1(a) then:

(a)	The MBLDs Period will commence on the date CFH notifies to the Company in writing pursuant to clause 19.1(a) (the MBLDs Period Commencement Date).

(b)	The MBLDs Period will end on the earlier to occur of:

(i)	the date that no Material Breach is occurring and, accordingly, the MBLDs Period has ended;

(ii)	the date CFH notifies the Company in writing that it wishes to immediately end the MBLDs Period and immediately commence Management Control pursuant to clause 19.3(b);

(iii)	180 days after the MBLDs Period Commencement Date; and

(iv)	the date of termination of this Agreement under clause 20.1,

(the MBLDs Period End Date), and CFH may not after the MBLDs Period End Date require payment of further MBLDs in relation to the breach to which the MBLDs Period applied that are not accrued due and owing at the MBLDs Period End Date.

19.5	The Company to pay MBLDs to CFH and the Crown

(a)	From (and including) the MBLDs Period Commencement Date, until (but excluding) the MBLDs Period End Date, the Company is to pay the MBLDs.

(b)	Subject to clause 19.6, the Company will immediately pay on demand:

(i)	to CFH, the portion of MBLDs attributable to CFH’s loss (such portion to be notified in writing by CFH to the Company); and

(ii)	to the Crown (or to CFH on account to the Crown if the Crown so directs), the portion of MBLDs attributable to the Crown’s loss (such portion to be notified in writing by CFH to the Company).

(c)	Notwithstanding clause 19.7, if the MBLDs Period ends pursuant to clause 19.4(b)(i), any MBLDs accrued but unpaid will immediately be due and payable by the Company to CFH and the Crown.

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19.6	Subordination to Senior Financiers

CFH and the Company agree for the benefit of the Senior Financiers that the MBLDs are subordinated and subject in point of priority to the prior payment in full of the Senior Indebtedness.

19.7	MBLDs Period End Date

If the MBLDs Period End Date occurs pursuant to clause 19.4(b)(iii), and a Material Breach is still occurring, CFH will assume Management Control upon providing a notice in writing to the Company in accordance with clause 19.9(a).

19.8	Principal objective of Management Control

CFH’s objective, and its rights, in undertaking Management Control are limited to remedy of the Material Breach and matters that are necessary for that remedy (Management Control Objective).

19.9	Management Control period

(a)	Management Control will commence on the date CFH notifies the Company in writing pursuant to clauses 19.1(b), 19.3(b) or 19.7 (the Management Control Commencement Date), such notice setting out in reasonable detail:

(i)	the services comprising the Design and Build and O&M Services that are to be the subject of Management Control;

(ii)	the actions that CFH anticipates will be taken as part of Management Control, which must be consistent with the requirements of this clause 19 and no more than what CFH reasonably considers necessary to remedy the Material Breach; and

(iii)	the names of any persons whom CFH will appoint to undertake Management Control (Nominated Managers).

(b)	Subject to clauses 19.9(c) and (d), Management Control will end on the earlier to occur of:

(i)	the date that no Material Breach is occurring, or that CFH has otherwise decided to cease Management Control; or

(ii)	the date CFH notifies the Company in writing that it wishes to terminate this Agreement and/or the Subscription Agreement pursuant to clause 19.14,

(the Management Control End Date).

(c)	The Management Control End Date may occur:

(i)	no earlier than 90 days; and

(ii)	no later than 180 days,

after the Management Control Commencement Date.

(d)	The Management Control End Date may not occur under clause 19.9(b)(ii) until the Consultation Period End Date.

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19.10 CFH to undertake day-to-day management of the Company

(a)	From (and including) the Management Control Commencement Date to (but excluding) the Management Control End Date, CFH will assume complete day-to-day management and control of the resources (including the management of Subcontractors) and business activities of the Company that are necessary (in the reasonable opinion of CFH) to enable the Company to perform its obligations under the Transaction Documents.

(b)	Subject to clause 19.10(c), CFH is to exercise its rights under clause 19.10(a):

(i)	in a manner that is consistent with operating the Company on a going-concern basis; and

(ii)	in good faith and in accordance with reasonable standards of commercial practice.

(c)	CFH will not be authorised or entitled to, and will ensure that its Nominated Managers do not:

(i)	direct, manage or control activities outside the scope of the Management Control Objective;

(ii)	take or require any action that is likely to result in the Company breaching any obligation owed to any third party;

(iii)	take or require any action that is likely to result in damage to, or loss or destruction of, any property of the Company or any third party;

(iv)	take or require any action that is likely to result in the Company incurring a cost or expense that is materially disproportionate in the circumstances;

(v)	access any Confidential Information or any other information or resource not directly related to the Design and Build and/or O&M Services affected by the Material Breach;

(vi)	require the Company’s Personnel or Subcontractors to do anything contrary to the Company’s reasonable security and HSE policies;

(vii)	take or require any action that is likely to adversely affect the integrity, security or reliability of any part of the Company’s telecommunications network;

(viii)	alter the design of the New Infrastructure or any Design and Build and/or O&M Service in a manner that is inconsistent with the Company’s internally published architecture guidelines or technical polices and practices, except to the extent necessary to ensure the infrastructure complies with the Architecture and/or the Requirements;

(ix)	enter into any contract on the Company’s behalf, or require the Company to enter into any contract, except to the extent (and for the period) reasonably necessary to remedy the Material Breach; or

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(x)	cancel, terminate or vary any of the Company’s contracts on its behalf, or require the Company to do the same, except to the extent (and for the period) reasonably necessary to remedy the Material Breach after consultation with the Company.

(d)	The Company will also bear CFH’s reasonable costs (including internal costs and legal costs) in exercising such rights, except to the extent arising from a breach by CFH of its obligations under clauses 19.10(b) and (c).

19.11 CFH to consult with Senior Financiers

From the Management Control Commencement Date until the Management Control End Date, CFH is to:

(a)	keep the Senior Financiers informed at all times of such matters as are reasonably required by the Senior Financiers;

(b)	consult with the Senior Financiers on actions proposed to be taken by CFH under the Transaction Documents to remedy the Material Breach; and

(c)	if applicable, and at the appropriate time (to be determined by CFH, acting reasonably), consult with the Senior Financiers to agree on a timetable for the occurrence of a Management Control End Date.

19.12 Material Breach remedied

If CFH has assumed Management Control and a Material Breach is no longer occurring, CFH is to step-out of Management Control as soon as practicable in accordance with a plan agreed between CFH and the Senior Financiers pursuant to clause 19.11(c).

19.13 Consultation Period

(a)	If:

(i)	a Material Breach is occurring and has not been remedied;

(ii)	CFH has assumed Management Control; and

(iii)	CFH has reasonably determined that it is unlikely that the Material Breach will be remedied and, therefore, it wishes to take steps towards terminating this Agreement,

CFH will:

(iv)	notify the Senior Financiers in writing (Consultation Period Commencement Notice); and

(v)	consult with the Senior Financiers about the proposed termination of this Agreement and/or the Subscription Agreement for a period of no less than 30 days from the Consultation Period Commencement Date (Consultation Period).

(b)	A Consultation Period is to commence:

(i)	no earlier than:

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(A)	60 days after the relevant Management Control Commencement Date; and

(B)	10 business days after the date of the Consultation Period Commencement Notice; and

(ii)	no later than 150 days after the Management Control Commencement Date,

(Consultation Period Commencement Date).

(c)	The Consultation Period will end on the earlier to occur of:

(i)	the date CFH notifies the Company in writing of the date on which it wishes to end the Consultation Period (which must be 30 days or more from the Consultation Period Commencement Date); or

(ii)	the date falling 180 days after the Management Control Commencement Date,

(Consultation Period End Date).

19.14 CFH may terminate at the end of Consultation Period

(a)	If the Consultation Period End Date occurs and a Material Breach is still occurring, CFH may elect to terminate this Agreement under clause 20.1.

(b)	CFH may not cancel or terminate any part of this Agreement or the Subscription Agreement prior to the Consultation Period End Date, unless an Immediate Termination Event has occurred (in which case, CFH may elect to exercise its rights immediately to terminate this Agreement under the applicable provisions in this Agreement).

19.15 Contracts Privity

For the purposes of the Contracts (Privity) Act 1982, clauses 19.6, 19.11 and 19.13 are for the benefit of, and are intended to be enforceable by, the Senior Financiers.

20.	Termination

20.1	Termination for Material Breach

CFH may terminate this Agreement, for Material Breach by the Company, by written notice to the Company, with immediate effect on the date of termination specified in that notice, if CFH is entitled to so terminate under clause 19.14.

20.2	Termination for Force Majeure Event

CFH may terminate this Agreement by notice in writing to the Company, with immediate effect on the date specified in that notice, if the Company has been unable to provide all, or a substantial part of, the Design and Build or the O&M Services in accordance with this Agreement as a result of a Force Majeure Event or a Third Party Event for a continuous period of 90 business days.

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20.3	Termination on termination of other agreements

This Agreement will terminate immediately on:

(a)	the date of termination of the Interim Period Agreement in accordance with clauses 7.1, 7.2 or 7.3 of that agreement (but not upon any other termination of the Interim Period Agreement); or

(b)	the date the Subscription Agreement expires, terminates or otherwise becomes void or is avoided for whatever reason.

20.4	Termination for challenge to enforceability

CFH may terminate this Agreement immediately by notice in writing to the Company upon occurrence of the event specified in clause 6.4.

20.5	No termination by the Company

The Company:

(a)	except as provided in clauses 20.6 and 20.7, does not have and expressly waives any rights, at Law, including in equity or under statute, and particularly under the Contractual Remedies Act 1979, to terminate this Agreement;

(b)	acknowledges that, except as provided in clauses 20.6 and 20.7, the failure of CFH to perform under this Agreement, the Interim Period Agreement or the Subscription Agreement does not give rise to the right to terminate this Agreement; and

(c)	may, in the event of material breach of this Agreement by CFH, seek to recover damages, or obtain injunctive relief or specific performance, but may not interrupt, withhold or impair the Design and Build or the O&M Services.

20.6	Termination by the Company in case of termination of Subscription Agreement

The parties agree that this Agreement will terminate automatically without notice upon the Company having validly provided written notice to CFH in accordance with clause 5.1(c) of the Subscription Agreement.

20.7	Termination by the Company following Regulatory Change

The Company may terminate this Agreement by written notice to CFH, with immediate effect on the date of termination specified in that notice, if the Company is entitled to so terminate under clause 11.3(b)(iii).

20.8	Restricted termination by CFH

CFH acknowledges that its rights to terminate this Agreement are limited to the express rights set out in this Agreement.

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20.9	Preservation of rights and remedies

Except as is otherwise provided in this Agreement, termination or expiry of this Agreement will not affect:

(a)	any rights and remedies available to a party under this Agreement or at Law which have accrued up to and including the date of termination or expiry; and

(b)	the provisions of this Agreement which expressly, or by their nature, survive termination or expiry, including clauses 1.2 (Precedence), 1.3 (Construction), 13 (Confidentiality), 14 (Indemnities), 15 (Liability), 20 (Termination), 22 (General Provisions), Schedule 1 (Definitions) and Schedule 11 (Commitments – Post Build).

20.10 Return of property

After expiry or termination of this Agreement for any reason, each party will, within a reasonable time after receiving written notice from the other party, return to the other party all of the other party’s:

(a)	property (including documentation); and

(b)	Confidential Information (or destroy such Confidential Information, if requested),

except to the extent that such property is required to be retained by the Public Records Act 2005, any other Law, for a party’s reasonable insurance or other prudential requirements, or is in long term electronic storage.

21.	Force Majeure

21.1	No default

Subject to this clause 21, no party will be deemed to be in default or breach of this Agreement to the extent that a Force Majeure Event affects that party.

21.2	Force Majeure Notice

If a Force Majeure Event affects a party (the Affected Party), then that party will, within three business days of it becoming aware of the occurrence of that Force Majeure Event, serve written notice on the other party (a Force Majeure Notice) specifying:

(a)	the nature of the Force Majeure Event;

(b)	the obligations of the Affected Party that have been rendered impossible or illegal to perform, or which the Affected Party is prevented from performing or complying with (the Affected Obligations);

(c)	the extent to which the Force Majeure Event renders it impossible or illegal for the Affected Party to perform, or prevents the Affected Party from performing or complying with, the Affected Obligations (the Precluded Extent);

(d)	the reasons why the Affected Party considers that the occurrence of the Force Majeure Event renders it impossible or illegal to perform, or prevents the Affected Party from performing or complying with the Affected Obligations to the Precluded Extent; and

(e)	the expected duration of any delay arising directly out of the occurrence of the Force Majeure Event.

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21.3	Objection to Force Majeure Notice

If a party that receives a Force Majeure Notice does not consider that a Force Majeure Event has occurred in relation to the Affected Party, it may:

(a)	refer the matter to expert determination under clause 18.4 within 10 business days of receiving that Force Majeure Notice; or

(b)	exercise such other rights available to it under this Agreement (including applying to Court for interlocutory relief under clause 18.3).

21.4	Effect of Force Majeure Notice

If the Affected Party complies with clause 21.2 then, subject to the outcome of any dispute resolution proceedings:

(a)	the Affected Party’s obligation to comply with or perform the Affected Obligations will be suspended to the Precluded Extent, for the time (the Period of Suspension):

(i)	it continues to be impossible or illegal to perform the Affected Obligations; or

(ii)	the Affected Party is prevented from complying with or performing those Affected Obligations as a direct result of that Force Majeure Event; and

(b)	from the date of service of the Force Majeure Notice each party’s obligation to perform any obligations dependent on the Affected Obligations (including any payment obligations directly referable to the Affected Obligations) will be suspended until the Affected Party can resume full performance of its obligations. For the avoidance of doubt, CFH will not be required to pay any amount under a Call Notice to the extent that the Design and Build or the O&M Services are not provided by the Company due to a Force Majeure Event.

21.5	Mitigation or avoidance

During the Period of Suspension:

(a)	the Affected Party will use all commercially reasonable endeavours to avoid or mitigate the effect of it being prevented from complying with or performing its Affected Obligations;

(b)	where the Affected Party is the Company, the Company will give at least the same priority in responding to a Force Majeure Event under this Agreement as it gives under any other agreement to which it is party or as it otherwise gives to any of its other areas of business, subject to complying with relevant Laws; and

(c)	each party will agree such reasonable arrangements with the other party, that both parties believe to be prudent to avoid or mitigate the Affected Party’s inability to perform the Affected Obligations.

21.6	Force Majeure Event termination

This Agreement may be terminated by CFH under clause 20.2 due to a continuing Force Majeure Event or Third Party Event. Until termination of this Agreement has taken effect, each party will continue to perform those of its respective obligations that are not then Affected Obligations or that are not obligations the performance of which is dependent on the performance by the other party of Affected Obligations.

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22.	General Provisions

22.1	Relationship of the parties

(a)	Nothing expressed or implied in this Agreement will, of itself, be deemed to constitute a party as the partner or joint venturer of the other party.

(b)	Except as provided in this Agreement, a party will not be deemed by virtue of this Agreement to be the agent of another party.

22.2	Assignment

(a)	Subject to clause 22.2(b), neither party may assign, novate, transfer or otherwise dispose of the whole or any part of its rights and obligations under this Agreement without first obtaining the other party’s written consent (which consent may be withheld at that party’s discretion).

(b)	The Company may assign, novate, transfer or otherwise dispose of the whole or any part of its rights and obligations under this Agreement as part of any Structural Separation (and CFH is hereby deemed to have consented to any such assignment, novation, transfer or other disposal).

22.3	Coverage Area

Notwithstanding any other provision of this Agreement, the Company’s obligations under this Agreement will be limited to the Coverage Area and any additional coverage areas included in the Coverage Area in accordance with Schedule 9 (National Partnering), and no obligation of the Company will have effect in relation to any area outside those areas, whether as to the provision of the Design and Build and O&M Services, the Company’s information and reporting obligations, CFH’s rights of or to audit, information or access, or otherwise.

22.4	Regulation supplants this Agreement

If a Specified Service or a Subsequent Service, or a service that is substantially the same as that service, has been regulated (whether by the Commerce Commission or any other Crown agency or branch of government) (each, a Regulated Service), then:

(a)	this Agreement, and the Reference Offer established under this Agreement, will cease to apply to any such Regulated Service from the date that the regulation comes into effect if the regulation of that Regulated Service applies to:

(i)	the prices which the Company may charge Access Seekers for that Regulated Service; or

(ii)	the technical specifications of that Regulated Service as set out in Table A (Specified Service) or Table B (Subsequent Service) of Schedule 10 (Price Book); or

(b)	if the regulation of any such Regulated Service does not apply to any of the matters specified in clause 22.4(a), then:

(i)	the parties will, on notice in writing by either of them to the other, negotiate in good faith to agree amendments to this Agreement, and the Reference Offer established under this Agreement, in relation to that Regulated Service to amend the price and non-price terms of that Regulated Service to which regulation does not apply (Non Regulated Terms) to appropriately reflect the effect of the matters to which regulation applies; and

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(ii)	if the parties cannot agree within 30 business days of initiating such negotiations, the amendments to the Non Regulated Terms will be, upon written notice being given one party to the other, subject to expert determination under clause 18.4.

22.5	Notices

Each notice or other communication under this Agreement is to be made in writing and delivered by post, personal delivery, facsimile or email to the addressee at the addressee’s physical address, facsimile address or email address (as applicable) marked for the attention of the person or office holder (if any) from time to time designated for that purpose by the addressee. Each party’s initial physical address, facsimile address or email address is set out below.

Telecom Corporation of New Zealand Limited

Attention:	Mark Ratcliffe, Executive Lead, UFB Programme

Address:	Level 8, Telecom House
68-86 Jervois Quay
PO Box 570
Wellington 6011

Facsimile:	64 4 472 4795
Email:	mark.ratcliffe@chorus.co.nz

Crown Fibre Holdings Limited

Attention:	Graham Mitchell, Chief Executive Officer

Address:	Level 10, PricewaterhouseCoopers Tower
188 Quay Street
Auckland Central
PO Box 105321

Facsimile:	64 9 368 9201
Email:	graham.mitchell@crownfibre.govt.nz

(a)	This contact information may be amended by written notice to the other party.

(b)	A notice or other communication will be deemed to be received:

(i)	in the case of a letter sent to the addressee’s postal address, on the second business day after posting;

(ii)	in the case of a facsimile or email:

(A)	if sent by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the addressee’s facsimile number;

(B)	if sent by email, at the time the email leaves the communications system of the sender, provided that the sender does not receive any error message relating to the email at the time of sending or any “out of office” message or equivalent relating to the recipient,

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on the business day on which it is dispatched or, if dispatched after 5.00 p.m. (in the place of receipt) on the next business day after the date of dispatch; and

(iii)	in the case of personal delivery, when delivered.

22.6	Severability

If any term or provision of this Agreement is held to be illegal, invalid or unenforceable it will be severed from this Agreement without affecting the legality, validity or enforceability of the remaining provisions.

22.7	Waiver

(a)	Neither party will be deemed to have waived any right or remedy under this Agreement unless the waiver is in writing and signed by the parties. Any failure or delay by a party to exercise any right or power under this Agreement will not operate as a waiver of that right or power. Any waiver by a party of any breach, or failure to exercise any right or remedy, under this Agreement will not constitute a waiver of any subsequent breach or continuing right or remedy.

(b)	The exercise of any right or remedy under this Agreement (whether alone or in any combination) by a party will not operate as a waiver (including a waiver by election) of any other right or remedy under this Agreement.

22.8	Entire agreement

(a)	Subject to the Subscription Agreement and the Interim Period Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements, arrangements, understandings or representations relating to that subject matter.

(b)	The terms of this Agreement prevail over the terms contained in any standard conditions of sale, invoices, packing slips, delivery dockets and other communications from either party or its Personnel, even if the other party signs or otherwise purports to accept any such terms.

22.9	Amendment

This Agreement may only be amended by agreement in writing signed by the authorised representatives of both parties.

22.10 Counterparts

This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, but all of which together are to constitute a single instrument.

22.11 Governing law and jurisdiction

This Agreement is governed by, and will be construed in accordance with, the laws of New Zealand. Subject to clause 18, each party irrevocably submits to the exclusive jurisdiction of the New Zealand courts for the purpose of hearing and determining all disputes under or in connection with this Agreement.

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Execution

Signed as an agreement

Telecom Corporation of New Zealand Limited

Director	Director

/s/ Wayne Boyd	/s/ Paul Reynolds
Print Name	Print Name

Crown Fibre Holdings Limited by

Authorised Signatory	Authorised Signatory

/s/ Simon Allen	/s/ Graham Mitchell
Print Name	Print Name

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Schedule 1: Definitions

In the Agreement, unless the context otherwise requires:

Acceptance means the acceptance by CFH of the relevant part or parts of the Network in accordance with Schedule 3 (Design and Build), and Accept and Accepted have a corresponding meaning;

Access Seeker means a person who is obtaining, or has indicated to the Company a desire to contract for, the Services from the Company (and may include a Service Provider);

Agreement is described in clause 1.1 of the Base Agreement;

Annexure means:

(a)	any document physically attached, or annexed, to a Schedule and identified as such; and

(b)	any document referenced in any Schedule or Annexure and incorporated into this Agreement by express reference;

Architecture has the meaning given to it in Schedule 3 (Design and Build);

Base Agreement means clauses 1 to 22 (inclusive) of this Agreement;

Best Industry Practice means the exercise of the skill, diligence, prudence, foresight and judgement, as determined by reference to good international practice generally applied in OECD countries and Singapore, and which would be expected from a highly skilled and experienced person under the same or similar circumstances to those applicable under the Agreement;

Call Notice has the meaning given to it in the Subscription Agreement;

Candidate Area means a Network coverage area identified in the map set out or referenced in Annexure 4 to Schedule 3 (Design and Build), together with any greenfield area arising in, or adjoining, that area;

Central Office means a physical building used to house a termination point of the Company’s Network;

Change has the meaning given in clause 10.1 of the Base Agreement;

Change Authorisation Agreement means an agreement between the parties recording the terms on which a Change has been agreed, in the form set out in Annexure 2 to Schedule 8 (Change Procedure);

Change in Law means any change in Law;

Change Procedure means the process and procedure set out in Schedule 8 (Change Procedure), which is used to identify and, if necessary, implement any proposed or required Change;

Change Request means the written documentation by which CFH or the Company may initiate the Change Procedure, in the form agreed between the parties from time to time;

Chorus2 has the meaning given in the Interim Period Agreement;

Commencement Date is the date on which this Agreement is signed by the parties;

Commission or Commissioning means, in relation to the Network generally, the successful completion of all commissioning testing processes such that the Network and its components are connected, registered and operational in accordance with Schedule 3 (Design and Build);

Communal Infrastructure means any fibre network infrastructure in the Coverage Area which is deployed independently of any End-User Specific Infrastructure and which is not located on Premises, including any of the following within the Coverage Area:

(a)	interconnection points;

(b)	Central Offices;

(c)	cabinets and/or fibre cross connection points;

(d)	intra-Coverage Area backhaul fibre connecting the interconnection points, Central Offices and cabinets;

(e)	distribution fibre running along each street, past Premises;

(f)	feeder fibre running from Central Offices to cabinets or fibre cross connection points;

(g)	associated ducts and other fixed civil infrastructure required to deploy fibre; and

(h)	passive optical equipment installed in the Company’s cabinet and/or a Central Office;

Communal Layer 2 Infrastructure means the following Communal Infrastructure, each to the extent required to provide the Specified Layer 2 Services:

(a)	electronic and/or optical equipment installed in the Company’s cabinet, Central Office or POI; and

(b)	active electronic equipment installed in a Central Office or cabinet in the Coverage Area;

Company	Testing has the meaning given in Schedule 3 (Design and Build);

Confidential Information means:

(a)	all information which by its nature is, or would reasonably be expected to be, confidential and trade secrets already communicated or subsequently communicated under or in connection with this Agreement or with respect to the Network or otherwise with respect to the subject matter of this Agreement, including any information obtained:

(i)	in the course of negotiations leading to the conclusion of this Agreement; or

(ii)	in the performance of this Agreement;

(b)	any information about the business or property of either party including any information:

(i)	relating to the financial position of that party;

(ii)	concerning that party’s suppliers and customers or its agents or brokers;

(iii)	relating to that party’s internal management, structure, personnel or strategies; or

(iv)	comprising the terms of this Agreement; or

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(c)	information in respect of any materials in which that party has Intellectual Property Rights under the terms of this Agreement;

Connection means:

(a)	the cable joining the Fibre Access Point to the External Termination Point of a Premises, with such cable to be either from the pit on the adjoining boundary of two properties where the Fibre Access Point is located in underground deployment, or from the pole nearby to a number of Premises in aerial deployment; and

(b)	all other infrastructure (excluding Communal Infrastructure) necessary to enable the provision of the Specified Layer 1 Services and Specified Layer 2 Services to the relevant End User, as required under Schedule 5 (Service Levels);

and Connected will be construed accordingly;

Coverage Area means the area comprising all Candidate Areas and any other areas agreed by CFH and the Company;

Deed of Undertaking means the deed poll made by the Company in favour of the Crown;

Deployment Plan has the meaning given in Schedule 3 (Design and Build);

Design and Build means the activities, services, functions and duties of the Company for the design and build of the Network, as set out in Schedule 3 (Design and Build);

Document Finalisation Process means the process for finalising documents as set out in clause 1.1(b) of the Base Agreement;

End User has the meaning given to that term in the Telecommunications Act 2001;

End User-Specific Infrastructure means the infrastructure in the Coverage Area separate from, and connecting with, the Communal Infrastructure and the Communal Layer 2 Infrastructure to provide service to End User connections, including the following:

(a)	fibre from a Premises to the Communal Infrastructure already in place outside the boundary of a Premises;

(b)	any electronic and/or optical equipment the Company may be required to install on Premises;

(c)	associated ducts and other fixed civil infrastructure required to deploy these End User-specific fibre assets;

(d)	any capitalised investment directly associated with each marginal End User (for example, the value of any software licences that might be supplied to the Company on a “per End User” basis); and

(e)	any active electronic equipment installed in a Premises required to provide the Specified Layer 2 Service;

Engineer means the engineer(s) appointed by, and representing, CFH, who may have “engineer to contract” experience;

Equipment means any and all tangible assets (including Software, hardware, equipment, documentation, cables, fibre or other items or materials) purchased by, or otherwise supplied to, the Company in relation to this Agreement;

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Equivalence of Inputs or EOI has the meaning given to it from time to time in the Deed of Undertaking;

Error has the meaning given to it in Schedule 3 (Design and Build);

Existing Communal Infrastructure means the Communal Infrastructure (excluding copper local loop) which is owned by the Company, located in the Coverage Area and existed prior to Structural Separation Completion;

Existing Communal Layer 2 Infrastructure means the Communal Layer 2 Infrastructure (excluding copper local loop) which is owned by the Company, located in the Coverage Area and existed prior to Structural Separation Completion;

Existing End User-Specific Infrastructure means the End User-Specific Infrastructure (excluding copper local loop) which is owned by the Company, located in the Coverage Area and existed prior to Structural Separation Completion;

Existing Infrastructure means the Existing Communal Infrastructure, Existing Communal Layer 2 Infrastructure and Existing End User-Specific Infrastructure;

Expert has the meaning given in clause 18.5(a) of the Base Agreement;

External Termination Point (or ETP) means a suitable fibre termination facility located as an attachment to an external structure located at the End-User’s Premises, or at the non building access point. Fibre may run through an ETP unbroken and may terminate on a building frame or at a similar point in a Multi-Dwelling Unit or a non-building access point;

Fault means:

(a)	a material defect, error, deficiency or non-conformance with the Architecture;

(b)	any functionality or performance of the Equipment below or not in material accordance with the Architecture;

(c)	a faulty design attribute of any Equipment which results in recurrent material defects of the same or similar type which fall outside the incidence of random failures (if any) specified in the Architecture or in the manufacturer’s instructions; or

(d)	any material partial performance or material non-performance of any Equipment;

Fibre Access Point (or FAP) means a point at the Premises boundary where the lead-in connects to the distribution fibre;

Fibre Business Plan means each of the fibre business plans prepared in accordance with Schedule 7 (Project Governance);

Final WSA Supporting Documents has the meaning given in the Interim Period Agreement;

Financial Year means a financial year, ending on the Company’s balance date, as those terms are used in the Financial Reporting Act 1993;

Force Majeure Event means an event or circumstance beyond the reasonable control of a party which makes it impossible or illegal to perform, or prevents compliance with or the performance of, that party’s obligations under this Agreement, including:

(a)	fire, floods, storms, tempest, earthquake or other act of God;

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(b)	any act of a public enemy, war, riot, act of civil or military authority;

(c)	nuclear, chemical or biological contamination;

(d)	any act of a third party (not being an employee, agent or subcontractor of that party) engaged in subversive or terrorist activity or sabotage;

but does not include an event to the extent that:

(e)	the effect of that event could have been substantially prevented, avoided or overcome or mitigated by:

(i)	implementation of any contracted business continuity or disaster recovery service, or any contingency plans agreed between the parties or which a party has represented it has in place;

(ii)	exercising a reasonable standard of care; or

(iii)	using information provided by the other party or which is available in the public domain;

(f)	it is an event which this Agreement expressly identifies as one for which the party affected is or was directly responsible in circumstances that would otherwise constitute a Force Majeure Event;

(g)	that event is constituted or caused by any failure of a Subcontractor or supplier of the party seeking to rely on clause 21 of the Base Agreement unless and to the extent that the Subcontractor or supplier was itself affected by an event which, if it occurred in relation to either party, would have been a Force Majeure Event;

(h)	that event is constituted or caused by the insolvency of either party or a Subcontractor or supplier of the party seeking to rely on clause 21 of the Base Agreement or lack of funds for any reason;

(i)	risks associated with that event have been expressly accepted by the relevant party by the terms of this Agreement in circumstances that would otherwise constitute a Force Majeure Event; or

(j)	that event is constituted by a Change in Law;

Government Authority has the meaning given in the Interim Period Agreement;

Group Company means any of the Company’s wholly owned subsidiary companies;

Immediate Termination Event means a Material Breach described in subclause (a), (g) or (h) of the definition of “Material Breach”;

Insolvency Event means, in relation to the Company:

(a)	a moratorium is declared in respect of borrowed money indebtedness of the Company in excess of NZ$10,000,000 (or its equivalent in any foreign currency);

(b)	an order of any competent Court is made or an effective resolution is passed or legislation is enacted for the liquidation, winding up or dissolution without winding up of the Company, or a statutory manager is appointed of the Company under the Corporations (Investigations and Management) Act 1989 or any analogous or replacement legislation, or any analogous proceedings taken in respect of the Company;

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(c)	the Company ceases or threatens in writing to cease to carry on the whole or a substantial part of its business (except for a voluntary reorganisation on a solvent basis the terms of which have been approved by CFH);

(d)	an encumbrancer takes possession or a receiver is appointed of the whole or any material part of the Company’s assets/undertaking, or a distress or execution in an amount exceeding NZ$10,000,000 (or its equivalent in any foreign currency) is levied or enforced upon or sued out against all/any material part of the Company’s assets/undertaking (except where discharged within 30 days or contested by the Company in good faith by appropriate proceedings); or

(e)	the Company is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its general indebtedness/material part thereof, or makes a general assignment for the benefit of or an arrangement or a composition with or for the benefit of its creditors, provided that the definition of Insolvency Event will be amended to specify the same insolvency events as are defined in the EMTN Trust Deed agreed with the Company’s bondholders in relation to structural separation of the Company in connection with this Agreement;

Integrated Test Facility means those technical infrastructure environment(s) which substantially replicate the configuration and sizing of the Network and which are, or are to be, used to:

(a)	test the Network functionality, operation and performance during User Acceptance Testing and subsequently in respect of Changes that are made or are to be made to the Network; and

(b)	allow Service Providers to test and modify their Telecommunications Services to work on the Network;

Interim Period Agreement means the interim period agreement between the Company and CFH dated on or about the date of this Agreement;

Intellectual Property Rights means copyright, all rights relating to inventions (including patents), registered and unregistered trade marks, registered and unregistered design, semiconductor or circuit layout rights, trade or other proprietary rights or rights derivative of those rights (including licence rights) anywhere in the world as well as any other rights in intellectual property which are recognised or protected under law;

Interoperability means the ability for the Network to interoperate in accordance with Best Industry Practice with interconnected networks, including in order to deliver the Services and Interoperable has a corresponding meaning;

ITP has the meaning given in the Background of the Base Agreement;

Key Personnel has the meaning given in clause 8.4(a) of the Base Agreement;

Law means:

(a)	any statute, regulation, by law, ordinance or subordinate legislation in force from time to time to which a party is subject;

(b)	the common law and the law of equity as applicable to the parties from time to time;

(c)	any binding court order, judgment or decree;

(d)	any applicable industry code, policy or standard enforceable by law; or

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(e)	any applicable direction, policy, permission, consent, licence rule or order that is binding on a party and that is made or given by any governmental, legal or regulatory body having jurisdiction over a party or any of that party’s assets, resources or business, in any jurisdiction that is applicable to this Agreement, including all applicable district or regional plans, district council bylaws, district council codes of practice and development manuals for roading and New Zealand Transport Agency guidelines and standards;

Layer 1 Services means layer 1 of the OSI Model, being passive fibre optic network infrastructure;

Layer 2 Services means layer 2 of the OSI Model, being active fibre optic network infrastructure;

Legislative or Regulatory Change means any legislative or regulatory change, whether by amendment, addition, deletion or replacement, including where the change follows a recommendation by the Commerce Commission to make that change;

Liquidated Damages means those damages payable by the Company to CFH and the Crown, calculated pursuant to the terms of Annexure 5 of Schedule 3 (Design and Build), in respect of a failure on the part of the Company to achieve a Performance Milestone;

Material Adverse Event means the Company has, as a result of any act or omission of the Company, been subject to, or necessarily in future will be subject to, a material adverse change resulting in the Company being unable to, or necessarily in the future being unable to, perform such of its obligations under the Agreement that CFH is or will thereby substantially be deprived of the achievement of the UFB Build Objective and the UFB Uptake Objective in the Coverage Area;

Material Breach means any one or more of the following:

(a)	the occurrence of an Insolvency Event in relation to the Company;

(b)	the occurrence of a Material Adverse Event in relation to the Company;

(d)	failure to achieve the Service Levels that is defined as a “Material Breach” in Annexure 3 of Schedule 5 (Service Levels);

(e)	failure to meet Performance Milestones for number of Premises Passed that is defined as a “Material Breach” in Annexure 5 of Schedule 3 (Design and Build);

(f)	failure to meet any Performance Milestone for a “Core Milestone” that is defined as a “Material Breach” in Annexure 5 of Schedule 3 (Design and Build) or the System and Product Plan;

(g)	any failure by the Company to comply with, observe or perform any of the terms of this Agreement, in circumstances where that contract breach, or that contract breach together with any other contract breach, demonstrates repudiation or anticipatory repudiation by the Company of this Agreement;

(h)	any indebtedness under a Third Party Finance Agreement in excess of $30,000,000 (or its equivalent in other currencies) becoming due and payable prior to its stated maturity by reason of an event of default or similar event (whatever called);

Material Breach Liquidated Damages means the amount of $50,000 per day;

Milestone means a milestone set out in a Deployment Plan;

Milestone Date means each due date for achievement of a Milestone as set out in a Deployment Plan;

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Multi-Dwelling Unit means a Premises containing within its boundaries more than one residential or commercial tenancies (or both);

Multi-Dwelling Unit Infrastructure or Multi-Business Unit Infrastructure means the individual fibre Connection from the point that the End User-Specific Infrastructure terminates at the Premises to an individual residence or commercial tenancy in a Multi-Dwelling Unit;

Network means the New Infrastructure and the Existing Infrastructure;

Network Deployment Plan means the operative documents which set out the plan for the conduct of the Design and Build, and integration of Existing Infrastructure, as prepared in accordance with Schedule 3 (Design and Build);

Network Stage has the meaning given in Schedule 3 (Design and Build);

New Communal Infrastructure means the new Communal Infrastructure deployed in accordance with Schedule 3 (Design and Build);

New Communal Layer 2 Infrastructure means the new Communal Layer 2 Infrastructure deployed in accordance with Schedule 3 (Design and Build);

New End User-Specific Infrastructure means the new End User-Specific Infrastructure deployed in accordance with Schedule 3 (Design and Build);

New Multi-Dwelling Unit Infrastructure and Multi-Business Unit Infrastructure means the new Multi-Dwelling Unit Infrastructure and Multi-Business Unit Infrastructure deployed in accordance with Schedule 3 (Design and Build);

New Infrastructure means the New Communal Infrastructure, New Communal Layer 2 Infrastructure, New End User-Specific Infrastructure and New Multi-Dwelling Unit Infrastructure or Multi-Business Unit Infrastructure;

Non-Building Access Point or NBAP means a location for a Connection that either is not a Premises (e.g. a cell site or pumping station) or does not have a physical address (e.g. a bus shelter or lamp post) other than a location that is a concentration point for a regulated backhaul service (for example, a fibre to the node cabinet owned or controlled by the Company);

O&M Services means those operational services and maintenance services to be provided by the Company relating to the Network during the Term as described in Schedule 4 (O&M Services);

OSS/BSS has the meaning given in clause 4.3(b) of the Base Agreement;

Passed means when Premises have been passed with Communal Infrastructure and is capable of Connection from the nearest point to the private boundary (if underground) or nearest pole (if aerial) and Pass has a corresponding meaning;

Patch has the meaning given in Schedule 3 (Design and Build);

Performance Issue has the meaning given in clause 17.2 of the Base Agreement;

Performance Milestone means a Milestone referred to (i.e. tagged) in a Deployment Plan as a “Performance Milestone”;

Personnel includes employees, agents, officers and individual independent contractors;

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POI means the point of interconnection for Layer 2 Services, which will generally also be a Central Office;

Premises means a single building or structure located on a defined geographical site (such as may be evidenced by a certificate of title), which has a unique physical address recognised by NZ Post, and is occupied by or could readily be occupied by a potential End User and, for the avoidance of doubt:

(a)	a Premises does not include a NBAP;

(b)	a Multi-Dwelling Unit only constitutes a single Premises; and

(c)	a Premises includes each such building or structure that is in, or that is from development activities reasonably anticipated in the near future to be in, a greenfields area or development site that is within or adjacent to the Coverage Area.

Price Book means Schedule 10 (Price Book);

Professional Adviser means any accounting, legal or technical services professional;

Project means the project, solely within the Company’s responsibility, to complete the Design and Build and provide the O&M Services within the Coverage Area and timeframes, and to meet the requirements, set out in this Agreement;

Project Control Group or PCG means the project control group set up under Schedule 7 (Project Governance);

Reference Offer has the meaning given in Schedule 6 (Principles for Services and Pricing);

Relationship Manager has the meaning given in clause 8.2(a) of the Base Agreement;

Relevant Breach means a series of breaches, or a substantial breach, that is either negligent, reckless or deliberate, of:

(a)	the Transaction Documents;

(b)	any Deed to which the Company and the Crown are party, including the Deed of Undertaking for fibre and the Deed of Undertaking for copper; or

(c)	competition law, including the Commerce Act;

Remedial Plan has the meaning given in clause 17.2 of the Base Agreement;

Requirements means those requirements set out in Annexure 2 to Schedule 3 (Design and Build);

Retail Services means Telecommunications Services provided to an End User pursuant to a contractual relationship between the relevant person and the End User;

Schedules means the Schedules to the Base Agreement for the time being and includes the Annexures (where the context so allows);

Senior Committee is the senior committee set up under Schedule 7 (Project Governance);

Senior Financier means, in respect of any Senior Indebtedness under a Third Party Finance Agreement, either:

(a)	the person entitled to payment or repayment of the Senior Indebtedness (Senior Creditor); or

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(b)	if the Senior Creditor is represented by a trustee or other representative pursuant to the terms of the Third Party Finance Agreement, the trustee or representative of the Senior Creditor;

Senior Indebtedness means present and future indebtedness (whether actual or contingent) of the Company that ranks equally with all present and future unsubordinated and unsecured indebtedness of the Company (except indebtedness preferred solely by operation of law);

Service Default Payment means the payments to be made by the Company to CFH and the Crown for Service Level Defaults, in accordance with Schedule 5 (Service Levels);

Service Level Default means a failure by the Company to meet one or more Service Levels;

Service Levels means the performance levels, including for the O&M Services, as set out in Schedule 5 (Service Levels);

Service Provider means an entity that has a contractual relationship with the Company for use of all or part of the Network and that has, or is to have, a contractual relationship with End Users for the provision of Telecommunications Services;

Services means the services to be provided by the Company in accordance with Schedule 6 (Principles for Services and Pricing);

Software means the object code version of:

(a)	any software, database, or protocol;

(b)	updates, releases, versions, corrections, modifications, enhancements or developments to any software, protocols or databases; and

(c)	any documentation related to (a) or (b);

Specific Regulatory Change means any Legislative or Regulatory Change during the Term that directly, or indirectly through a resulting mechanism or instrument:

(a)	results in a reduction in the capped prices that the Company can charge Service Providers for products and services on the Network below the capped prices contemplated in the Price Book;

(b)	results in adjustments to the prices that the Company can charge Service Providers for, or the non-price terms and conditions that the Company can apply to, products and services on the Network, as compared to those prices, and terms and conditions, contemplated by this Agreement, that individually or in aggregate over the Term are material to the Company (materiality for these purposes being measured as an amount equal to at least 1% of the Company’s annual EBITDA from fibre access services);

(c)	requires delivery by the Company of any layer 1 services (including any point-to-multipoint layer 1 access services) or layer 2 access services on the Network or any other services over the Network additional to those specified in the Price Book; or

(d)	imposes any form of separation on the Company that is not required by the Deed of Undertaking (in the form of that document as at the Commencement Date), including a requirement to maintain separate business units or accounting separation.

Specified Layer 1 Services means the Layer 1 Services that are Specified Services as defined in Schedule 6 (Principles for Services and Pricing);

Specified Layer 2 Services means the Layer 2 Services that are Specified Services as defined in Schedule 6 (Principles for Services and Pricing);

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Specified Services has the meaning given in Schedule 6 (Principles for Services and Pricing);

Standard Installation has the meaning given to it in Schedule 5 (Service Levels);

Steering Committee means the steering committee set up under Schedule 7 (Project Governance);

Structural Separation has the meaning set out in the Interim Period Agreement;

Structural Separation Completion has the meaning set out in the Interim Period Agreement;

Subcontractor means any person to whom the Company has subcontracted any part of its obligations under this Agreement or who is a supplier to the Company in respect of this Agreement and includes the employees and subcontractors of that person and Subcontracts and Subcontracting and like terms will be construed accordingly;

Subscription Agreement means the Subscription Agreement between the Company and CFH dated on or about the date of this Agreement;

Subsequent Services has the meaning given in Schedule 6 (Principles for Services and Pricing);

System and Product Plan means the operative documents which set out the plan for the deployment of systems and products, as prepared in accordance with Schedule 3 (Design and Build);

Telecommunication Services means a telecommunications service as defined in the Telecommunications Act 2001;

Term has the meaning given in clause 3 of the Base Agreement;

Third Party Event means any act or omission of a third party (including a Service Provider or End User, but excluding any Subcontractor, supplier of the Company or any person within the control or under the responsibility of the Company (whether through contract or otherwise)), except to the extent that such act or omission has been caused or contributed by:

(a)	any act or omission of the Company or its Personnel (including a failure of the Company to perform its obligations under this Agreement); or

(b)	any act or omission of the Third Party that has received the Company’s prior written approval;

Third Party Finance Agreement means any agreement or deed documenting the terms of financial accommodation made available to the Company (or any wholly owned direct or indirect subsidiary of the Company) from time to time pursuant to which the Company (or any wholly owned direct or indirect subsidiary of the Company) may borrow or raise financial accommodation in an aggregate principal amount of more than NZ$10,000,000;

Third Party Interfaces means a Service Provider technological, operational or organisational interface with the Network, Design and Build and/or the O&M Services;

Transaction Documents means this Agreement, the Subscription Agreement and the Interim Period Agreement;

UFB Initiative has the meaning set out in the Background of the Base Agreement;

UFB Build Objective has the meaning set out in the Background of the Base Agreement;

UFB Uptake Objective has the meaning set out in the Recitals of Schedule 2 (Commitments);

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Ultra-Fast Broadband means a minimum uncontested 100 Mbps downlink and 50 Mbps uplink;

User Acceptance Testing has the meaning given in Schedule 3 (Design & Build);

Wholesale Services Agreement has the meaning given in Schedule 6 (Principles for Service & Pricing); and

Wholesale Services Agreement General Terms has the meaning given in the Interim Period Agreement.

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Schedule 2: Commitments

1.	Recitals

(a)	This Schedule records certain undertakings by the Company and CFH in relation to copper investment, fibre product development and assistance to uptake within the Candidate Areas.

(b)	In addition to the Government’s UFB Build Objective (as defined in Recital B of this Agreement which relates to build, Premises Passed and Connections on request), the Government’s UFB policy includes the objective of maximising connections to the network (UFB Uptake Objective).

(c)	The Company has entered into obligations in respect of the UFB Build Objective and the UFB Uptake Objective and CFH believes it is capable of and committed to delivering both the UFB Build Objective and positively assisting the Government’s UFB Uptake Objective.

(d)	The Company will be a listed company and the Company’s Board will act in the best interests of the Company and its shareholders.

(e)	The Company will ensure its fibre access assets, and its relationships with Access Seekers, are utilised in a manner that give the UFB Uptake Objective every chance of success. The Company will proactively seek to develop and deliver fibre products and services that both drive and meet wholesale customers’ needs and thereby contribute to achieving the UFB Uptake Objective.

(f)	This introduction to this Schedule shall provide a guide to the interpretation and application of the following provisions in the event of any ambiguity or uncertainty as to the intention of any provision.

2.	Market Context

(a)	The Company’s commitments to the UFB Build Objective are set out in the relevant provisions of this Agreement.

(b)	Those provisions provide that, amongst other things:

(i)	The Company will build the open access fibre access network in agreed locations, in accordance with an agreed deployment plan and to an agreed quality standard.

(ii)	The Company will (as the Network is built) make available on the Network certain specified products. These specified products will be made available at agreed prices and are expected to accommodate the bulk of demand from Access Seekers.

(iii)	The Company is required to connect and interconnect End Users to the communal infrastructure within agreed timeframes and at agreed connection charges (zero in the case of residential End Users).

(iv)	Significant liquidated damages apply under this Agreement if the Company does not deliver the above.

(c)	The Company will be a wholesaler of fibre access and will have legislated/regulated business line restrictions on the scope of its business and services as set out in the Telecommunications (TSO, Broadband, and Other Matters) Amendment Bill as at the date of this Agreement (In-Scope Fibre Access Services). Its customers will be a relatively small number of Access Seekers who in turn will use its In-Scope Fibre Access Services to deliver services to large numbers of End Users.

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(d)	The demand for fibre access services is likely to be driven by the attractiveness of fibre services to End Users. This in turn will be influenced by the behaviour of the Company and the behaviour of Access Seekers. The parties recognise that fibre access will be competing with other access technologies (e.g. mobile and copper based access and other fibre networks).

3.	General Commitment Standard

(a)	The Company shall seek to maximise uptake on the Network with a level of commitment which is consistent with that of CFH’s local fibre companies established or to be established with WEL, Northpower and Christchurch City Holdings Limited (LFCs). Because LFCs are unlikely to be at the forefront of product development, the Company’s commitment to fibre products and service innovation and development shall, subject to satisfying the business case test in Annexure 1 (Business Case Test), be consistent with that of relevant international benchmarks.

(b)	This level of commitment is referred to as the Commitment Standard and, unless expressly stated to the contrary, is intended to be applied in determining whether the Company has performed its undertakings under this Schedule to the required standard (but for no other purpose).

(c)	The purpose of this Schedule is to address the risks to the Government’s UFB Objective that might arise due to the fact that the Company also provides a copper network, and services and products over that copper network.

(d)	Nothing in this Schedule shall have the effect of:

(i)	limiting the Company’s ability to respond to competition from other providers, including that the Company may respond, at its discretion with competitive fibre (subject to Schedule 6), copper or other products, services or prices (provided that, where the Company proposes to respond to any such competition with competitive copper products, services or price, it will first consult with CFH in good faith and provide CFH with reasons why the Company believes this is the appropriate response to that competition);

(ii)	limiting the Company’s ability to complete the VDSL technology upgrades and product development summarised in Annexure 2 (VDSL Upgrades), provided that:

(A)	the Company will not deploy any further copper-based cabinets beyond those included in the Company’s existing cabinetisation programme;

(B)	the Company will restrict VDSL deployment to the sites (cabinets and exchanges) that are in existence as at 31 December 2011; or

(iii)	constraining the Company’s ability to deploy other technologies other than copper or fibre.

4.	Network Investment

(a)	The Company currently delivers access services and products using its existing multi technology telecommunications network (which includes copper access assets).

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(b)	Both parties recognise the importance of the Company providing services and products on copper access assets for the foreseeable future, but the parties wish to ensure that this does not diminish or inhibit the Company’s performance of, or adherence to, the undertakings in this Schedule or the Company’s commitment to positively assist fibre uptake in accordance with the Commitment Standard, and that End User fibre uptake is not compromised by the Company’s ongoing investment in copper access assets beyond that contemplated by this clause 4.

(c)	The Company undertakes to prioritise new investment in fibre access and uptake and to minimise ongoing investment in copper access assets in all future business plans.

(d)	The Company will offer only fibre access services in greenfield developments over 20 lots. For smaller developments and infill development, fibre only access will be offered wherever the premises are passed or planned to be passed by fibre access in the near future. The only exceptions to these undertakings will be where offering fibre only access will deprive residential End Users of satisfactory fixed line services for an extended period. Such circumstances will include where the new development is located some distance from planned fibre build or where Access Seekers are not offering satisfactory fibre services. Where small and infill developments are not deployed as fibre only, any new physical infrastructure deployed will be capable of being upgraded to fibre with minimal cost and disruption when the Communal Infrastructure is deployed in the immediate area.

(e)	Other than as provided for in the preceding paragraph, the Company will not build any new ‘copper to the home’ networks in the Candidate Areas.

(f)	* * *

(g)	CFH acknowledges that the Company’s undertakings in clause 4(c) of this Schedule to minimise investment in copper assets and in clause 4(d) of this Schedule in relation to greenfield developments are subject to:

(i)	fibre access services being available or imminently available in particular areas;

(ii)	any specific legal requirements that are now, or may in the future be, imposed on the Company, including any regulatory obligations to provide other services and investment in any other technology operated, or to be operated by the Company;

(iii)	there being no limit on the Company’s ability to continue to provide existing services using the copper access network in the Candidate Areas to current or new End Users;

(iv)	there being no limit on the Company’s ability to make such other investments and offer such other services as is necessary or desirable in order to:

(A)	prevent End User migration to competitors or to prevent, resolve or mitigate End User dissatisfaction; or

(B)	ensure, over the long term, technology and End User requirements are adequately anticipated and responded to by the Company.

***	Confidential portions of this exhibit have been omitted and filed separately 3 with the Commission pursuant to a request for confidential treatment.

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(h)	The Company undertakes not to implement financial incentives of any kind or in any form whatsoever (including by way of price discounts or bonus or loyalty programmes of any kind):

(i)	for the purposes of encouraging End Users not to migrate to fibre access services from copper access services; or

(ii)	to prevent End Users of copper access services from migrating to competitors without first consulting with CFH in good faith.

5.	Uptake Assistance

(a)	In addition to the contracted products, prices and connection terms outlined in this Agreement, the parties acknowledge that the Company can have a positive influence on fibre uptake by developing products for and with Access Seekers to facilitate Access Seeker product offerings to End Users. This will allow Access Seekers to increase the attractiveness of fibre access to their customers and therefore encourage fibre uptake.

(b)	Primarily, product development and promotion activities will revolve around:

(i)	Working proactively with Access Seekers to develop additional wholesale fibre access products.

(ii)	Ensuring that Access Seekers know the capabilities of the fibre access network and the deployment schedule so they can plan and market to their End Users.

(iii)	Ensuring that End Users know that fibre access is available in their locale so they can engage with Access Seekers immediately upon fibre access being available.

(iv)	Ensuring that the Company has a simple, transparent and efficient process for Access Seekers seeking to work with the Company’s Layer 2 services to develop enhanced fibre products.

(v)	Monitoring relevant local and international product developments.

(c)	The most likely areas of product development currently envisaged are with respect to TV and video services and various packages of enhanced EIR/CIR upstream/downstream bandwidth. Further areas may arise over time.

(d)	With respect to fibre products and services the Company makes the following undertakings:

(i)	The Company will undertake all the activities referred to in clause 5(b) of this Schedule.

(ii)	The Company will ensure its Layer 2 fibre access service supports any Service Provider voice service requirements in a Wholesale Services Agreement General Terms and hand over voice traffic over to Access Seekers as per UFB technical specifications.

(iii)	The Company will engage with Access Seekers to ascertain Access Seekers’ views on appropriate Layer 2 wholesale products for fibre access.

(iv)	The Company will ensure its fibre access services will have the capability to support video services including IPTV, RF overlay and OTT and provide the required interconnection to video services providers to deliver these services (recognising that other than multicast and RF overlay, the Company is limited to In-Scope Fibre Access Services).

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(v)	The Company will advise Access Seekers that fibre access services are its preferred offering and will seek to maximise early uptake (and also minimise connection costs) by actively promoting fibre connections at the same time as initial construction work is being undertaken on a street by street basis.

(vi)	The Company will actively promote fibre access to Access Seekers through its account managers and may also participate in appropriate proportionate promotional campaigns (including joint campaigns with Access Seekers in Candidate Areas where fibre access is shortly expected to be deployed).

(vii)	Except where it is acting in accordance with clauses 4(d) and 4(f) of this Schedule, the Company will not specifically promote existing copper access in any Candidate Areas and the Company will encourage Access Seekers to migrate customers to fibre access.

(viii)	When an Access Seeker wishes to migrate customers from copper to fibre access, the Company will ensure such migration is as smooth and seamless as possible.

(ix)	The Company’s activities in this clause 5(d) must be in accordance with the Commitment Standard.

(e)	With respect to fibre products and services the Company makes the following additional undertakings:

(i)	The Company will, within the agreed product framework, deliver products to Access Seekers on request (for example different combinations of upstream/downstream bandwidth, CIR etc).

(ii)	The Services and Requirements relate to products and services which are currently envisaged on fibre access. In the future, any new Layer 2 (currently unforeseen) products and services will be provided or supported by the Company.

(f)	CFH acknowledges that the Company’s undertakings in clauses 5(d) and 5(e) of this Schedule in relation to fibre products and services are subject to any specific legal requirements that are now, or may in the future be, imposed on the Company, including any regulatory obligations to provide other services.

6.	Business Plan Process and Monitoring

(a)	Schedule 7 of this Agreement outlines CFH’s role in the approval of the Company’s Fibre Business Plans and the procedures that are to be followed if agreement cannot be reached in a Fibre Business Plan.

(b)	The matters covered by this Schedule must be addressed in each Fibre Business Plan put in place in accordance with Schedule 7. They must also be covered in the monitoring and review material that the Company has agreed with CFH with respect to each Fibre Business Plan.

(c)	The Company and CFH will address the matters in this Schedule fully in each Fibre Business Plan approval process and in the monitoring of the Company’s progress against the Fibre Business Plan.

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(d)	CFH and the Company agree to the following monitoring and transparency initiatives to assist determination of the Company’s adherence to the undertakings in this Schedule:

(i)	Uptake on the Network will be monitored by the Company and information provided to CFH.

(ii)	A reasonable open book approach on fibre access uptake will be adopted, and the information provided by the Company to CFH will include copper access comparative information.

(iii)	Monitoring information will include feedback from major Access Seeker CEOs (both existing and prospective) and other customer satisfaction survey information.

(iv)	Information derived from complaints under the Wholesale Services Agreement complaints mechanism will also be available to CFH and used, as relevant.

(v)	Comparative information based on CFH’s other LFCs established under the ITP model, provided by CFH to the Company (to the extent it is available to CFH).

(vi)	Comparative information based on Singapore and NBN benchmarks, with the differences that exist between those countries and New Zealand (including but not limited to the relative stages at fibre deployment, differences in regulation and industry structure and differences in income levels and prices) being acknowledged.

(vii)	Information on any investment in the copper network based on the exceptions set out in clauses 3(d)(ii), 4(d), 4(g) or 4(h)(ii) of this Schedule, plus the Company’s reasoning and justification as to why the investment in copper falls within the relevant exception in clauses 3(d)(ii), 4(g) or 4(h)(ii) of this Schedule, as the case may be (provided that no information will be required in relation to routine maintenance or individual projects with a value of less than $50,000).

7.	Expected Promotional/Product Development Spend

(a)	CFH and the Company agree that the initial Fibre Business Plan will provide for a product marketing and branding spend which is in the order of $5 million p.a., and that such spend will include one off promotions of the fibre access network on the Company entering into the arrangements with CFH and on structural separation. This will comprise generic promotion (such as airport signage, but not television) and ‘street by street’ targeted information flyers in conjunction with deployment.

(b)	CFH and the Company agree that the initial Fibre Business Plan will provide for a product development spend which is in the order of $5 million p.a.

(c)	The Company’s Fibre Business Plan will provide for an appropriate product development and marketing spend for the Company over time, to be determined using the Business Case Test. The Company will meet those product development and promotion undertakings referred to in clauses 5(d) and 5(e) of this Schedule to the extent that they are specifically addressed in the Fibre Business Plan using the product development and marketing spend for those relevant undertakings specifically addressed in the Fibre Business Plan (but subject to clause 8 of this Schedule, in the case of breach).

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8.	Breach and Remedial actions

(a)	If either CFH or the Company considers the other party to be, or to potentially be, in breach of any of these provisions, it shall raise the matter with the other party at the earliest possible opportunity (and in any event, not more than 12 months after the date of the alleged breach), providing a detailed outline of the alleged breach and views on how the breach could be remedied.

(b)	Allegations of breach shall be raised in the first instance by CFH or the Company (as applicable) with the other party’s CEO (as per the dispute resolution process set out in Schedule 7). If there is no agreement CFH or the Company (as applicable) can refer its position to the Senior Committee (SC) and if the SC is unable to agree unanimously whether or not a breach has occurred, the issue shall be determined by an independent expert (as per the dispute resolution process set out in clause 6 of Schedule 7).

(c)	If any of the provisions are found to have been breached by the Company, then, subject to clause 8(e) and 8(f) of this Schedule, the Company shall make such increased investment, operational changes and undertake such other actions as is required in order to (i) achieve as soon as possible the level of uptake on the Network that would have been achieved had the breach not occurred, and (ii) ensure the breach ceases and does not continue (Remedial Actions).

(d)	Appropriate Remedial Actions shall be determined unanimously in the first instance by the SC and if the SC does not unanimously determine a Remedial Action, the Remedial Actions shall be determined by an independent expert (as per the SC dispute resolution process set out in clause 6 of Schedule 7).

(e)	The Company cannot be required to undertake any Remedial Actions to the extent that:

(i)	the Remedial Actions relate to any breach of these provisions occurring more than 12 months prior to CFH raising the allegation of breach with the Company; or

(ii)	in respect of the first breach of any provision of this Schedule (First Breach), the total cost of any increased investment or operational changes required by Remedial Actions in any year would exceed an amount equal to 200% of the business plan spend on the matters referred to in clause 7 of this Schedule for the year prior to the year in which that breach occurs;

(f)	The Company agrees that:

(i)	if the same provision of this Schedule is found to have been breached by the Company a second time (a Second Breach), then in respect of any Remedial Actions required to be undertaken in respect of the Second Breach, the cap on the total cost of any increased investment or operational changes required by the Remedial Actions in clause 8(e)(ii) will not apply; and

(ii)	if the same provision of this Schedule is found to have been breached by the Company three or more times, then in the case of the third breach and any subsequent breaches of that provision of this Schedule (each, a Further Breach), the cap on the total cost of any increased investment or operational changes required by the Remedial Actions in clause 8(e)(ii) will not apply and CFH will be able to direct the Company how to implement the Remedial Actions determined by the SC or the independent expert (as applicable) in respect of any Further Breach, and the Company will ensure that its employees and contractors comply with any such reasonable directions from CFH.

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(g)	CFH agrees that the Company will not be in breach of any of these provisions in relation to any matter if that matter is specifically included in a business plan approved in accordance with Schedule 7 and that matter is then implemented by the Company as contemplated by that business plan.

(h)	Except for injunctive relief, the Remedial Actions are CFH’s exclusive rights and remedies under this Agreement for the first breach by the Company of a provision of this Schedule. This limitation on the available legal remedies will not apply to the second or any subsequent breaches of the same provision of this Schedule.

(i)	Any disputes regarding this Schedule are to be dealt with in accordance with clause 6 of Schedule 7.

9.	Partnering

(a)	The Company’s undertakings set out in this Schedule will apply to the Coverage Area and will also apply to each of the candidate areas in respect of which the LFC and the Company have agreed partnering terms.

(b)	For the avoidance of doubt:

(i)	the term “competitors”, as used in clause 4(f)(iv) of this Schedule, will not include an LFC in any candidate area in respect of which that LFC and the Company have agreed partnering terms;

(ii)	no arrangements contemplated by clause 11(a) which are entered into by the Company and any LFC will be “partnering terms” for the purposes of this Schedule (and, accordingly, the Company’s undertakings in this Schedule will not be extended to any candidate area by reason only of any such arrangements).

10.	Commerce Act and other requirements

(a)	None of CFH, TCNZ nor the Company will have any binding obligations in relation to the matters referred to in this Schedule until sections 69XZA and 69XZB of the Supplementary Order Paper 204 attached as Appendix 10 to the Interim Period Agreement (or other provisions having substantially the same effect) are passed into law.

(b)	Any such obligations shall only be binding on CFH, TCNZ or the Company for so long as that law remains in effect.

11.	* * *

(a)	* * *

(b)	* * *

(i)	* * *

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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(ii)	* * *

(iii)	* * *

(iv)	* * *

12.	General

(c)	CFH recognises that the Company has limited information regarding the LFC arrangements but information on the specific LFC arrangements is confidential to CFH, each LFC and the relevant partner. CFH confirms that in its opinion, none of the arrangements require or incentivise LFCs to promote uptake or develop products at levels which exceed relevant international benchmarks.

(d)	Nothing in this Schedule shall require the Company to provide products at prices or specifications lower than are set out in the agreed Price Book (although it is entitled to do so at its choice).

(e)	The Company’s undertakings to CFH do not extend to the Company’s rights and obligations outside the Candidate Areas (but subject to clause 9 of this Schedule in relation to the candidate areas in respect of which the LFC and the Company have agreed partnering terms).

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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Annexure 1: Business Case Test

Business Case Test for Fibre Access Business Initiatives and Product Development Activities

Note: This is the business case test referred to in this Schedule.

1.	Objective

The business case test is designed to:

(i)	provide an objective measure of when the Company should undertake these activities as if it were only a fibre access operator.

(ii)	confirm that the Company is not required to undertake activities that are not economic, when analysed on the basis of fibre-related investment, costs and revenues only.

The business case test described below is the business case test that a fibre only operator would apply to the evaluation of new fibre access business or product initiatives, (“Initiatives”). The Company will not be a fibre only operator in the foreseeable future but is undertaking to CFH that it will behave as if it were a fibre only operator in relation to Initiatives.

2.	Methodology

The methodology for the business case test shall be a standard discounted cashflow methodology using an appropriate hurdle rate to calculate the net present value of expected after tax net cashflows that are attributable to the Initiative over the expected life of that Initiative. The hurdle rate must be reasonable, relative to the WACC assessed for the project. It is assumed that the hurdle rate for the project will be the WACC assessed for the Company as a whole.

3.	Net Cashflows

Net Cashflows from an Initiative will accrue from:

(i)	the expected net after tax cash flows attributable to the Initiative; and

(ii)	the marginal net cashflows arising from the impact of the Initiative on fibre uptake.

Further detail on these items is provided below.

3.1	Expected after tax cash flows

These will include:

(i)	the capital and operating costs of product development and engaging with Access Seekers (including reasonable recoveries of appropriate overheads resulting from that Initiative and associated OSS/BSS upgrading etc); and

(ii)	the additional net revenue that the Initiative is expected to deliver relative to the then current base uptake forecast.

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3.2	Marginal net cashflows

The marginal net cashflows arising from the impact of the Initiative on uptake captures the expected value consequence of an Initiative’s impact on forecast uptake relative to the uptake that would have occurred without the Initiative.

This will be net cashflows attributable to the bringing forward of revenue and costs for incremental fibre connections, adjusted as appropriate for the impact on the pricing of those brought forward connections.

For the avoidance of doubt, it is noted that the analysis above must not factor in losses in revenue on copper access or any changes in the value of copper access assets as a result of that Initiative.

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Annexure 2: VDSL Upgrades

The VDSL Upgrades comprise:

•	investment to ensure the VDSL2 capable lines post-cabinetisation can be offered a VDSL product; and

•	subject to actual or anticipated competitive pressures investments required to develop the current product to have superior performance.

This investment will primarily involve re-arrangement of DSLAM cards, purchase of new VDSL2 DSLAM FD cards and GigE ports, dynamic line management, cabling re-arrangement/tidy ups in urban locations to remove anomalies and product development.

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Schedule 3: Design and Build

1.	Introduction

1.1	Purpose

This Schedule describes, in general terms, the Design and Build to be undertaken by the Company. The Company will have discretion to determine the manner in which Design and Build is to be provided, subject to ensuring that Design and Build is consistent with this Schedule 3 and the other terms and conditions of the Agreement.

1.2	Activities

This Schedule:

(a)	Describes the process the Company and CFH will follow to ensure that the planning, design, development, build, roll-out, testing and commissioning of the Network meets the Requirements.

(b)	Identifies the different nature of this process as it applies to each of the Communal Infrastructure, the Communal Layer 2 Infrastructure, the End User-Specific Infrastructure and the Multi Dwelling Unit or Multi Business Unit Infrastructure.

Details of Design and Build for the Communal Infrastructure and Communal Layer 2 Infrastructure are set out in the Requirements, and will be described in the Network Deployment Plan and the Architecture. The details of the Design and Build for the End-User Specific Infrastructure and the Multi Dwelling Unit or Multi Business Unit Infrastructure are set out in the Requirements, and will be described in the Architecture, and the Systems and Product Plan.

1.3	Design and Build Steps

The Design and Build includes:

(a)	finalising the Deployment Plans;

(b)	developing and finalising the Architecture;

(c)	building and rolling out the New Infrastructure for each Network Stage in accordance with the Deployment Plans and Architecture;

(d)	integrating the Existing Infrastructure with the New Infrastructure as part of the build process for each Network Stage;

(e)	Company Testing for each Network Stage;

(f)	User Acceptance Testing, including approval by CFH for each Network Stage;

(g)	Commissioning for each Network Stage; and

(h)	issuing a Notice of Completion for each Network Stage.

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1.4	Definitions

Terms defined in the Base Agreement have the same meaning when used in this Schedule. In addition, the following terms have the following meanings unless the context indicates otherwise:

Architecture means the Network Architecture document to be appended to this Schedule as Annexure 3;

Area Unit means a prescribed geographic area within a Candidate Area, as identified in the Network Deployment Plan;

Blocking Error means an error that prevents Service Providers or End Users from using all or a substantial part of the Network and for which no workaround can be found;

Commission Notice has the meaning given in clause 7(a);

Completion Milestone means the completion of one or more Performance Milestones for which an UAT Certificate and a Commission Notice has been issued for a Network Stage, entitling the Company to issue a valid and correctly rendered Notice of Completion for the applicable Performance Milestones;

Company Testing means the testing described in clause 6.2;

Core Milestone has the meaning given in clause 3.1(b)(i);

Critical Error means:

(a)	any material defect or error encountered in the Network during User Acceptance Testing; and/or

(b)	any material deviation from the Requirements in the relevant Architecture that is identified in the functioning and operation of the Network during User Acceptance Testing;

Deployment Plans means the Master Network Deployment Plan, the Network Deployment Plans and the System and Product Plans;

Error means any Blocking Error, Critical Error and/or Non-Critical Error;

Exchange Service Area means the geographic area served by a local exchange of the Company or, following Structural Separation, Telecom Corporation of New Zealand Limited (or any successor-in-title other than the Company or Telecom Corporation of New Zealand Limited in respect of local exchanges);

Initial Network Deployment Plan means the initial Network Deployment Plan appended to this Schedule as part of Annexure 1;

Initial System and Product Plan means the initial System and Product Plan appended to this Schedule as part of Annexure 1;

Master Network Deployment Plan or MDP has the meaning given in clause 2.2(a);

NDP Period has the meaning given in clause 2.3(a);

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Network Deployment Plan has the meaning given in Schedule 1 (Definitions) and includes the Initial Network Deployment Plan and each subsequent Network Deployment Plan agreed under clause 2.3;

Network Stage means one or more Area Units that are identified in the Network Deployment Plan as being ready for UAT at approximately the same time;

Non-Core Milestone has the meaning given in clause 3.1(b)(ii);

Non-Critical Error means:

(a)	any defect or error encountered in the Network User Acceptance Testing that is not a Blocking Error or Critical Error; and/or

(b)	any deviation from the Requirements in the relevant Architecture that is identified in the functioning and operation of the Network during User Acceptance Testing that is not a Blocking Error or Critical Error;

Notice of Completion means a notice issued by the Company to CFH in accordance with clause 8;

Patch means one of up to 10 specified groupings of Candidate Areas, as set out in the Master Network Deployment Plan, that together comprise the Coverage Area;

Prioritisation Criteria means any information or guidance to be provided to the Company by CFH indicating the preferred order of Area Units and/or Candidate Areas in accordance with clauses 2.2(e) and 2.3(b);

Priority Users means businesses (excluding home offices), schools, hospitals and health service provider Premises, as outlined in the applicable Network Deployment Plan;

Qualified UAT Certificate means a UAT Certificate containing such qualifications and limitations as CFH deems reasonably necessary in accordance with clause 6.3;

RFS means ready for service;

System and Product Plan has the meaning given in Schedule 1 (Definitions) and includes the Initial System and Product Plan and any subsequent System and Product Plan agreed under clauses 3.2 and 3.3 respectively;

TPR or Test Problem Report means a problem report detailing one or more test failures identified during the User Acceptance Testing;

Tracking Milestone has the meaning given in clause 3.1(b)(iii);

UAT Certificate means, in relation to User Acceptance Testing, the notice, or deemed notice, of the passing of the UAT, further described in clause 6.3(h);

UAT Period means:

(a)	in relation to all User Acceptance Testing, the period specified in the Network Deployment Plan for completion of all such testing; and

(b)	in relation to a specific User Acceptance Test, the period specified in the UAT Procedures for completion of that User Acceptance Test;

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UAT Procedures means a defined set of activities to be undertaken during User Acceptance Testing, and includes information concerning User Acceptance Testing such as:

(a)	details of UAT test cases and the sequence in which they are to be executed;

(b)	a description of the conditions that are required to exist before different forms of testing can start;

(c)	particulars of expected test results; and

(d)	details of the test data required; and

User Acceptance Testing or UAT means all or any acceptance testing of the Network in accordance with the processes and procedures for that kind of testing as set out in clause 6.3 (and User Acceptance Test means any one test in the UAT).

2.	Network Deployment Plans

2.1	Initial Network Deployment Plan

(a)	A draft of the Initial Network Deployment Plan for the period beginning three months after the Commencement Date and ending on 30 June 2012 is appended to this Schedule as Annexure 1. The Company and CFH will agree a final version of the Initial Network Deployment Plan within one month of the Commencement Date. If the parties cannot agree any of the following matters by the end of the one month period, then CFH will have final approval of such elements:

(i)	order and commencement dates for Candidate Areas;

(ii)	completion dates for Candidate Areas;

(iii)	Performance Milestones, subject to clause 2.3(d), provided that the number of Premises to be Passed that is specified in a Performance Milestone for Premises Passed will be reduced to any lesser number of Premises that may, upon performance of the Initial Network Deployment Plan, be found actually to exist in the relevant areas. In that event, the Company’s obligation to meet the portion of the Minimum Annual Build Commitment Performance Milestone that exceeds the actual number of Premises found to exist in the relevant areas (the Difference) will be limited to using best endeavours to Pass the number of Premises in other areas equal to the Difference and, for the avoidance of doubt, the Minimum Annual Build Commitment Performance Milestone for the next NDP Period will not be increased to reflect any such Difference;

(iv)	Priority Users to be Passed by 31 December 2015; and

(v)	the order of Area Units within Candidate Areas for the period.

CFH will notify the Company of such finalised elements as soon as reasonably possible, but at any rate no later than one month and five business days following the Commencement Date, and those finalised elements must be incorporated in the Initial Network Deployment Plan.

(b)	The Initial Network Deployment Plan and the subsequent Network Deployment Plans will document the plan for Passing of all Premises in each of the Candidate Areas during each period.

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(c)	Any change to the final Initial Network Deployment Plan (following CFH’s final approval of the elements listed in clause 2.1(a)) will be subject to the Change Procedure.

2.2	Master Network Deployment Plan

(a)	CFH and the Company will agree a Master Network Deployment Plan (MDP) for the period from 1 July 2012 to 31 December 2019, in accordance with this clause 2.2.

(b)	The MDP will be agreed by the parties by 15 December 2011, with CFH having final approval of the following elements:

(i)	order and commencement dates for Candidate Areas;

(ii)	completion dates for Candidate Areas;

(iii)	Priority Users to be Passed by 31 December 2015; and

(iv)	the order of Area Units within Candidate Areas for the period leading up to the next Review Period.

CFH will notify the Company of such finalised elements as soon as reasonably possible, but at any rate no later than 15 December 2011, and those finalised elements must be incorporated in the MDP.

(c)	The MDP will be used to guide each subsequent Deployment Plan and, following agreement (and final approval as required) in accordance with clause 2.2(b), will be binding on the parties (subject to clause 2.4) . For the avoidance of doubt, if any elements of the MDP conflict with a Network Deployment Plan as a consequence of clauses 2.3(c) and/or (d), the Network Deployment Plan will prevail to the extent of the conflict.

(d)	The MDP will be reviewed by the parties during the three month period preceding 1 July 2013 and 1 July 2016 (each a Review Period).

(e)	Each party will be responsible for providing the following information for incorporation into the MDP, including for incorporation into the MDP at each Review Period:

(i)	By 1 September 2011 and on the commencement of each Review Period, CFH will notify the Company of:

(A)	the Prioritisation Criteria; and

(B)	the minimum number of Premises to be Passed in each NDP Period for the period leading up to the next Review Period, which must not exceed the numbers stated in the table below by more than 5%, unless otherwise agreed under the Change Procedure (Minimum Annual Build Commitment Performance Milestone).

Financial Year (1 July – 30 June)	Minimum Number of Premises
FY12	52,000
FY13	97,000
FY14	106,000
FY15	106,000
FY16	106,000
FY17	106,000
FY18	106,000
FY19	106,000
FY20	45,864

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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(ii)	By 15 October 2011, and at least 60 days prior to each Review Period, the Company will provide CFH with:

(A)	the Company’s Patches which make up the Coverage Area;

(B)	Candidate Areas within each Patch;

(C)	start and completion build milestones for each Candidate Area;

(D)	expected annual Premises Passed (including Priority Users) in each Patch and Candidate Area; and

(E)	build periods per Candidate Area (if any).

(f)	Subject to clause 2.2(e)(i)(B), CFH may request changes to the MDP (as a final approval right) during each Review Period and the Company must incorporate those changes into the MDP by no later than the expiry of the Review Period. Changes to the MDP will take effect on 1 July of the following year.

(g)	Any changes to the MDP requested by either party outside of the Review Period will be subject to the Change Procedure.

2.3	Subsequent Network Deployment Plans

(a)	After the Initial Network Deployment Plan has been finalised, the Company will provide CFH with subsequent draft Network Deployment Plans for each 12 month period from 1 July to 30 June (each a NDP Period) by no later than 15 October preceding the NDP Period to be covered by that Network Deployment Plan, the first being required by 15 October 2011 (for the 1 July 2012 to 30 June 2013 Network Deployment Plan). The parties will agree each final Network Deployment Plan by 15 December preceding that NDP Period, the first being required by 15 December 2011.

(b)	Each party will be responsible for providing the following information for incorporation into the Network Deployment Plans:

(i)	By 1 September of each year during the Term, CFH will provide the Company with CFH’s Prioritisation Criteria and the Minimum Annual Build Commitment Performance Milestone for the next NDP Period.

(ii)	By 15 October of each year during the Term, the Company will provide CFH with:

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(A)	the build schedule for the next NDP Period, including Performance Milestones;

(B)	Candidate Area start dates;

(C)	expected Premises to be Passed (including Priority Users) per Candidate Area during that NDP Period, at Area Unit level (or the Exchange Service Area level, provided there is an appropriate reconciliation method between Area Unit and the Exchange Service Area), provided that the number of Premises to be Passed that is specified for achievement of a Performance Milestone for Premises Passed will be reduced to any lesser number of Premises that may, upon performance of the Network Deployment Plan, be found actually to exist in the relevant areas. In that event, the Company’s obligation to meet the portion of the Minimum Annual Build Commitment Performance Milestone that exceeds the actual number of Premises found to exist in the relevant areas (the Difference) will be limited to using best endeavours to Pass the number of Premises in other areas equal to the Difference and, for the avoidance of doubt, the Minimum Annual Build Commitment Performance Milestone for the next NDP Period will not be increased to reflect any such Difference;

(D)	the Completion Milestones, which shall be no fewer than 12 and not more than the number of Performance Milestones set down in the Network Deployment Plan for the NDP Period;

(E)	Layer 2 RFS dates for Area Units in the Candidate Areas; and

(F)	the build schedule for Priority Users.

(c)	CFH will have final approval over each Network Deployment Plan, subject to the following qualifications:

(i)	CFH may not change the start date for a Candidate Area set out in the Master Network Deployment Plan for the applicable NDP Period, unless that is agreed through the Change Procedure;

(ii)	CFH may not change the Minimum Annual Build Commitment Performance Milestone for the NDP Period set out in the Master Network Deployment Plan, unless agreed through the Change Procedure. For the avoidance of doubt, the Company’s requirement to satisfy the Minimum Annual Build Commitment Performance Milestone will not limit the Company’s responsibility for all Premises to be Passed in the Coverage Area in accordance with clause 6.1(d) of the Base Agreement;

(iii)	CFH may change the order of construction of an Area Unit /Exchange Service Area that is within any individual Candidate Area;

(iv)	CFH may require re-allocation of the Premises to be Passed within a Patch to other Candidate Areas within the same Patch, provided that CFH may not require re-allocation of more than:

(A)	30% of the Premises planned to be Passed in the NDP Period in any Patch that is identified as containing less than 50,000 Premises in total; or

(B)	20% of the Premises planned to be Passed in the NDP Period in any Patch that is identified as containing 50,000 or more Premises in total; and

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(v)	CFH may require changes to the order of Priority Users within Candidate Areas.

(d)	There will be no more than 50 Performance Milestones set down in each Network Deployment Plan (ie, for each NDP Period) and each Performance Milestone must have a realistic target date for achievement. If the Company fails to set Performance Milestones in any Network Deployment Plan, CFH will set the Performance Milestones for that Network Deployment Plan in accordance with its final approval right under clause 2.3(c).

(e)	Notwithstanding clauses 2.3(b) and 2.3(c) above, the parties agree that, in respect of the Network Deployment Plan for the final NDP Period ending on 31 December 2019 (Final Network Deployment Plan):

(i)	the Company will provide CFH the expected Premises to be Passed in order to meet the Company’s obligation to Pass all Premises in the relevant areas within the Coverage Area that have not previously been completed in accordance with clause 6.1(d) of the Base Agreement (having regard to paragraph (c)(ii) of this clause 2.3), and the parties will agree by 1 November 2018, such final number of Premises to be Passed and if the parties have not agreed such matter by such date then such matter will immediately be submitted to expert determination under clause 18.5 of the Base Agreement and the final determined number of Premises will form part of the Final Network Deployment Plan;

(ii)	CFH, in providing its final approval over the Final Network Deployment Plan, must confirm that Passing the Premises, once completed by the Company as specified in the Final Deployment Plan, will satisfy the Company’s obligation to Pass all Premises in the Coverage Area in accordance with clause 6.1(d) of the Base Agreement;

(iii)	the Minimum Annual Build Commitment Performance Milestone for the final NDP Period will be set to reflect the number of Premises agreed or determined under clause 2.3(e)(i);

(iv)	if:

(A)	the number of Premises that is found to exist in the relevant areas covered by the Final Network Deployment Plan is less than the number of Premises to be Passed that is specified for achievement of a Performance Milestone in the Final Network Deployment Plan, the number of Premises to be Passed that is specified for achievement of any such Performance Milestone will be deemed to be reduced to that lesser number of Premises; or

(B)	the number of Premises that is found to exist in the relevant areas covered by the Final Network Deployment Plan is more than the number of Premises specified in the Minimum Annual Build Commitment Performance Milestone in the Final Network Deployment Plan, for the avoidance of doubt, the Company’s obligation to meet the Minimum Annual Build Commitment Performance Milestone will be limited to 105% of the number of Premises specified in that Minimum Annual Build Commitment Performance Milestone; and

(v)	the Company Passing the Premises required under this clause 2.3(e) and issuing the corresponding Notices of Completion to CFH will satisfy the Company’s obligation to Pass all Premises in the Coverage Area in accordance with clause 6.1(d) of the Base Agreement and, accordingly, the Design and Build obligations of the Company under this Agreement will be fulfilled.

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(f)	Any change to a final Network Deployment Plan will be subject to the Change Procedure.

2.4	Binding Nature of Network Deployment Plans

The only elements of the Deployment Plans that will be binding, and form part of the Agreement, are such elements over which CFH has a final approval right.

3.	System and Product Plans

3.1	Overview

(a)	The System and Product Plan describes the Performance Milestones that will be set for the implementation of:

(i)	OSS/BSS;

(ii)	core processes; and

(iii)	product delivery and development (for Specified Services).

(b)	The System and Product Plan will identify the following Milestones:

(i)	Core Milestones, which are Performance Milestones that may lead to the imposition of Liquidated Damages and ultimately to Material Breach if not achieved on or before the applicable Milestone Dates;

(ii)	Non-Core Milestones, which are Performance Milestones that may lead to the imposition of Liquidated Damages but not to Material Breach if not achieved on or before the applicable Milestone Dates; and

(iii)	Tracking Milestones, which are Milestones (and not Performance Milestones), used to track progress but are not subject to Liquidated Damages.

(c)	The dates for RFS must align with the Network Deployment Plan and Layer 1 RFS dates.

(d)	Specified Services must be available for each Performance Milestone, by the date of the UAT Certificate for that Performance Milestone.

(e)	Service Providers and End Users must be able to be Connected and supported when the first Layer 1 deployment has successfully passed UAT.

(f)	CFH and the Company acknowledge that the Non-Core Milestones for legacy fibre services will recognise the commercial requirements of Retail Service Providers and End Users reasonably to continue using those legacy fibre services.

3.2	Initial System and Product Plan

(a)	A draft of the Initial System and Product Plan (Initial SPP) for the period 1 July 2011 to 30 June 2012 is appended to this Schedule as part of Annexure 1. The Company and CFH will agree a final version of the Initial SPP within one month of the Commencement Date. CFH has final approval right over the Initial SPP for any elements not agreed. CFH will notify the Company of such finalised elements as soon as reasonably possible, but at any rate no later than one month and five business days following the Commencement Date, and those finalised elements must be incorporated in the Initial SPP.

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(b)	The Initial SPP and each subsequent System and Product Plan (SPP) must include all Core Milestones and Non-Core Milestones necessary for delivery of the SPP outcomes, and at a minimum will include:

(i)	Core Milestones

(A)	Specified Services launch dates;

(B)	RSP ready-to-connect dates; and

(C)	key OSS/BSS implementation dates;

(ii)	Non-Core Milestones

(A)	Integrated Test Facility readiness dates;

(B)	subject to clause 3.2(f), dates for closure of legacy fibre services and grandfathering of those services to the Specified Services;

(C)	reporting regime;

(D)	RSP on-boarding plan; and

(E)	product development road map; and

(iii)	Tracking Milestones

(A)	BSS/OSS specifications prepared.

(c)	The Company will provide CFH with the following information for incorporation into the Initial SPP:

(i)	the Performance Milestone schedule for the period, which includes Core Milestones and Non-Core Milestones;

(ii)	the Milestone schedule for the period for Tracking Milestones;

(iii)	the linkages between the System and Product Plans and the Network Deployment Plans; and

(iv)	a reasonable “cure” period for remedying any failure to meet a Performance Milestone.

(d)	Any change to the final Initial SPP (following CFH’s final approval) will be subject to the Change Procedure.

3.3	Subsequent System and Product Plan

(a)	After the Initial SPP has been finalised, the Company will provide CFH with draft System and Product Plans for each 12 month period from 1 July to 30 June (each a SPP Period) by no later than 15 October preceding the start of the SPP Period to be covered by that SPP, with the first being required by 15 October 2011. The parties will agree each final SPP by 15 December preceding the SPP Period, with the first to be agreed by no later than 15 December 2011.

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(b)	The Company will provide CFH with the following information for incorporation into each SPP:

(i)	the schedule of Performance Milestones for the relevant period, which will include Core Milestones and Non-Core Milestones;

(ii)	the Milestone schedule for the period for Tracking Milestones;

(iii)	the linkages between the System and Product Plans and the Network Deployment Plans; and

(iv)	a reasonable “cure” period for remedying any failure to meet a Milestone.

(c)	CFH has final approval over each SPP. CFH will notify the Company of its final approval as soon as reasonably possible, but at any rate no later than 15 December, and any elements finalised by CFH must be incorporated in the SPP.

(d)	Any change to the final SPP (following CFH’s final approval) will be subject to the Change Procedure.

4.	General Requirements of Deployment Plans

The Deployment Plans must:

(a)	reflect and be consistent with the Requirements;

(b)	reflect and be consistent with the UFB Build Objective;

(c)	be clear and unambiguous, so as to be understood by the person reading it;

(d)	be of professional quality; and

(e)	be factually correct.

5.	Architecture

(a)	The Company will prepare the initial draft of the Architecture for the Network within one month of the Commencement Date, with such initial draft Architecture subject to the Document Finalisation Process. The Architecture will be set out in Annexure 3 once finalised.

(b)	The Architecture will describe the intended logical and physical architecture for the Network, including:

(i)	Layer 1, Layer 2, OSS/BSS (data and process architecture), security and Central Office/POI;

(ii)	external interfaces (including Third Party Interfaces) and interworking specifications; and

(iii)	Network Interoperability.

(c)	The Company will ensure that:

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(i)	the configuration and data format of external systems with which the Network is to interact as well as the operational processes utilised by those external systems is taken into account together with such other matters as are necessary (in all cases) to enable the Network to interface with those external systems;

(ii)	the Architecture solution is designed to ensure that the Network:

(A)	is scalable and can accommodate variances in transaction volumes and POI connections with no redesign or redevelopment work and with minimal reconfiguration effort; and

(B)	can accommodate new Service Providers and Services with no redesign or redevelopment work and with minimal reconfiguration effort; and

(iii)	the Network is capable of interoperating with backhaul providers, other network operators, Service Providers and OSS/BSS.

(d)	The Company will ensure that the Architecture is based on, consistent with, and does not conflict with the Requirements, the requirement for Interoperability, and the other terms of the Agreement, and is prepared in accordance with Best Industry Practice. The Company will maintain detailed specifications for its own working purposes, which will be consistent with the Requirements and the Architecture, recognising that detailed specifications will be amended from time to time to reflect conditions and requirements arising from the Company’s build activities in the field. The Company will provide the detailed specifications to CFH on request.

(e)	Any change to the Architecture will be subject to the Change Procedure.

6.	Testing

6.1	Overview

(a)	The Company must establish all operational processes and operating environments necessary to support the conduct of Company Testing, User Acceptance Testing and the implementation and operation of the Network, including the Integrated Test Facility.

6.2	Company Testing

Company Testing set out in the Deployment Plans must be consistent with this clause 6.2.

(a)	Company Testing includes:

(i)	lab-based testing and limited network testing of the Communal Layer 2 Infrastructure, including:

(A)	functional testing to test that each different technical environment making up the Network performs the functions that it is intended to perform (as per the Requirements);

(B)	integration testing to ensure that all elements of the Network are properly integrated and operate on a compatible basis with each other module and sub-system comprising the Network;

(C)	performance testing;

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(D)	interface testing;

(E)	load and volume testing, where practicable; and

(F)	end-to-end testing;

(ii)	field-based testing of the Communal Infrastructure, including receipt of all applicable “engineer to contract” certificates under the civil works Subcontracts of the Company (if applicable), with such certificates to be provided to CFH in accordance with clause 6.3(c);

(iii)	testing of O&M processes to ensure that there are no deviations from the required processes under clause 6.1 in the functioning and operation of the Network;

(iv)	any other testing required to satisfy the Company that:

(A)	all technical infrastructure environments comprising the Network (including the Integrated Test Facility and any network to which the Network is connected) meet the Requirements, and the Architecture, including Interoperability;

(B)	the Service Levels will be satisfied by the Network; and

(C)	the Network has been sufficiently tested to enable User Acceptance Testing to proceed.

(b)	The Company is to allow CFH to observe the conduct of Company Testing and is otherwise to keep CFH reasonably informed of the progress and conduct of the Company Testing. On completion of the Company Testing, the Company will provide CFH with a summary of the test results, detailing any faults or Errors found.

(c)	The Company will also provide recommendations to CFH as to the kind of UAT Procedures to be followed and the kind of UAT test cases to be adopted as part of User Acceptance Testing.

(d)	The Company will develop a test plan describing the Company’s approach to Company Testing.

6.3	User Acceptance Testing

(a)	Purpose

The overall purpose of the User Acceptance Testing is to assist CFH to determine whether or not the required functionality of the Network has been delivered and is in compliance with the Requirements, the Architecture, the requirement for Interoperability, and any other applicable terms of the Agreement.

(b)	Consistency

User Acceptance Testing set out in the Deployment Plans must be consistent with this clause 6.3.

(c)	Preparation

(i)	The Company will perform the following tasks, functions and responsibilities for and in relation to the User Acceptance Testing:

13

Description – User Acceptance Testing

1.	Providing CFH with copies of all test plans, test cases, tests scripts and expected results utilised in Company Testing.

2.	Providing CFH with the actual results of all testing undertaken as part of Company Testing.

3.	Providing CFH with all applicable “engineer to contract” certificates under the civil works Subcontracts of the Company (where applicable).

4.	Providing CFH with documentation evidencing that the Network complies with the Interoperability requirements.

5.	Providing CFH with the necessary tools to support reasonable end-to-end testing activities and performance and/or stress testing, to confirm compliance with the Requirements.

6.	Supplying training in the proper use of the Network, sufficient to enable CFH Personnel to execute any functions described in the Requirements.

7.	Configuring the Integrated Test Facility in a manner that simulates as far as is practicable the live operational environment in which the Network will function and operate. This must include the replication of typical Equipment behaviours and the ability to reproduce concurrent POI Connections.

(ii)	CFH will prepare the UAT Procedures and test cases and make these available to the Company for review and comment.

(iii)	Prior to the commencement of physical User Acceptance Testing, the Company will review the UAT Procedures and test cases and provide feedback to CFH. The Company will also notify CFH of any objections to the UAT Procedures and test cases as soon as practicable. The Company may only object to any element of the UAT Procedures and test cases if the Company can demonstrate they require testing in relation to matters outside the scope of the Requirements, the Architecture or the other terms of the Agreement and are not otherwise in accordance with Best Industry Practice.

(d)	Timing

(i)	On completion of the preparation requirements in clause 6.3(c), and provided prior notice of the intended UAT time period for a particular Network Stage has been identified in the applicable Network Deployment Plan, User Acceptance Testing must be completed within 15 business days of CFH being notified by the Company of the completion of Company Testing via a test readiness certificate.

(ii)	The Company may request that CFH perform User Acceptance Testing prior to the intended UAT Period specified in the Network Deployment Plan for a Network Stage, and CFH will not refuse such request unless the User Acceptance Testing cannot reasonably be undertaken within the Company’s requested dates. The unavailability of Crown funding will not be reasonable grounds for CFH to refuse such request, however, in the event that Crown funding is not available in respect of a proposed Notice of Completion in respect of any UAT that is performed prior to the intended UAT Period, the Company may not issue a Notice of Completion for that Network Stage under clause 8 until the time specified for the relevant Completion Milestone in the Network Deployment Plan. CFH acknowledges that except in relation to timing of User Acceptance Testing and the Company’s issue of a Notice of Completion, the Company may undertake the Passing of Premises prior to the times stated in the relevant Network Deployment Plans.

14

(e)	Conduct

(i)	CFH will perform the User Acceptance Tests, manage and supervise the UAT procedures and document and issue TPRs to the Company for resolution.

(ii)	The Company will issue a test readiness certificate prior to the commencement of UAT and, at CFH’s request, provide such support services for the Network during UAT as are necessary for the proper and efficient performance of the UAT.

(iii)	Prior to the commencement of the UAT Period, CFH may, acting reasonably, propose additional UAT test cases to be run during the UAT Period. In that event, the Company will review the additional UAT test cases as soon as possible. The Company may only reject additional UAT test cases if the Company can demonstrate they require testing in relation to matters outside the scope of the Requirements, the Architecture or the terms of this Agreement, or cannot reasonably be accommodated within the remaining UAT Period. If the Company agrees, the UAT Period may be extended for the period reasonably required to accommodate the additional UAT test cases.

(f)	Process

(i)	CFH will perform such UAT on the Network as CFH considers necessary to determine whether or not the Network complies with the Requirements, the Architecture, or the other terms of this Agreement (is Network Compliant). CFH is not required to undertake UAT in whole or in part, and will notify the Company of any decision not to undertake UAT.

(ii)	At the conclusion of a User Acceptance Test, CFH will document whether or not the User Acceptance Test was completed and any Errors were found. If the User Acceptance Test is completed without any Blocking Errors or Critical Errors, and is Network Compliant, it will be deemed to have been successfully completed, and if any Non-Critical errors were found but the Network is Network Compliant, then that User Acceptance Test will be deemed to have been successfully completed on a qualified basis. If Blocking or Critical Errors are encountered, or the Network is not Network Compliant, then CFH may request that the User Acceptance Test be re-run.

(g)	Test Problem Reports

(i)	If, during the course of a User Acceptance Test, an Error is encountered, CFH may issue a TPR to the Company. The TPR will describe:

(A)	the activities being undertaken during the User Acceptance Test run;

(B)	what occurred and the nature and severity of any Errors; and

(C)	the urgency rating for correction and retesting by the Company.

(ii)	A TPR will remain outstanding until CFH confirms in writing that the TPR has been resolved by the correction and re-testing by the Company of all outstanding Errors outlined in that TPR.

(iii)	If on the expiry of the UAT Period, TPRs referencing Blocking Errors and/or Critical Errors remain outstanding, then CFH may:

(A)	direct the Company to remedy any Blocking Errors and/or Critical Errors within such reasonable time as is specified by CFH, or such other time as agreed between the parties; or

15

(B)	in the event that the Company fails to remedy all of the Blocking Errors and/or Critical Errors within the time period specified under clause 6.3(g)(iii)(A), CFH may elect to:

•	extend the period within which the Company is to remedy the remaining Blocking Errors and/or Critical Errors;

•	reject the Network Stage as a result of its failure to successfully pass the User Acceptance Tests if a period of 45 days has elapsed since the completion of UAT; or

•	accept the Network Stage on terms agreed by the parties.

(h)	UAT Certificate

(i)	Subject to clause 6.3(h)(iv), User Acceptance Testing will only be completed when:

(A)	all UAT test cases have been completed within the UAT Period for all User Acceptance Testing; and

(B)	CFH is satisfied (acting reasonably), that the Network is Network Compliant, and has no outstanding Blocking Errors and/or Critical Errors; and

(C)	subject to clause 6.3(h)(iv), a TPR is in place to resolve any outstanding Non-Critical Errors, and a date agreed by which such Non-Critical Errors are to be resolved by the Company;

OR

(D)	subject to clause 6.3(h)(iii), CFH has notified the Company of a decision not to undertake UAT in accordance with clause 6.3(f)(i), or has not advised the Company that it has commenced, or will commence, performance of UAT within 10 business days of CFH being notified of the completion of Company Testing via a test readiness certificate.

(ii)	If the Company believes that the requirements of clause 6.3(h)(i)(A) to (C) have been satisfied:

(A)	the Company will notify CFH to that effect (UAT Complete Notice);

(B)	CFH will, within five business days of receiving a UAT Complete Notice, either confirm that the requirements of clause 6.3(h)(i)(A) to (C) have been satisfied by issuing the Company with a UAT Certificate, or provide the Company with reasons why it believes such requirements have not been satisfied, and the provisions of clause 6.3(g) will apply to remedy any non-compliance; and

(C)	if CFH does not respond as required by paragraph (B) to a UAT Complete Notice within five business days of receiving it, CFH will be deemed to have issued a UAT Certificate to the Company.

(iii)	If the Company believes that clause 6.3(h)(i)(D) applies:

(A)	the Company will notify CFH to that effect (UAT Reminder Notice);

16

(B)	CFH will, within 10 business days of receiving a UAT Reminder Notice, either confirm that the requirements of clause 6.3(h)(i)(A) to (C) have been satisfied by issuing the Company with a UAT Certificate, or provide the Company with reasons why it believes such requirements have not been satisfied, and the provisions of clause 6.3(g) will apply to remedy any non-compliance;

(C)	if CFH fails to respond to the UAT Reminder Notice within five business days of receiving it, the Company will then issue a notice to CFH (Final UAT Reminder Notice), notifying CFH of CFH’s failure to respond to the UAT Reminder Notice; and

(D)	if CFH fails to respond to the Final UAT Reminder Notice within five business days of receiving it, CFH will be deemed to have issued a UAT Certificate to the Company.

(iv)	A qualified UAT Certificate may be issued if Non-Critical Errors remain on completion of all UAT test cases, and a TPR is in place to resolve such NonCritical Errors. In this instance, a Notice of Completion may still be issued in accordance with clause 8(a) if the Company warrants to remedy all outstanding Non-Critical Errors by an agreed date. CFH may withhold a part of the relevant payments for that Network Stage that is reasonably proportionate to the extent of such Non-Critical Errors that are outstanding, until such time as the outstanding Non-Critical Errors have been remedied.

7.	Commissioning

(a)	When a Network Stage has been completed and a UAT Certificate has been issued, or is deemed to have been issued in accordance with clause 6.3(h)(iii), the Company will Commission the Network Stage to achieve all applicable dates for Commissioning, if it has not already done so. For the avoidance of doubt, Commissioning may be before or after UAT. Except where otherwise agreed, Commissioning will be conducted in accordance with the order of Commissioning specified in the relevant Network Deployment Plan. The Company will notify CFH when Commissioning has been achieved (Commission Notice).

8.	Notice of Completion

(a)	The Company will submit a Notice of Completion to CFH for each of the Completion Milestones in accordance with this clause 8, and must attach the relevant UAT Certificate and Commission Notice (or must attach a description of the circumstances in which a UAT Certificate is deemed to have been issued by CFH in accordance with clause 6.3(h)(iv)) to the Notice of Completion.

(b)	The Notice of Completion will identify the following:

Actual Premises Passed: The number of Premises actually Passed for the Completion Milestone, in respect of which both a UAT Certificate and Commission Notice have been issued or have been deemed to be issued (as the case may be).

17

(c)	The Company will also provide CFH with the following information at the same time as it issues the corresponding Notice of Completion, but which will not be stated in the Notice of Completion:

Estimated Premises Passed: The estimated number of Premises that were required to be Passed for the Completion Milestone as set out in the Network Deployment Plan.

(d)	Except where CFH agrees in accordance with paragraph (e)(i), the Company may not submit a Notice of Completion to CFH for any Premises Passed in excess of the number of Premises equal to the Minimum Annual Build Commitment Performance Milestone in an NDP Period less the number of Premises represented by any Excess under paragraph (e)(iii) that is the subject of a Notice of Completion submitted during the NDP Period and relating to the previous NDP Period (the Relevant Premises). Where the Relevant Premises will be exceeded by an issue of a Notice of Completion for all of the Premises actually Passed to which a Notice of Completion applies, the Company may issue a Notice of Completion for only that number of Premises that will take the total number of Premises actually Passed in respect of which Notices of Completion have been submitted in an NDP Period up to the applicable Relevant Premises (such Notice of Completion being a Partial Notice of Completion).

(e)	If at any time the total number of Premises actually Passed in an NDP Period for Completion Milestones exceeds the Relevant Premises:

(i)	the Company may request that CFH permit issue of a Notice(s) of Completion for some or all of the excess number of Premises (Excess), which CFH will consider reasonably and in good faith, having regard to the circumstances applying to CFH and recognising that the Company may be in a position where it has Passed a significant number of Premises for which Notices of Completion have not been issued in the applicable NDP Period;

(ii)	if CFH permits issue of Notice(s) of Completion in accordance with sub-paragraph (i), the Company may submit the permitted Notice(s) of Completion to CFH;

(iii)	in the event that CFH has not permitted issue of a Notice(s) of Completion for the total Excess in an NDP Period, the Company may issue a Notice(s) of Completion for any Excess not the subject of an issued Notice of Completion as soon as reasonably possible following the commencement of the next NDP Period; and

(iv)	any Notice of Completion permitted by sub-paragraphs (ii) or (iii) will be submitted by the Company to CFH in accordance with paragraph (b), and may as permitted be either in respect of Premises not included in any previous Notice of Completion (for which a Partial Notice of Completion was submitted), or in respect of all of the Premises for Completion Milestones that were not previously included in a Notice of Completion. For the avoidance of doubt, a Notice of Completion in respect of Premises not included in a previous Notice of Completion (for which a Partial Notice of Completion was submitted) will be deemed to be an entire Notice of Completion for the purposes of paragraph (b).

18

Annexure 1: Initial Deployment Plans

***	(112 pages)

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

19

Annexure 2: Requirements

Requirements

1	The dark fibres in the Network will comply with ITU-TG.652D, and optionally with ITU-T G.657A.

2	The dark fibres in the Network will be terminated with SC APC or LC APC type connectors.

3	The dark fibre lengths in the Network will not exceed the distance standards set out in the ITU-T G.984 series of standards.

4	The point to multipoint network supports the Layer 1 requirements of GPON (ITU-T G.984 series).

5	The network and splitter ratios (if any) will support a minimum connection speed of 100 Mb/s downstream and 50 Mb/s upstream.

6	The access network and Specified Layer 1 Service is designed and built to support future growth via an upgrade path to speeds at least 10 times those specified in 5 above.

7	The Specified Layer 1 Services will conform to the Layer 1 Service Descriptions outlined in the Agreement, including the provision of redundant fibre services.

8

The provisioning of fibre in the Network allows for sufficient fibre to permit future Layer 1 unbundling post 31 December 2019, with:

•      two fibres per Premises from the Central Office to the Premises where a point to point architecture is chosen;

•      two fibres per Premises from the Splitter housing to the Premises where a Point-to-multipoint architecture is chosen;

•      sufficient feeder and distribution fibres, where a point to multipoint architecture is chosen, such that each Premises may be served by two distribution fibres fed from separate splitters, the second splitter to be provided and installed either by an Access Seeker or by the Company on behalf of an Access Seeker; and

•      sufficient fibre to allow for growth and in-fill housing.

Company will be required to provide Layer 1 unbundling by December 31 2019. Company will have flexibility to determine how best to manage the investment required to meet this obligation including how investment now is balanced with investment in the future.

9	The provisioning of both feeder and distribution fibre in the Network allows for forecast infill development, for the provision of point-to-point services to priority users as well as for redundancy and faults.

10	The Central Office(s) will provide accommodation and facilities for point to point Layer 1 Access Seekers.

11	The Company will provide accommodation and facilities for unbundled point-to-multipoint Layer 1 Access Seekers from 1 Jan 2020.

12	In the event that the Street Cabinets or Fibre Flexibility Points do not accommodate Access Seeker point-to-multipoint splitters that they will provide for a tie cable from the Cabinet or Fibre Flexibility Point to the Access Seeker’s cabinets/fibre flexibility points. Co-location of Access Seeker splitters in the Street Cabinets or Fibre Flexibility Points or Tie Cables to the Access Seeker splitters are not required to be offered until 1 January 2020.

13	Where co-location services are offered, they will comply with the Co-location Service Description.

1

Requirements

14	The Network will be considered to have passed a Multi-Dwelling Unit if the network duct and / or fibre are positioned such that a service connection can be completed with minimal council infrastructure disruption occurring, or the fibre terminated inside the building. The Communal Infrastructure needs to be positioned to allow agreed Service Levels to be met with no further civil works necessary on Communal Infrastructure (excluding aerial deployment). It is recognised that work permits may be required to complete End User-Specific Infrastructure.

15

The Network will only be considered to have passed a residential Premises if the network duct and / or fibre are positioned such that a service connection can be completed with minimal council infrastructure disruption occurring. The Communal Infrastructure needs to be positioned so the connection Service Levels can be met with no further civil works necessary on Communal Infrastructure (excluding aerial deployment). It is recognised that work permits may be required to complete End User-Specific Infrastructure.

The Network will only be considered to have passed a business Premises if the network duct and / or fibre are positioned such that a service connection can be completed with minimal council infrastructure disruption occurring with no further civil works necessary on Communal Infrastructure (excluding aerial deployment). The Communal Infrastructure needs to be positioned so the connection Service Levels can be met. It is recognised that work permits may be required to complete End User-Specific Infrastructure.

16	The Layer 2 Services provided over the Network will comply with the service description “Layer 2 Ethernet Access Service Description” (based on the TCF Ethernet line Access Service) contained in the Agreement.

17	The Layer 2 network will support multicast traffic as specified in the service description “Layer 2 Ethernet Access Service Description” (based on the TCF Ethernet line Access Service) contained in the Agreement.

18	For GPON services the ports on the ONU will comprise a minimum of: 4 Ethernet ports, and two voice ports. WiFi Ports and RF overlay ports will be made available on demand rather than as standard.

19	The GPON ONUs and P2P NIDs will be separate to the gateways and other Premises equipment deployed by Access Seekers and Service Providers.

20	The Network will support an RF overlay solution for the delivery of TV broadcast services over fibre, and if this is not required initially that the network architecture, wavelength allocation, and optical budget does not prevent the future deployment of an RF overlay. (Note: it is unlikely that RF overlay will be rolled out beyond gated communities and Multi-Dwelling Units).

21	The Company will reserve space in each Central Office for up to one rack of RF overlay equipment. (Note: If RF overlay is limited to Multi-Dwelling Units and gated communities, then this space may not be required. However any RF overlay roll-out is to allow for RF equipment).

22	The Company will provide, either alone or in conjunction with others, Points of Interconnect for Access Seekers for Layer 2 Services and for backhaul service providers and their equipment.

23	The Company will provide intra-Candidate Area backhaul between Central Offices and points of interconnection for Layer 2 Services.

24

The Company will provide direct connection to neutral points of interconnection within the Candidate Area to facilitate (but not necessarily promote) Layer 2 peering between Service Providers and content seekers.

The Company will provide services that provide direct connection between different Service Provider co-located spaces.

2

Requirements

25

The maximum number of End Users to be affected by a single element failure (Layer 1 or Layer 2) is 5,000, excluding the Central Office/Point of Interconnect buildings and associated MOFDF. Where the Candidate Area has fewer than 5,000 End Users, then failure of a single Network element will not affect any more than 3,000 of the End Users within that Candidate Area.

An element includes a fibre sheath, but not a duct line and is considered a discrete component of a network node. This allows use of an aggregation switch provided with dual interfaces cards, dual power supplies, dual switch fabric and dual processors designed to meet the availability requirements, rather than using dual switches at every aggregation node.

26	No Central Office may serve more than 50,000 Premises Passings.

27	All Layer 2 End Users within a Candidate Area must be accessible from a single POI.

28

A sole POI in a Candidate Area must not support more than 50,000 Layer 2 End Users. Where a Candidate Area has more than 50,000 End Users, then at least two POIs must be supplied, and each POI must provide access to all End Users at the standard price and terms.

This does not preclude the Company from offering additional optional POIs within a Candidate Area where a Service Provider can choose to pick up a subset of the Candidate Area.

29	The Company will design the Network taking full account of the requirement to meet or exceed the Service Levels for Layer 1 Services and Layer 2 Services.

30	The Company will Design and Build the Network in accordance with Best Industry Practice, or as may be agreed with CFH in writing from time to time, including ducting which will be built to Best Industry Practice and also take into account the outcome of the Deployment Standards Initiative under development.

31	The Company will Design and Build the Network so that the Network complies with all Laws, including the Telecommunications (Interception Capability) Act 2004 (and any codes or agreements under that Act) and the Civil Defence Emergency Management Act 2002 (and any codes under that Act).

32	The Company will not offer Services which connect to End User end points or Services where at least one point does not terminate at a Central Office or other handover point. For the avoidance of doubt, this includes to UNI to UNI connections (being a transmission path between End User ports) that do not connect through a Service Provider’s equipment at the POI.

Note: A reference in the Requirements to a “Service Description” or a “service connection” will be to the service description or service connection specified in accordance with the Wholesale Services Agreement.

3

Annexure 3: Architecture

* * *

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

4

Annexure 4: Coverage Areas

1

Ashburton Candidate area

Allenton
Netherby
Ashburton
Tinwald
Legend
Chorus candidate area boundary
© 2013 Cnes/Spot Image

Auckland North Candidate area

Whangaparaoa
Browns Bay
Albany
Waimauku
Kumeu
North Shore
Rangitoto Island
Massey
Te Atatu Peninsula
Auckland
Mission Bay

Legend

Chorus candidate area boundary

Blenheim Candidate area

Riversdale
Springlands
Blenheim
Yelverton
Riverlands
Redwoodtown
Alabama Rd
Burleigh
Witherlea
Wither Hills

Legend

Chorus candidate area boundary

Kapiti Candidate area

Kapiti Island
Waikanae Beach
Waikanae
Paraparaumu
Maungakotukutuku
Tararua Forest Park
Paekakariki
Legend
Chorus candidate area boundary

Pukekohe Candidate area

22
Pukekohe East Rd
Pukekohe
Legend
Chorus candidate area boundary

Annexure 5: Liquidated Damages for Performance Milestones

	Breach	Aggregate Breach	Material Breach

	Remedy: Liquidated Damages Level 1	Remedy: Liquidated Damages Level 2 (i.e. stepped up LDs)	Remedy: Penalty Regime / Step In Rights / Termination
1	Performance Milestones – Premises Passed (UAT)

If a Performance Milestone is missed by more than 30 days, then Liquidated Damages are payable from the 31st day until the Premises are Passed as required by this Schedule 3 on the following basis:

(i)      on each day during weeks 1 and 2 from day 31, an amount equal to number of Premises covered by Performance Milestone x CPPPc x 0.33%;

(ii)     on each day during weeks 3 and 4 from day 31, an amount equal to number of Premises covered by Performance Milestone x CPPPc x 0.66%;

(iii)   on each day during weeks 5 and 6 (and each week thereafter) after day 31, an amount equal to number of Premises covered by Performance Milestone x CPPPc x 1.32%.

Capped at an amount equal to number of Premises covered by Performance Milestone x CPPPc x 100%.

If the Minimum Annual Build Commitment Performance Milestone is missed by more than 30 days, then Liquidated Damages are payable from the 31st day until the Premises are Passed as required by this Schedule 3 on the following basis:

(i)      on each day from day 31, an amount equal to number of Premises covered by the Minimum Annual Build Commitment Performance Milestone x CPPPc x 0.66%.

Liquidated Damages are Capped in aggregate at an amount equal to number of Premises covered by the Minimum Annual Build Commitment Performance Milestone x CPPPc x 100%.

Note: Liquidated Damages payments and caps under each of: 1 (Premises Passed), Minimum Annual Build Commitment; and 2 (Systems and Product Plan) are mutually exclusive.

If:

(i)      Any Performance Milestone is missed by ≥ 6 months; or

(ii)     Six Performance Milestones are missed in any rolling 6 month period;

(no cure period), then daily Liquidated Damages are payable from the date of such failure until the Premises are Passed in accordance with this Schedule 3 at a daily amount equal to number of Premises covered by the Performance Milestone(s) x CPPPc x 2.5%.

Capped at an amount equal to number of Premises covered by Performance Milestone x CPPPc x 200% (less any Liquidated Damages already paid under Level 1 Breach in respect of that Performance Milestone).

Performance Milestone for Premises Passed missed by ≥ 25% in any rolling 12 month period for any Patch. (no cure period.)

Performance Milestone for Premises Passed missed by ≥ 50% in any rolling 12 month period for any Candidate Area. (no cure period.)

MATERIAL BREACH CONSEQUENCES APPLY

2

	Breach	Aggregate Breach	Material Breach

	Remedy: Liquidated Damages Level 1	Remedy: Liquidated Damages Level 2 (i.e. stepped up LDs)	Remedy: Penalty Regime / Step In Rights / Termination
2	Performance Milestones – Systems and Product Plan

	Performance Milestones not met within timeframes specified in the System and Product Plan as follows:		Any Core Milestone missed by ≥ 6 months after the end of any relevant cure period for the Core Milestone”. MATERIAL BREACH CONSEQUENCES APPLY

If a Non-Core Milestone, as defined in the Systems and Product Plan, is missed, then Liquidated Damages are payable from the expiry of the applicable “cure period” specified in the System and Product Plan until the RFS obligation is met on the following basis:

(i)      on each day during the first 6 months after the expiry of the applicable “cure period”, an amount equal to the sum of all Premises covered by Performance Milestones for Premises Passed to the date of failure x CPPPc x 0.165%;

(ii)     on each day after the end of that first 6 months, an amount equal to the sum of all Premises covered by Performance Milestones for Premises Passed to the date of failure x CPPPc x 0.33%.

If a Core Milestone as identified in the Systems and Product Plan is missed, then Liquidated Damages are payable from the expiry of the applicable “cure period” specified in the System and Product Plan until the RFS obligation is met on the following basis:

(i)      on each day during the first 6 months after the expiry of the applicable “cure period”, an amount equal to the sum of all Premises covered by Performance Milestones for Premises Passed to the date of failure x CPPPc x 0.33%;

(ii)     on each day after the end of that first 6 months, an amount equal to the sum of all Premises covered by Performance Milestones to the date of failure x CPPPc x 0.66%.

Capped at an amount equal to the sum of all Premises covered by Performance Milestones for Premises Passed to the date of failure x CPPPc.

Note: Liquidated Damages payments and caps under each of: 1 (Premises Passed), Minimum Annual Build Commitment; and 2 (Systems and Product Plan) are mutually exclusive.

3

Schedule 4: O&M Services

1.	Introduction

1.1	Purpose

This Schedule describes, in general terms, the O&M Services to be undertaken by the Company. The O&M Services are to be provided by the Company as part of the Network, including in the Integrated Test Facility. The Company will determine how the O&M Services are to be provided within the parameters of this Agreement (including this Schedule 4).

1.2	Activities

The O&M Services include:

(a)	all reporting and other services the Company is obliged to provide in order to meet its obligations under Schedule 6 (Principles for Services and Pricing); and

(b)	operation, maintenance and support services relating to the Network.

1.3	Definitions

Terms defined in the Base Agreement and/or Schedule 1 (Definitions) have the same meaning when used in this Schedule.

2.	O&M Services

2.1	Provision of the O&M Services

The Company will provide the O&M Services in a manner consistent with its obligations under this Agreement.

2.2	Service Levels

(a)	The Company will provide a suitable OSS/BSS solution to (without limitation):

(i)	provide a seamless electronic interface to Service Providers;

(ii)	otherwise support the delivery of the Services by the Company in a nationally consistent manner; and

(iii)	ensure that the Company complies with:

(A)	the Company’s asset inventory obligations under this Agreement; and

(B)	the Company’s reporting obligations under this Agreement.

1

3.	O&M Documentation

3.1	Development

(a)	The Company will develop documentation for the O&M Services (the O&M Documentation) to document the processes and plans for the O&M Services in sufficient detail such that, if Management Control was exercised under clause 19 of the Base Agreement, CFH (or a “Nominated Manager” as defined in that clause) could use the O&M Documentation to manage the operation and maintenance the Network in a manner consistent with this Agreement and ensure service continuity on the Network.

(b)	The Company will ensure that the O&M Documentation includes, amongst other things:

(i)	tasks in sufficient detail to ensure consistency when repeated;

(ii)	problem identification and elimination and service improvements; and

(iii)	disaster recovery.

(c)	Without limiting clauses 3.1(a) and (b), the Company will develop the O&M Documentation to a standard that is consistent with Best Industry Practice.

2

BELL GULLY

Schedule 5: Service Levels

1.	Principles

1.1	This Schedule defines the principles which apply to the measurement and calculation of Service Levels and Service Default Payments.

1.2	If there are any changes agreed to the Services which affect the Service Levels following the Commencement Date as part of the process of finalising the Wholesale Services Agreement, the parties will discuss and agree any changes that may be required to the Service Levels applying to those Services so that any consequential and material increase in the cost of complying with the Service Levels and/or the risk of not complying with the Service Levels is addressed by adjustment to the Service Levels. Either party may refer any amendment not agreed as a dispute straight to expert determination in accordance with clause 18.5 of the Base Agreement.

2.	Definitions

Terms defined in the Base Agreement have the same meaning when used in this Schedule. In addition, the following terms have the following meanings unless the context indicates otherwise:

Availability Period means the shorter of:

(a)	the period of the previous 12 months; and

(b)	the period of months since the Company last failed to meet the relevant Service Level.

Business means any undertaking that is carried on, whether for gain or reward or otherwise;

Business Connection means a Connection requested by an Access Seeker in relation to an End User that is a Business (but excluding an NBAP Connection);

Business Hours means 8 a.m. to 5 p.m. on a business day;

Downtime means the length of time that an End User is without service, measured from the time that a fault is detected, either by an End User fault report being reported to the Company in accordance with its notified procedures or by a Network surveillance notification system, to the time the fault is resolved and the service is restored or a workaround is put in place. (If an End User’s service does not meet the “Layer 2 Traffic” Service Level (see clause 6 of Annexure 1 of this Schedule 5) for one or more five minute intervals (as defined in the Layer 2 Traffic Service Level) then the End User will be deemed to be without service for the relevant five minute interval(s)). Downtime excludes user-initiated service interruptions and CPE outages due to power failure and any exclusions to the Service Levels set out in this Schedule 5;

“installation” in clauses 1 (Dark fibre access provisioning Service Levels), 2 (Layer 2 Service provisioning Service Levels) and 7 (Co-location Provisioning Service Levels) of Annexure 1 of this Schedule means, and is limited to, installation in accordance with any applicable Standard Installation;

Interconnection Point means, in respect of any dark fibre wholesale services, the central office or point of interconnection to the LFC Network and, in respect of all other wholesale services, the point of interconnection to the LFC Network;

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MOFDF means a main optical fibre distribution frame being a facility in the central office for terminating access fibres;

NBAP Connection means a Connection to an NBAP;

Residential Connection means a Connection requested by an Access Seeker in relation to an End User that is not a Business;

Service Level Commencement Date means the date that is specified as the “Service Level Commencement Date” for each Service Level in the Systems and Product Plan, which forms part of Annexure 1 to Schedule 3 (Design and Build); and

Standard Installation means, subject to clause 3.4, the activities defined in the relevant service description under the Wholesale Services Agreement;

Week means a seven-day period commencing Monday and ending Sunday.

3.	Commencement, Measurement and Reporting of Service Levels

3.1	The Company must begin measuring and reporting its performance against the Service Levels from the relevant Service Level Commencement Date.

3.2	Unless otherwise specified in this Schedule, the Company’s performance of each Service Level will be measured and reported monthly.

3.3	The Service Levels measure performance in the Coverage Area as a whole, other than the:

(a)	Layer 1 Service Availability - Average Downtime Service Level (set out in clause 3.1 of Annexure 1 of this Schedule); and

(b)	Layer 2 Service Availability – Average Downtime Service Level (set out in clause 4.1 of Annexure 1 of this Schedule),

which measure performance in each Candidate Area individually (and the performance in each Candidate Area must meet the minimum specified level of performance in order for the Service Level to be met).

3.4	The Service Levels in this Schedule 5 will not apply to installations for Connections in a Multi-Dwelling Unit (unless subsequently agreed in writing by the parties), but will be reviewed and agreed by the parties within 60 business days following one year after the Commencement Date (if the Company has completed not less than 10 installations), or otherwise no later than 60 business days following the earlier to occur of the Company completing 10 installations or the date that is two years after the Commencement Date, with any dispute concerning the Service Levels to be applied to be referred as a dispute straight to expert determination under clause 18.4 of the Base Agreement. Pending agreement or determination of the Service Levels, the Company will use its commercially reasonable efforts to undertake Connections of Multi-Dwelling Units in a manner consistent with the Service Levels for other Connections of the same service.

4.	Service Default Payments

4.1	Notwithstanding clause 2.1 or clause 6.3(a)(i) of the Base Agreement:

(a)	From the relevant Service Level Commencement Date, the Company will be liable to pay Service Default Payments for a failure to meet the following Service Levels only:

(i)	Residential – Fibre Connections Service Levels (Individual) (specified in clause 1.2(a)(i) of Annexure 1 of this Schedule);

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(ii)	Business – Fibre Connections Service Levels (Individual) (specified in clause 1.2(b)(i) of Annexure 1 of this Schedule);

(iii)	Residential – Layer 2 services (Individual) Service Levels (specified in clause 2.1(a)(i) of Annexure 1 of this Schedule);

(iv)	Business – Layer 2 services (Individual) Service Levels (specified in clause 2.1(b)(i) of Annexure 1 of this Schedule);

(v)	Layer 1 Service Availability – Maximum Downtime Service Level (specified in clause 3.2 of Annexure 1 of this Schedule);

(vi)	Layer 2 Service Availability – Maximum Downtime Service Level (specified in clause 4.2 of Annexure 1 of this Schedule);

(vii)	Layer 2 Traffic Service Level (specified in clause 6.1 of Annexure 1 of this Schedule);

(viii)	Layer 1 RSP Establishment Service Level (specified in clause 8.1(a) of Annexure 1 of this Schedule); and

(ix)	Layer 2 RSP Establishment Service Level (specified in clause 8.1(b) of Annexure 1 of this Schedule).

(b)	In addition to the Company’s liability to pay Service Default Payments for failure to meet the Service Levels specified in clause 4.1(a) of this Schedule, the Company will also be liable to pay Service Default Payments for a failure to meet the:

(i)	Residential – Fibre Connections Service Levels (Aggregate) (specified in clause 1.2(a)(ii) of Annexure 1 of this Schedule);

(ii)	Business – Fibre Connections Service Levels (Aggregate) (specified in clause 1.2(b)(ii) of Annexure 1 of this Schedule);

(iii)	Layer 1 Service Availability – Average Downtime Service Level (clauses 3.1 of Annexure 1 of this Schedule);

(iv)	Layer 2 Service Availability – Average Downtime Service Level (clauses 4.1 of Annexure 1 of this Schedule);

(v)	Layer 2 Disconnections Service Levels (clause 5 of Annexure 1 of this Schedule);

(vi)	Residential – Layer 2 Services (Aggregate) Service Level (specified in clause 2.1(a)(ii) of Annexure 1 of this Schedule);

(vii)	Business – Layer 2 Services (Aggregate) Service Level (specified in clause 2.1(b)(ii) of Annexure 1 of this Schedule);

(viii)	NBAP – Fibre Connection (Individual) Service Level (specified in clause 1.2(c)(i) of Annexure 1 of this Schedule);

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(ix)	Bandwidth upgrade of Layer 2 Services (Aggregate) Service Level (specified in clause 2.1(d)(ii) of Annexure 1 of this Schedule);

(x)	Multicast (Access Seeker) Service Level (specified in clause 2.1(e)(i) of Annexure 1 of this Schedule);

(xi)	Multicast (End User) (Aggregate) Service Level (specified in clause 2.1(f)(ii) of Annexure 1 of this Schedule);

(xii)	RF Overlay Service Level (specified in clause 2.1(g) of Annexure 1 of this Schedule);

(xiii)	NBAP – Layer 2 services (Individual) Service Level (specified in clause 2.1(c)(i) of Annexure 1 of this Schedule);

(xiv)	Co-location Space Allocation (New Interconnection Point) Service Level (specified in clause 7.1(a)(i) of Annexure 1 of this Schedule);

(xv)	Co-location Space Allocation (Existing Interconnection Point) Service Level (specified in clause 7.1(a)(ii) of Annexure 1 of this Schedule);

(xvi)	Tie Cable Service Level (specified in clause 7.1(b) of Annexure 1 of this Schedule); and

(xvii)	MOFDF Service Level (specified in clause 7.1(c) of Annexure 1 of this Schedule),

from the relevant Service Level Commencement Date. These Service Levels will only measure performance across Candidate Areas in which:

(xviii)	3,000 or more End Users within the Candidate Area; or

(xix)	20% of Premises within the Candidate Area (as specified in the Network Deployment Plan),

are (or have been) Connected to the Network (whichever occurs first). This includes any End Users Connected to the Network on the Service Level Commencement Date.

5.	Continuous Improvement of Service Levels

5.1	Before the expiry of the Term:

(a)	the Company will have implemented for itself, and operate, appropriate technical solutions (including the Company having an appropriate fully functional OSS/BSS implemented) to enable all Layer 2 Services that do not require a physical visit to the relevant Premises to be provisioned in near real time over electronic interfaces (following the receipt of a properly completed order by the Company); and

(b)	the Company will provision all Layer 2 Services that do not require a physical visit to the relevant Premises in near real time over electronic interfaces (following the Company’s receipt of a properly completed order) (the Improved Services).

5.2	The Company will develop and document a continuous improvement regime for the Service Levels to ensure that the Service Levels reflect the Improved Services before the expiry of the Term by three months following the Commencement Date, and such document will be approved as part of the Document Finalisation Process.

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Annexure 1: Service Levels

1.	Dark fibre access provisioning Service Levels

1.1	The Service Levels set out in this clause 1 do not apply to Premises which are not Passed by Communal Infrastructure.

1.2	Subject to clauses 1.3 and 1.4 of this Annexure, the Company will complete the Standard Installation for Connections as follows:

(a)	Residential – Fibre Connection:

(i)	Individual

Each installation of Residential Connection must be completed within four business days following receipt of all necessary permissions and consents required by Law (excluding road opening notices) (or such later date as agreed between the Access Seeker and the relevant End User), with applications for permissions and consents to be commenced by the Company within one business day of the Company’s receipt of a properly completed order from an Access Seeker and completed within two business days.

(ii)	Aggregate

75% or more of all installations of Residential Connections due to be completed within a month in accordance with clause 1.2(a)(i) of this Annexure must be completed within the period specified in clause 1.2(a)(i) of this Annexure.

(b)	Business - Fibre Connection:

(i)	Individual

Each installation of a Business Connection must be completed within six business days following receipt of all necessary permissions and consents required by Law (excluding road opening notices) (or such later date as agreed between the Access Seeker and the relevant End User), with applications for permissions and consents to be commenced by the Company within one business day of the Company’s receipt of a properly completed order from an Access Seeker and completed within two business days.

(ii)	Aggregate

75% or more of all installations of Business Connections due to be completed within a month in accordance with clause 1.2(b)(i) of this Annexure must be completed within the period specified in clause 1.2(b)(i) of this Annexure.

(c)	NBAP – Fibre Connection:

(i)	Individual

Each installation of an NBAP Connection must be completed within 60 business days following receipt of all necessary permissions and consents required by Law (excluding road opening notices) (or such later date as agreed between the Access Seeker and the relevant End User), with applications for permissions and consents to be commenced by the Company within one business day of the Company’s receipt of a properly completed order from an Access Seeker and completed within five business days.

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(ii)	Aggregate

75% or more of all installations of NBAP Connections due to be completed within a month in accordance with clause 1.2(c)(i) of this Annexure must be completed within the period specified in clause 1.2(c)(i) of this Annexure.

1.3	Any time period during which:

(a)	any Force Majeure Event prevents installation of a Connection or prevents restoration of Connection which is subject to Downtime; or

(b)	the Company is, due to a Force Majeure Event, unable to safely access any location or premises where physical access is required to install a Connection or restore a Connection which is subject to Downtime, will be added to the periods specified in 1.2(a)(i), 1.2(b)(i) and, 1.2(c)(i) as applicable.

1.4	The Service Levels in 1.2(a)(i), 1.2(b)(i) and 1.2(c)(i) will not apply to any Connections ordered in any Week by an Access Seeker in excess of 25% of the number of Connections forecast by that Access Seeker for the calendar month in which that Week falls (or, where the Week partly falls in one calendar month and partly in another, 25% of the number of Connections forecast by that Access Seeker for the earlier of those two months), and such Connections will not be taken into account when calculating the service levels in 1.2(a)(ii) 1.2(b)(ii) and 1.2(c)(ii).

2.	Layer 2 Service provisioning Service Levels

2.1	Subject to clause 2.2 of this Annexure, the Company will provision the Standard Installation for the Layer 2 Services as follows:

(a)	Residential - Layer 2 services:

(i)	Individual

Layer 2 services ordered in relation to a Residential Connection:

(A)	at the same time as an installation of a Residential Connection are to be provisioned concurrently with the completion of the Connection; or

(B)	independently from an order for an installation of a Connection (provided that the relevant Premises is already Connected) are to be provisioned within three business days of a properly completed order being received by the Company (or such later date as agreed between the Access Seeker and the relevant End User).

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(ii)	Aggregate

75% or more of all Layer 2 services due to be delivered within a month in accordance with clause 2.1(a)(i) of this Annexure must be completed within the relevant periods specified in clause 2.1(a)(i) of this Annexure.

(b)	Business - Layer 2 services:

(i)	Individual

Layer 2 services ordered in relation to a Business Connection:

(A)	at the same time as an installation of a Business Connection are to be provisioned concurrently with the completion of the Connection; or

(B)	independently from an order for an installation of a Connection (provided that the relevant Premises is already Connected) are to be provisioned within five business days of a properly completed order being received by the Company (or such later date as agreed between the Access Seeker and the relevant End User).

(ii)	Aggregate

75% or more of all Layer 2 services due to be delivered within a month in accordance with clause 2.1(b)(i) of this Annexure must be completed within the relevant periods specified in clause 2.1(b)(i) of this Annexure.

(c)	NBAP - Layer 2 services:

(i)	Individual

Layer 2 services ordered in relation to an NBAP Connection:

(A)	at the same time as an installation of an NBAP Connection are to be provisioned concurrently with the completion of the Connection; or

(B)	independently from an order for an installation of an NBAP Connection (provided that the relevant Premises is already Connected) are to be provisioned within five business days of a properly completed order being received by the Company (or such later date as agreed between the Access Seeker and the relevant End User).

(ii)	Aggregate

75% or more of all Layer 2 services due to be provisioned within a month in accordance with clause 2.1(c)(i) of this Annexure must be completed within the relevant periods specified in clause 2.1(c)(i) of this Annexure.

(d)	Bandwidth upgrade of Layer 2 services:

(i)	Individual

A Bandwidth upgrade of Layer 2 services must be provisioned within one business day following the Company’s receipt of a properly completed order from an Access Seeker (or such later date as agreed between the Access Seeker and the relevant End User).

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(ii)	Aggregate

75% or more of all Layer 2 services upgrades due to be provisioned within a month in accordance with clause 2.1(d)(i) of this Annexure must be completed within the period specified in clause 2.1(d)(i) of this Annexure.

(e)	Multicast (Access Seeker):

(i)	A multicast service must be provisioned for an Access Seeker within 3 months from the Company’s receipt of a properly completed order from an Access Seeker (or such later date as agreed between the Access Seeker and the Company).

(f)	Multicast (End User):

(i)	Individual

Provided that the necessary multicast service has previously been provisioned for the relevant Access Seeker, a multicast service must be provisioned for an End User (provided that the relevant Premises is already Connected) within one business day following the Company’s receipt of a properly completed order from an Access Seeker (or such later date as agreed between the Access Seeker and the relevant End User).

(ii)	Aggregate

75% or more of all multicast services due to be provisioned within a month in accordance with clause 2.1(f)(i) of this Annexure must be completed within the period specified in clause 2.1(f)(i) of this Annexure.

(g)	RF Overlay (Access Seeker): An RF Overlay service must be provisioned for an Access Seeker within the period agreed between the Company and the relevant Access Seeker which must be no more than 60 business days (unless a longer period is specifically requested by the Access Seeker).

(h)	RF Overlay (End User): Provided that the necessary RF Overlay service has previously been provisioned for the relevant Access Seeker, an RF Overlay service must be provisioned for an End User (provided that the relevant Premises is already Connected) within 4 business days following the Company’s receipt of a properly completed order from an Access Seeker (or such later date as agreed between the Access Seeker and the relevant End User).

2.2	Any time period during which:

(a)	any Force Majeure Event prevents provisioning of a Layer 2 Service, Bandwidth upgrade, multicast service or RF Overlay service; or

(b)	the Company is, due to a Force Majeure Event, unable to safely access any location or premises where physical access is required to provision a Layer 2 Service, Bandwidth upgrade, multicast service or RF Overlay service, will be added to the periods specified in 2.1(a)(i), 2.1(b)(i), 2.1(c)(i), 2.1(d)(i), 2.1(e), 2.1(f)(i) 2.1(g) and 2.1(h) as applicable.

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3.	Layer 1 Service Availability

3.1	Layer 1 Service Availability – Average Downtime:

The Layer 1 dark fibre service between the Premises or NBAP terminations and the CO fibre distribution frame must meet the following minimum Service Level (excluding Downtime directly caused by Force Majeure Events):

Service Level:

The Average Downtime per End User within each Candidate Area in the Availability Period that is caused by a fault in the Layer 1 dark fibre service must be ≤ 2 hours.

Definition:

“Average Downtime per End User within each Candidate Area in the Availability Period that is caused by a fault in the Layer 1 dark fibre service” = A/B

A = the sum of the Downtime for all End Users within the relevant Candidate Area in the Availability Period that is caused by a fault in the Layer 1 dark fibre service; and

B = the average total number of End Users within the Candidate Area over the Availability Period.

3.2	Layer 1 Service Availability – Maximum Downtime:

The Layer 1 dark fibre service between the Premises or NBAP terminations in a Candidate Area and the SC or LC termination or splice in the Access Seeker co-location footprint or requested point of delivery (including any intra-Candidate Area dark fibre backhaul) must meet the following minimum Service Level (excluding Downtime directly caused by Force Majeure Events):

Service Level:

Maximum Downtime for each End User in the Availability Period that is caused by a fault in the Layer 1 dark fibre service must be:

(a)	≤ 48 hours (Default Service Level); or

(b)	≤ 24 hours (Enhanced Service Level 1); or

(c)	≤ 12 hours (Enhanced Service Level 2); or

(d)	≤ 8 hours (Enhanced Service Level 3).

Definition:

Maximum Downtime for each End User in each Availability Period that is caused by a fault in the Layer 1 dark fibre service = the sum of the Downtime experienced by the End User in the Availability Period that is caused by a fault in the Layer 1 dark fibre service.

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3.3	Default and Enhanced Layer 1 Service Availability – Maximum Downtime Service Levels

(a)	The Default Service Level set out in clause 3.2 of this Annexure is the default Service Level provided to each End User unless the End User elects to purchase an Enhanced Service Level in accordance with clause 3.3(b) of this Annexure.

(b)	The Enhanced Service Levels (as set out in clause 3.2 of this Annexure):

(i)	must be offered by the Company to Access Seekers to offer to End Users in relation to Business Connections and NBAP Connections and must be provided to each such End User that elects to purchase an Enhanced Service Level; and

(ii)	may, at the Company’s discretion, be offered to Access Seekers to offer to End Users in relation to Residential Connections and must be provided to each such End User that elects to purchase an Enhanced Service Level.

4.	Layer 2 Service Availability

4.1	Layer 2 Service Availability – Average Downtime:

The Layer 2 Service, between the ONT port and the POI (including the Hand-over port, but excluding any Layer 1 Service) must meet the following minimum Service Level (excluding Downtime directly caused by Force Majeure Events):

Service Level:

The Average Downtime per End User within each Candidate Area in each Availability Period that is caused by a fault in the Layer 2 Service must be 30 minutes.

Definition:

“Average Downtime per End User within each Candidate Area in the Availability Period that is caused by a fault in the Layer 2 Service” = A/B

A = the sum of the Downtime for all End Users within the relevant Candidate Area in the Availability Period that is caused by a fault in the Layer 2 service; and

B = the average total number of End Users within the Candidate Area over the Availability Period.

4.2	Layer 2 Service Availability – Maximum Downtime

The Layer 2 Service, between the ONT port and the POI (including the Hand-over port, but excluding any Layer 1 Service) must meet the following minimum Service Level (excluding Downtime directly caused by Force Majeure Events):

Maximum Downtime for each End User in each Availability Period that is caused by a fault in the Layer 2 Service must be:

(a)	< 12 hours (excluding Downtime caused by an ONT failure) (Default Service Level); or

(b)	< 12 hours (including Downtime caused by an ONT failure) (Enhanced Service Level 1); or

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(c)	< 8 hours (including Downtime caused by an ONT failure) (Enhanced Service Level 2).

Definition:

Maximum Downtime for each End User in each Availability Period that is caused by a fault in the Layer 2 Service = the sum of the Downtime experienced by the End User in the Availability Period that is caused by a fault in the Layer 2 Service.

4.3	Default and Enhanced Layer 2 Service Availability Service Levels

(a)	The Default Service Level set out in clause 4.2 above is the Default Service Level provided to each End User unless the End User elects to purchase an Enhanced Service Level in accordance with clause 4.3(b) of this Annexure.

(b)	The Enhanced Service Levels (as set out in clause 4.2 above):

(i)	must be offered by the Company to Access Seekers to offer to End Users in relation to Business Connections and NBAP Connections and must be provided to each such End User that elects to purchase an Enhanced Service Level; and

(ii)	may, at the Company’s discretion, be offered to Access Seekers to offer to End Users in relation to Residential Connections and must be provided to each such End User that elects to purchase an Enhanced Service Level.

4.4	The Layer 2 Service Availability Service Levels (set out in clauses 4.1 (Average Downtime) and clause 4.2 (Maximum Downtime) of this Annexure) measure Layer 2 Service availability only. Downtime caused directly by the failure of an underlying Layer 1 Service will not be included in the measurement of the Layer 2 Service Availability Service Levels.

5.	Layer 2 – Disconnections

5.1	Disconnections – Individual

Each disconnection of a Connection must be completed within one business day following the Company’s receipt of a properly completed order from an Access Seeker (or such later date as agreed between the Access Seeker and the relevant End User).

5.2	Disconnections - Aggregate

75% or more of all disconnections of a Connection due to be made within a month in accordance with clause 5.1 above must be completed within the period set out in clause 5.1 above.

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6.	Layer 2 Traffic

6.1	Each End User’s traffic must be delivered to the POI within the following Service Levels, measured over each five minute interval (24 hours per day):

	Frame Delay must be:	Frame Delay Variation must be:	Frame Loss must be:
CIR	≤ 5 mS	≤ 1 mS	< 0.1%
EIR	n/a	n/a	< 2%

At least 99% of the frames within the five minute measurement interval must be within the above Service Levels, otherwise the service is to be considered unavailable for that five minute interval.

6.2	Measurement of Layer 2 Traffic Service Level:

A suitable Layer 2 Traffic Service Level and measurement regime will be developed by CFH in consultation with the Company and the Telecommunications industry, with the delivery dates to be documented in the Network Deployment Plan.

7.	Co-location Provisioning Service Levels

7.1	The Company will provision the Standard Installation for the co-location Services in accordance with the following Service Levels:

(a)	Co-location Space Allocation:

(i)	New Interconnection Point:

Space, racks, power and tie cables at any new Interconnection Point will be provisioned by the Company within 20 business days following the Company’s receipt of a properly completed order from an Access Seeker (or such later date as agreed between the Access Seeker and the Company).

(ii)	Existing Interconnection Point:

Space, racks, power and tie cables at any Interconnection Point where the Access Seeker already receives co-location services will be provisioned by the Company within 20 business days following the Company’s receipt of a properly completed order from an Access Seeker (or such later date as agreed between the Access Seeker and the Company).

(b)	Additional Tie Cables:

Additional tie cables will be provisioned by the Company within 20 business days following the Company’s receipt of a properly completed order from an Access Seeker (or such later date as agreed between the Access Seeker and the Company).

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(c)	MOFDF Service Orders:

Work on the MOFDF (such as running cross patch jumpers but excluding jumpers that form part of an individual connection order from an Access Seeker) will be provisioned by the Company within 4 business days following the Company’s receipt of a properly completed order from an Access Seeker (or such later date as agreed between the Access Seeker and the Company).

7.2	Any time period during which:

(a)	any Force Majeure Event prevents provisioning of a co-location service; or

(b)	the Company is, due to a Force Majeure Event, unable to access any location or Premises where physical access is required to provision a co-location service,

will	be added to the periods specified in 7.1(a)(i), 7.1(a)(ii), 7.1(b) and 7.1(c) as applicable.

8.	RSP Establishment Service Levels

8.1	The initial draft of the on-boarding process for Access Seekers (Process) is set out in Annexure 4 and such initial draft and this clause 8 will be subject to the Document Finalisation Process (with such initial draft, and this clause 8, to serve as the base for a revised Process to be submitted by the Company to CFH within 20 business days of the Commencement Date). The Company will establish Access Seekers on the Network in accordance with the following Service Levels:

(a)	Layer 1 RSP

The Company will, on receipt of a request from an Access Seeker, establish the Access Seeker on the Network and enable the Access Seeker to provide access to Layer 1 services to End Users using the Network (including service testing, completion of co-location services, provision of the Wholesale Services Agreement and OSS/BSS readiness) within that number of business days following the Company’s receipt of a properly completed request from the Access Seeker seeking such establishment that is specified in the Process for the items necessary for the establishment of the Access Seeker.

(b)	Layer 2 RSP

The Company will, on receipt of a request from an Access Seeker, establish the Access Seeker on the Network and enable the Access Seeker to provide access to Layer 2 services to End Users using the Network (including service testing, completion of co-location services, provision of the Wholesale Services Agreement and OSS/BSS readiness) within that number business days following the Company’s receipt of a properly completed request from the Access Seeker seeking such establishment that is specified in the Process for the items necessary for the establishment of the Access Seeker.

9.	Service Level Extensions

9.1	Subject to clause 9.2, the Company Service Level response times set out in this Annexure 1 shall be extended in the following circumstances:

(a)	Satisfaction of the Service Level is prevented as a direct result of a serious health and safety issue outside of the Company’s control;

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(b)	Satisfaction of the Service Level is prevented as a direct result of a delay in the provision of materials or information to be supplied by the Access Seeker, required to complete the service;

(c)	Acts or omissions of Access Seekers or Service Providers that prevent the Company from meeting a Service Level (unless the Access Seeker or Service Provider has received the Company’s prior approval for such act or omission);

(d)	Acts or omissions of End Users that prevent the Company from meeting a Service Level (unless the End User has received the Company’s prior approval for such act or omission);

(e)	Any period of extension agreed with the relevant End User; and

(f)	A Force Majeure Event prevents satisfaction of the Service Level, including, for the avoidance of doubt, any Force Majeure Event affecting a Subcontractor or supplier of the Company which, if it occurred in relation to the Company, would have been a Force Majeure Event (as referenced in clause (g) of the definition of “Force Majeure” in this Agreement),

each	a “Service Impairment”.

9.2	Any Service Level extension under clause 9.1:

(a)	will be limited to the time that the Service Impairment continues to prevent or make illegal the Company’s performance of the applicable Service Level; and

(b)	is subject to the Company promptly taking all reasonable steps, in accordance with Best Industry Practice, to eliminate or avoid the Service Impairment and mitigate its effect; and

(c)	in relation to any Service Level extension under clause 9.1(a) to (e) only, will not be given to the extent the Service Impairment is caused or contributed to by the Company or its Subcontractors’ acts or omissions, the acts or omissions of any supplier of the Company, or any person within the control or under the responsibility of the Company.

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Annexure 2: Service Default Payments

The following table specifies the Service Default Payments payable by the Company. Those Service Levels identified as “Individual” are not payable to CFH or the Crown but are payable to either the Service Provider or the relevant End User (through the Service Provider), as and to the extent specified in the Wholesale Services Agreement. The remaining Service Default Payments are payable to CFH and/or to the Crown in accordance with clause 6.3(a) of the Base Agreement.

Service Level (references are to clauses in Annexure 1)	Service Default Payment

Company dark fibre access provisioning Service Levels

1.2(a)(i) - Residential – Fibre Connections (Individual)	10% of the applicable monthly rental fee for the relevant service(s) (specified in the order) per complete three-hour period that the Connection is late (capped at one month’s rental).

1.2(a)(ii) – Residential – Fibre Connection (Aggregate)	0.5% of annual rental fee for Layer 1 and Layer 2 service(s).

1.2(b)(i) – Business – Fibre Connections (Individual)	10% of the applicable monthly rental fee for the relevant service(s) (specified in the order) per complete three-hour period that the Connection is late (capped at one month’s rental).

1.2(b)(ii) – Business – Fibre Connections (Aggregate)	0.5% of annual rental fee for Layer 1 service(s).

1.2(c) – NBAP – Fibre Connections (Individual)	10% of the applicable monthly rental fee for the relevant service(s) (specified in the order) per complete business day that the Connection is late (capped at one month’s rental).

Layer 2 Service provisioning Service Levels

2.1(a)(i) – Residential – Layer 2 Ethernet services (Individual)	10% of the applicable monthly rental fee for the service per complete three-hour period that the service is late (capped at one month’s rental).

2.1(a)(ii) – Residential – Layer 2 Ethernet services (Aggregate)	0.5% of annual rental fee for Layer 1 and Layer 2 service(s).

2.1(b)(i) – Business – Layer 2 Ethernet services (Individual)	10% of the applicable monthly rental fee for the service per complete three-hour period that the service is late (capped at one month’s rental).

2.1(b)(ii) – Business – Layer 2 Ethernet services (Aggregate)	0.5% of annual rental fee for Layer 2 service(s).

2.1(c)(i) – NBAP – Layer 2 services (Individual)	10% of applicable monthly rental fee for the service per complete three-hour period that the service is late (capped at one month’s rental).

2.1(d)(i) – Bandwidth upgrade of Layer 2 services (Individual)	10% of the applicable monthly rental fee for the service per complete three-hour period that the service is late (capped at one month’s rental).

2.1(d)(ii) – Bandwidth upgrade of Layer 2 services (Aggregate)	0.5% of annual rental fee for Layer 2 service(s).

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2.1(e)(i) – Multicast (Access Seeker)	10% of the applicable monthly rental fee for the service per complete business day that the service is late (capped at one month’s rental).

2.1(f)(ii) – Multicast (End User) (Aggregate)	0.5% of annual rental fee for Layer 2 service(s).

2.1(g) – RF Overlay (Access Seeker)	10% of the applicable monthly rental fee for the service per complete day that the service is late (capped at one month’s rental).

2.1(h) – RF Overlay (End User)	10% of the applicable monthly rental fee for the service per complete three-hour period that the service is late (capped at one month’s rental).

Availability Service Levels

3.1 – Layer 1 Service Availability (Average Downtime)	0.5% of annual rental fee for the Layer 1 and Layer 2 service(s).

3.2 – Layer 1 Service Availability (Maximum Downtime)	Percentage of the applicable monthly rental fee for the Connection and any service(s) provided over the Connection per complete hour of Downtime over the Maximum Downtime:

Default Service Level: 10% (capped at one month’s rental fee for Layer 1 and Layer 2 service(s))

Enhanced Service Level 1: 15% (capped at two months’ rental fee for Layer 1 and Layer 2 service(s))

Enhanced Service Level 2: 15% (capped at two months’ rental fee for Layer 1 and Layer 2 service(s))

Enhanced Service Level 3: 15% (capped at three months’ rental fee for Layer 1 and Layer 2 service(s))

4.1 – Layer 2 Service Availability (Average Downtime)	0.5% of annual rental fee for the Layer 1 and Layer 2 service(s).

4.2 – Layer 2 Service Availability (Maximum Downtime)	Percentage of the applicable monthly rental fee for the Connection and any service(s) provided over the Connection per complete hour of Downtime over the Maximum Downtime:

Default Service Level: 10% (capped at one month’s rental fee for Layer 1 and Layer 2 service(s))

Enhanced Service Level 1: 15% (capped at two months’ rental fee for Layer 1 and Layer 2 service(s))

Enhanced Service Level 2: 15% (capped at two months’ rental fee for Layer 1 and Layer 2 service(s))

Disconnection Service Level

5.1 – Layer 2 Disconnections (Individual)	10% of the applicable monthly rental fee for the Connection and any service(s) provided over the Connection per complete three-hour period that the disconnection is late (capped at one month’s rental).

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5.2 – Layer 2 Disconnections (Aggregate)	0.5% of annual rental fee for the Layer 1 and Layer 2 service(s).

Co-location Service Levels

7.1(a)(i) – Co-location Space Allocation (New Interconnection Point)	25% of the applicable monthly rental fee for the service for every 5 business days (or part thereof) that the service is late (capped at one month’s rental).

7.1(a)(ii) – Co-location Space Allocation (Existing Interconnection Point)	25% of the applicable monthly rental fee for the service for every 5 business days (or part thereof) that the service is late (capped at one month’s rental).

7.1(b) – Additional Tie Cables	25% of the applicable monthly rental fee for the new tie cable capacity for every 5 business days (or part thereof) that the service is late (capped at one month’s rental).

7.1(c) – MOFDF Service Level	10% of the applicable service fee charged by the Company for the service for every complete hour that the service is late (capped at one month’s rental).

RSP Establishment*

8.1(a) – Layer 1 RSP	(i) $1,000 for every day (or part day) that the completion of the establishment is late (up to 7 days); and;

(ii) $10,000 for every day (or part day) that the completion of the establishment is late (after the first 7 days).

8.1(b) – Layer 2 RSP	(i) $1,000 for every day (or part day) that the completion of the establishment is late (up to 7 days); and;

(ii) $10,000 for every day (or part day) that the completion of the establishment is late (after the first 7 days).

*	Subject to agreement of the relevant on-boarding process as set out in clause 8.1 of Annexure 1 to this Schedule.

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Annexure 3: Material Breach

Note: The following table identifies “Material Breach’ for each identified SLA Measure. The columns for “Level 1 Breach” and “Level 2 Breach” are for illustrative purposes only, with the definitive descriptions of these defaults and the corresponding LD’s that are payable being as set out in Annexure 2 of this Schedule.

SLA Measure	Level 1 breach	Level 2 Breach	Material Breach
Connect Customers on Time	Individual	Aggregate (per month)	Aggregate (for 3 consecutive months, or in any 4 months in a 12 month period)

Residential Layer 1	4 days	25% or more > 4 days	25% or more > 4 days

Business Layer 1	6 days	25% or more > 6 days	25% or more > 6 days

Residential Layer 2	Concurrently or within 3 days	25% or more > 3 days	25% or more > 4 days

Business Layer 2	Concurrently or within 5 days	25% or more > 5 days	25% or more > 6 days

Restore Customers on Time (Service Availability)	Individual (per availability period lesser of 12 months or period from last failure of relevant service level)	Average (per availability period lesser of 12 months or period from last failure of relevant service level)	Average (over 12 months)
Layer 1 Default	< 48 hours	< 2 hours	> 4 hours

Layer 2 Default	< 12 hours	< 30 minutes	> 60 minutes

Layer 1 Enhanced	< 24 / < 12 / < 8	< 2 hours	> 4 hours

Layer 2 Enhanced	< 12 / < 8	< 30 minutes	> 60 minutes

Connecting RSPs to Network	Per RSP (on-boarding process to be agreed in conjunction with finalising WSA with industry)
Target ready for service	30 bus days from offer acceptance	1 month before penalties apply	> 4 months from the scheduled service date

Commercial Agreement	Standard Terms offered within 5 days

Physical set-up	20 days from order (first site)

+ 20 days from order for next 10 sites

+ 40 days from order for other sites

Test and commission	25 days from first order

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Layer 2 Network	Per customer

- traffic SLA	Restore Customers on Time Layer 2 Default TBA – CFH will develop a suitable measurement regime in consultation with the Company and the industry (Annexure 1, 6.2)

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Annexure 4: On-boarding Process

The plan includes a number of components each with its own specified time frame and these are listed below with suggested service levels and requirements.

Task	SLA (business days)	Activities by C2	Requirements from RSP
1. Signing of WSA	5	Checking of RSP supplied documentation for accuracy, internal sign off, contract execution, set up of accounts and allocation of resource (AM/SDM)	RSP needs to have insurance, credit guarantee and contact information for WSA

2. Set up of the OSS/BSS	5	Allocation of passwords, testing of interface including trial orders	RSP needs to have signed WSA and B2B interface up and internal system in place

3. Training of RSP staff	5	Explanation of guides, products, processes, procedures and tools, submission of test orders, handling exceptions and Q&A.	RSP needs to have signed WSA and B2B/SSP system in place and staff available for training

4. First co-location build (if required)	30	Planning off RSP deployment, provision and acceptance of build quotes, build of co-location footprint and acceptance of footprints.	RSP places initial orders when signing WSA with all required information and materials provided on time or waits until WSA signed and OSS/BSS in placed and trained.

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Task	SLA (business days)	Activities by C2	Requirements from RSP
5. First NNI link or backhaul build (if required)	23	Planning of RSP POI coverage, configuration of hand over connection, installation of handover link/backhaul, link testing	RSP places initial orders when signing WSA with all required information and materials provided on time or waits until WSA signed and OSS/BSS in placed and trained.

6. First tie cable build (if required)	6	Provision and acceptance of quotes, build of and tie cables.	RSP place initial orders when signing WSA with all required information and materials provided on time or waits until WSA signed and OSS/BSS in placed and trained.

7. Installation of trial circuits	4~6	Placing of orders, installation of circuits and testing. Possibly including trial fault and relinquishment	RSP needs to have signed WSA and B2B/SSP system in place and staff trained then places initial orders with all required information and site access provided on

8. Test NNI and equipment interoperability at layer 2	5	End to End testing of layer two scenarios	NNI installed and RSP has all equipment installed and is available for testing. All test milestones passed on first attempt with no remedial work required.

9. End of on boarding process – BAU ordering commences		Move to BAU

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Schedule 6: Principles for Services and Pricing

1.	Purpose

(a)	This Schedule sets out CFH’s supervisory role in relation to certain aspects of the UFB Initiative.

(b)	This Schedule provides a mechanism for addressing a number of policy and commercial matters which the Crown has determined are best agreed by CFH and the Company, with the backstop of regulation by the Commerce Commission, including matters relating to what services can be offered by the Company, as well as the pricing of such services.

(c)	For the avoidance of doubt, the requirements set out in this Schedule are in addition to the obligations on the Company contained in the Deed of Undertaking, the Base Agreement and the Company Constitutional Provisions. It is envisaged that the Reference Offer will be, in essence, a pro-forma Wholesale Services Agreement.

(d)	CFH and the Company may separately agree a non binding process and, if both consider appropriate, principles as to how they will work together to implement this Schedule.

2.	Interpretation

2.1	Definitions

In this Schedule, unless the context otherwise requires:

Additional Service means any access fibre Telecommunications Service, or any service supporting an access fibre Telecommunications Service, in addition to the Specified Services;

Ancillary Charge means the charge for an Ancillary Service as set out in Part 2 of Table A;

Ancillary Services means the services and equipment that the Company must provide which support the supply of services using a Specified Network, as described in Part 2 of Table A;

IRU means an exclusive, unrestricted and indefeasible right granted by the Company to an Access Seeker to use a Specified Service or Subsequent Service for any legal purpose during the specified period;

NBAP has the meaning given in Schedule 1 (Definitions);

POA has the meaning give to that term in clause 3.5(b);

Reference Offer means for a particular service, that the Company’s standard offer that contains sufficient terms to allow, without the need for an Access Seeker to enter another agreement with the Company, the provision of that service and must include a Wholesale Services Agreement and the relevant pricing set out in Tables A and B as applicable;

Related Party means in relation to another person:

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(a)	any company that is related within the meaning of section 2(3) of the Companies Act 1993 to that person (read as if the expression “company” in that section included any body corporate wherever incorporated or established);

(b)	any partner or joint venturer of that person; or

(c)	any entity that is able, whether directly or indirectly, to exert control over the activities of the other person;

Specified Service means a service provided using a Specified Network, or a service supporting such use, and required to be offered by the Company, as described in Parts 1 and 2 of Table A;

Specified Network means a network that is declared to be a specified network in accordance with section 156AY of the Telecommunications Act 2001;

Subsequent Period means the period commencing on 1 January 2020 and continuing thereafter;

Subsequent Service means a service provided using a Specified Network and required to be offered by the Company from 1 January 2020, as described in Table B;

Table A means table A of Schedule 10 setting out the Specified Services and the pricing of such services as amended from time to time in accordance with this Schedule;

Table B means table B of Schedule 10 setting out the Subsequent Services and the pricing of such services and amended from time to time in accordance with this Schedule;

Telecommunications Service has the meaning given to that term in the Telecommunications Act 2001;

UNI to UNI Connections means a transmission path between End User ports; and

Wholesale Services Agreement means the standard wholesale services agreement general terms of the Company, together with any particular terms relating to a specific service, as approved by CFH from time to time.

2.2	Schedule 1 of this Agreement

For the avoidance of doubt, if a capitalised term used in this Schedule is not defined in clause 2.1 of this Schedule, but it is defined in the Base Agreement or Schedule 1 (Definitions), such term shall have the meaning given to that term in the Base Agreement or Schedule 1 (Definitions).

3.	Provision of Services

3.1	Specified Services, Subsequent Services and use of Reference Offer

(a)	Provided always that it has CFH’s prior written approval:

(i)	From the dates set out in the Systems and Products Plan set out in Schedule 3 (Design and Build), the Company must offer to provide to Access Seekers, and may not withdraw its offer to provide, the Specified Services on the terms set out in the Reference Offer; and

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(ii)	prior to the commencement of the Subsequent Period, the Company may elect to, but is not required to, offer Subsequent Services to Access Seekers.

(b)	From the commencement of the Subsequent Period, the Company must offer to provide to Access Seekers, and may not withdraw its offer to provide, the Subsequent Services on the terms set out in the Reference Offer, including any prices agreed under clause 4.4.

3.2	Variation to Specified Services, Subsequent Services or the Reference Offer

(a)	Subject to clause 4.4, if the Company wishes to vary any aspect of:

(i)	the Reference Offer;

(ii)	a specific Wholesale Services Agreement with an individual customer (with a variation for the purposes of this clause including entering into a replacement specific Wholesale Services Agreement with an individual customer on terms different to the Reference Offer); or

(iii)	a Specified Service or an Subsequent Service (including specifications or service levels),

(each a WSA Target) then the Company:

(iv)	will request CFH’s prior approval for each such proposed variation (Variation) by providing a notice (Variation Notice) to CFH setting out a detailed explanation of the Variation; and

(v)	will not implement the Variation without the written approval of CFH.

(b)	Following industry consultation as contemplated by clause 24.3 of the Wholesale Services Agreement, CFH may, if it considers (acting reasonably) that a further change to a Variation proposed by the Company is reasonably required to reflect the outcome of the industry consultation, itself propose to the Company a change to a WSA Target (or, as applicable, to a Variation). Any such change proposed by CFH may be agreed by the Company and CFH, and will not require any further industry consultation. The parties will work together in good faith to agree any such change.

(c)	If CFH approves a Variation the Company will apply the Variation to the WSA Target in the form approved by CFH, within 10 business days of the date of CFH’s approval, and the amended WSA Target will be publicly disclosed in accordance with the requirements of the Deed of Undertaking.

(d)	Notwithstanding clause 3.2(a), a Variation Notice or Additional Services Notice (as defined below) is not required in relation to any product development or trial activity prior to the launch of a Specified Service, Subsequent Service or Additional Service. Trial activity includes making available any service (Trial Service) to customers provided that the Trial Service is:

(i)	made available for no longer than one year;

(ii)	delivered subject to agreements that do not require delivery of the Trial Service for a period of longer than one year from the date delivery of the Trial Service to that customer commences; and

(iii)	limited to a number of pre-selected connections that is a representative sample of the target market and, in any case, not more than 1,000 connections in total.

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(e)	Notwithstanding clause 3.2(a), and as provided under clause 4.1(a), a Variation Notice is not required in relation to a proposal to provide a Specified Service or a Subsequent Service (where a price cap has been agreed in Table A or Table B) at less than the Maximum Price.

3.3	Additional Services

If the Company wishes to offer an Additional Service (or a Subsequent Service prior to the Subsequent Period), then it must request CFH’s prior approval for the provision of that Additional Service or Subsequent Service by providing a notice (Additional Services Notice) to CFH including a detailed explanation of the proposed Additional Service or Subsequent Service.

3.4	CFH Approvals

(a)	CFH must respond promptly, and take account of the Company’s reasonable requests on timing, to any Variation Notices and Additional Services Notices.

(b)	CFH acknowledges and agrees that, subject to paragraph (c), (d) and (e) below, whenever CFH is exercising an approval function under this Schedule CFH will:

(i)	not unreasonably withhold its approval;

(ii)	have regard to:

(A)	reasonable technical and operational constraints;

(B)	any specific legislative or regulatory requirements imposed on the Company that the Company notifies CFH of in writing;

(C)	for those Variation Notices relating to the Reference Offer or a specific Wholesale Services Agreement with an individual customer, the materiality of the issue in question; and

(D)	plans agreed pursuant to the Base Agreement, including deployment and systems plans.

(c)	For the purposes of paragraph (b) above (but subject to paragraph (e) below) it will only be reasonable for CFH to withhold its approval if it considers in good faith that the relevant proposal:

(i)	is likely to unreasonably limit the uptake of the relevant service;

(ii)	is likely to lead to an undesirable lack of consistency between ultra-fast broadband practices nationally; or

(iii)	is otherwise inconsistent with the UFB Objective.

(d)	For the purposes of paragraph (b) above CFH must provide its approval in relation to a proposal under an Additional Services Notice where that proposal is simply a recombination of the agreed services set out in Tables A or B and:

(i)	is within the price caps set out in Tables A and B;

(ii)	meets or exceeds the UFB policy minimum (30Mbps downstream, 10 Mbps upstream with 2.5 Mbps CIR) residential product; and

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(iii)	meets or exceeds the minimum service levels set out in Schedule 5 (Services Levels).

(e)	CFH is under no obligation whatsoever to provide its approval under this Schedule in relation to any service that the Company is prevented from supplying by any legislative or regulatory instrument.

(f)	Any Variation Notices or Additional Services Notices which CFH approves in writing (other than a Variation Notice relating to a specific Wholesale Services Agreement with an individual customer) will be deemed to be an amendment to this Schedule, the relevant Reference Offer, and the list of Specified Services or Subsequent Services in Tables A or B.

(g)	Notwithstanding clause 3.4(f), any approval of an Additional Service that meets the requirements of clause 3.2(c) except in so far as it is limited to connections that number between 1,000 and 3,000 is not deemed to be an amendment to any of the documents identified in clause 3.4(f).

3.5	Ancillary Charges

(a)	Ancillary Charges are either:

(i)	fixed; or

(ii)	calculated on a fixed hourly rate (plus materials where applicable); or

(iii)	expressed as “price on application” (POA) to reflect the underlying cost of providing the resources and project management skills required to provide the Ancillary Service.

(b)	For all POA price items, the Company must, if requested by the relevant Access Seeker, use all reasonable endeavours to provide the Access Seeker with two or more competitive quotes.

4.	Company Pricing of services

4.1	Maximum Price

(a)	Subject to clause 4.4, the prices specified in Table A are the maximum prices (Maximum Prices) the Company may charge Access Seekers for the Specified Services. The Maximum Prices do not prevent the Company from offering Access Seekers:

(i)	prices for the Specified Services which are less than the Maximum Prices; or

(ii)	alternative pricing structures so long as the Company has obtained CFH’s prior written approval to such alternative pricing structures (such as IRU pricing).

(b)	Unless expressly agreed in writing by CFH, the Company must not charge Access Seekers a connection fee for the connection of End Users to the Network.

4.2	Reference Offer and pricing

The Reference Offer will specify the actual prices to be charged in respect of that offer. Such prices must be equal to or lesser than the Maximum Prices or the terms of any applicable pricing structure approved by CFH in accordance with this Schedule.

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4.3	Regular business review

At the completion of the second Financial Year, and at the completion of each subsequent two Financial Year period, the Company will report on and senior executives of CFH and the Company shall meet and review the following:

(a)	market conditions for UFB services;

(b)	the services offered by the Company, the price levels and price structures of those services, and their influence on take up of UFB services;

(c)	a review of, and an updated business case for the Company’s UFB investment, including:

(i)	actual as compared to forecast revenues and expenditures since the commencement of this Schedule;

(ii)	updated projections of revenues and expenditures, including underlying assumptions; and

(iii)	an updated pro forma balance sheet to reflect acquisition of new assets, asset disposals, and transfer of existing assets used to provide UFB services at current value. Once assets are entered on the UFB balance sheet they will not be revalued to reflect changes in replacement costs but will be maintained in real terms by adjusting for inflation; and

(d)	projections for the price of UFB services after 1 January 2020 if the Company is to recover its UFB investment and earn a reasonable return on the investment over a reasonable period.

4.4	Amendment of Ancillary Charges

(a)	The Company must, subject to the approval of CFH in accordance with clause 4.4(c), pass through changes in costs by increasing or decreasing Ancillary Charges as follows:

(i)	Each year, on the first day of November (Review Date), the Company must adjust the Ancillary Charges relating to the Ancillary Services that are shown in Part 2 of Table A (in the column “Price Change Mechanism” and identified as “clause 4.4(a)(i), Schedule 6”) by an amount equal to the value of the percentage change (up or down) for the previous year in the Labour Cost Index (Communication Services) Series Reference LCIQ.SE49J9 as published by Statistics New Zealand.

For the purpose of this clause 4.4(a)(i), the previous year is the period which commences on the quarterly index date immediately prior to the previous Review Date (or, for the first review which will be 1 November 2012, the quarterly index date immediately prior to 1 November 2011) and ends on the quarterly index date immediately prior to the Review Date. The percentage increase or decrease will be calculated only on the part of the relevant Ancillary Charge, if any, that is a direct labour cost.

(ii)	Where:

(A)	the cost of providing one of the Ancillary Services that is shown in Part 2 of Table A (in the column “Price Change Mechanism” and identified as “clause 4.4(a)(ii), Schedule 6”) increases or decreases; and

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(B)	that increase or decrease is due to changes in input costs charged to the Company by its field service company contractors (each, a Contractor) pursuant to contractual obligations between the Company and the Contractor, the Company must, subject to clause 4.4(c), immediately adjust the Ancillary Charge relating to that Ancillary Service to reflect the increase or decrease in input costs provided that the Company may only increase an Ancillary Charge in accordance with this clause 4.4(a)(ii) if:

(C)	the input costs, following the adjustment, are market competitive (or lower);

(D)	the arrangements between the Company and the Contractor are on arms length terms; and

(E)	the Company has used reasonable commercial endeavours to:

a)	ensure that the Ancillary Service is performed efficiently and that the resources and costs relating to the Ancillary Service are minimised to the maximum extent practicable; and

b)	avoid the increase in input costs.

(iii)	When adjusting the Ancillary Charges under clause 4.4(a)(i), the Company must also review all Ancillary Charges which are POA and provide a fixed price where this is practicable. If the Company provides a fixed price, the:

(A)	fixed price must be market competitive (or lower); and

(B)	Company must use reasonable commercial endeavours to ensure that the relevant Ancillary Service is performed efficiently and that the resources and costs relating to the Ancillary Services, and the fixed price, is minimised to the maximum extent practicable.

(b)	Once an adjustment has been calculated under clause 4.4(a):

(i)	the Company must give notice to CFH of the adjustment. The notice must include:

(A)	a description of the adjustment made;

(B)	the reason for the increase or decrease;

(C)	in the case of an increase pursuant to clause 4.4(a)(ii), evidence that the conditions set out in clause 4.4(a)(ii) have been satisfied; and

(D)	in the case of a new fixed price pursuant to clause 4.4(a)(iii), evidence that the conditions set out in clause 4.4(a)(iii) have been satisfied; and

(ii)	the Company will provide CFH with all further information reasonably requested by CFH (on not less than three Business Days’ written notice) in relation to the Ancillary Services and Ancillary Charges to enable CFH to verify that the requirements set out in clauses 4.4(a) and 4.4(b) have been satisfied.

(c)	CFH will respond to the Company within 20 Business Days from receipt of the notice given under clause 4.4(b) to approve or reject the adjustment. CFH may only reject an adjustment if, acting reasonably, it believes that the requirements in clauses 4.4(a) and 4.4(b) have not been satisfied. Any adjustment to an Ancillary Charge calculated under clause 4.4(a) will take effect from the date CFH approves the adjustment or such later date as notified by CFH provided that such later date may not be more than 60 Business Days after CFH’s receipt of the notice under clause 4.4(b).

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(d)	If in respect of an adjustment made pursuant to clause 4.4(a):

(i)	CFH has rejected the adjustment in accordance with clause 4.4(c); and

(ii)	the Company disputes the validity of CFH’s rejection,

the Company may refer the dispute to expert determination for a binding decision in accordance with clause 18.4 of the Base Agreement.

(e)	The amendment of Ancillary Charges in accordance with clause 4.4 (Ancillary Charges Change) is not a Variation under clause 3.2, however, the Company must vary the Reference Offer (as required) to reflect the Ancillary Charges Change within ten business days of the date that CFH approves the Ancillary Charges Change under clause 4.4(c).

4.5	Pricing of Subsequent Services

(a)	18 months prior to the commencement of the Subsequent Period, the Company and CFH will commence negotiations regarding the service descriptions and pricing of Subsequent Services to apply in the Subsequent Period. For the avoidance of doubt such negotiations will include a review of any Subsequent Services pricing previously approved by CFH in accordance with clause 3.1 of this Schedule.

(b)	During negotiations, the Company and CFH must use their best endeavours to reach an agreement on the pricing for the Subsequent Services no later than 12 months prior to the commencement of the Subsequent Period.

5.	Reporting and Review

5.1	Monthly Reports

The Company will provide CFH with monthly reports as set out in clause 3 of Annexure 2 of Schedule 7 (Project Governance).

5.2	Review

If requested to do so, either party will meet with the other every 6 months to review compliance with the obligations in this Schedule.

6.	Delivery of Services

(a)	The Company must cooperate with all Local Fibre Companies in accordance with Best Industry Practice for the purpose of delivering Specified Services to Access Seekers in a nationally consistent manner (including nationally consistent interfaces, Network monitoring, fault detection and fixing, provisioning, Ancillary Services/MACs (i.e. moves, adds and changes, reporting regimes, and billing and delivery parameters).

(b)	Notwithstanding clause 6(c), CFH acknowledges that the obligation in clause 6(a) is not intended to:

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(i)	require the Company to share any confidential intellectual property with any other party;

(ii)	restrict or delay the ability of the Company to innovate, develop new services, and meet the demands of its customers;

(iii)	financially assist any party.

(c)	For the avoidance of doubt, the Company will not be prohibited from offering a service, and CFH will not withhold approval for the offering of a service, by reason only that another Local Fibre Company does not want to, or is not able to, offer the service.

(d)	When complying with clause 6(a), the Company will co-operate, and CFH will require the relevant Local Fibre Companies to co-operate, in a way that results in the lowest cost outcome by all Local Fibre Companies and the Company in aggregate.

7.	Termination

For the avoidance of doubt, this Schedule ceases to be binding on the parties on the termination of the Base Agreement.

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Schedule 7: Project Governance

1.	Introduction

1.1	Purpose

The Agreement is to be managed by the Company in a manner that is intended to facilitate:

(a)	achievement of the UFB Build Objective and UFB Uptake Objective; and

(b)	compliance by the Company with the Agreement,

each a Monitoring Goal, and collectively the Monitoring Goals.

1.2	Overview of monitoring arrangements

The following project monitoring arrangements have been agreed for the purpose of achieving the Monitoring Goals:

(a)	the Relationship Managers will be the first point of contact for communications relating to the provision of the Design and Build and the O&M Services. The provisions relating to the appointment, functions and duties of the Relationship Managers are set out in clauses 2.1 and 2.2 of this Schedule;

(b)	the Project Control Group will oversee the provision of the Design and Build and the O&M Services by the Company. The Project Control Group is intended to focus on technical, project management and operational issues. The provisions relating to the establishment, composition, functions and powers of the Project Control Group are set out in clause 3 of this Schedule; and

(c)	the Steering Committee will oversee all material matters in relation to the Company deploying and operating the Network. The provisions relating to the establishment, composition, functions and powers of the Steering Committee are set out in clause 4 of this Schedule.

2.	Relationship Management

2.1	Company’s Relationship Manager

(a)	The Company’s initial Relationship Manager will be notified to CFH within 10 business days of the Commencement Date.

(b)	The Company’s Relationship Manager’s project functions and duties include the following:

(i)	acting as a first point of contact for communications relating to the provision of the Design and Build and the O&M Services;

(ii)	ensuring that the Network is implemented and is available in accordance with the Agreement, including the Network Deployment Plan;

(iii)	ensuring that monitoring procedures for the Service Levels are in place, are robust and are adhered to;

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(iv)	management of the Company’s compliance with this Agreement (including ensuring that management monitoring procedures are in place and are adhered to);

(v)	acting on Service Level Defaults in accordance with this Agreement;

(vi)	initiating Change Requests on behalf of the Company and overseeing the preparation of submissions in response to Change Requests from CFH;

(vii)	primary responsibility for provision of reports and management of other information flows required under this Agreement;

(viii)	developing and maintaining an awareness within the Company of the Monitoring Goals and the Requirements;

(ix)	liaising with senior management of the Company, and in particular managing any dispute or potential dispute in accordance with agreed escalation procedures;

(x)	effectively liaising with CFH’s Relationship Manager and other CFH Personnel, both formally and informally;

(xi)	working with CFH’s Relationship Manager to identify opportunities for improvements to the Network and the O&M Services; and

(xii)	liaising with CFH’s Relationship Manager and third parties as required to facilitate the performance of the Design and Build and the O&M Services.

(c)	The Company’s other Key Personnel will be notified to CFH within 10 business days of the Commencement Date, in the form set out in Part A of Annexure 3 to this Schedule.

2.2	CFH’s Relationship Manager

CFH’s initial Relationship Manager will be notified to the Company within 10 business days of the Commencement Date. Other CFH Personnel who will have key involvement with the Company with respect to this Agreement will be notified to the Company within 10 business days of the Commencement Date, in the form set out in part B of Annexure 3 to this Schedule.

2.3	Escalation

(a)	In the first instance, any issues that may affect the relationship between the parties will be raised by one Relationship Manager to the other Relationship Manager.

(b)	Any issues that cannot be resolved or which require wider discussion will be escalated to the PCG.

(c)	Any issues that cannot be resolved by the PCG will be escalated to the Steering Committee.

(d)	Any issues that arise in connection with Schedule 2 (Commitments) are solely for the Senior Committee to resolve.

(e)	Except as to the matters that expressly fall for determination under this Schedule 7, the process in this clause 2.3 does not override the dispute resolution process set out in clause 18 of the Base Agreement.

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2.4	Reports

(a)	Company’s reporting

The Company will prepare each of the reports identified in Annexures 1 (Technical and Operational Reports) and 2 (Corporate and Financial Reports) of this Schedule, in accordance with those Annexures.

(b)	Information and maintenance of records

The Company must maintain books, records and reports in accordance with all Laws including the Companies Act 1993, the Income Tax Act 2007 and the Goods and Services Tax Act 1985.

2.5	Maori Advisory Group

The parties acknowledge that:

(a)	the National Maori Rural Broadband Initiative (RBI) Working Group (Nga Pu Waea) (the Working Group) has been established with the purpose of providing advice about Maori development opportunities associated with the roll-out of the RBI;

(b)	the Working Group is to work with Vodafone and the Company on an ongoing basis and hold bi-monthly meetings and the Working Group, Vodafone and the Company will directly report back to the Minister of Maori Affairs and the Minister of Communications and Information Technology on a biannual basis; and

(c)	the Working Group and its activities are to be extended to also cover the UFB Initiative and the parties will work together, and with the Working Group, in good faith in order to facilitate, and follow through on, such extension.

3.	Project Control Group

3.1	Establishment

The parties will establish the PCG, with the composition, functions, and powers set out in this clause 3, as soon as reasonably practicable, but in any event within 10 business days of the Commencement Date.

3.2	Composition of PCG

(a)	Composition

The PCG will comprise:

(i)	two representatives of CFH nominated from time to time by CFH that are approved by the Company (such approval not to be unreasonably withheld or delayed), one of whom (as nominated by CFH following consultation with the Company) is to be chairperson (the Chairperson) of the PCG and one of whom must be the CFH Relationship Manager (who may also be, but is not required to be, the Chairperson); and

(ii)	two representatives of the Company nominated from time to time by the Company that are approved by CFH (such approval not to be unreasonably withheld or delayed) (one of whom must be the Company’s Relationship Manager).

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(b)	Qualifications of representatives

Each of the representatives of the PCG must be suitably experienced and qualified, having regard to the functions, powers and duties of the PCG.

(c)	Consulting engineer

The Company acknowledges that CFH intends that at least one of its representatives on the PCG may be the Engineer.

(d)	Continuity

Each party will use reasonable endeavours to ensure that its initial representatives remain on the PCG for a minimum of 24 months from the Commencement Date and that, where replacement representatives are required over the Term, replacement does not occur more frequently than on a 12 monthly basis thereafter.

(e)	Alternates

(i)	A representative may from time to time appoint any person to be his or her alternate representative who may attend meetings and fully participate as a member of the PCG in the absence of his or her appointer. To appoint an alternate representative the representative must:

(A)	give notice in writing to the other party and to the PCG, identifying the alternate representative, confirming that the alternate representative meets the criteria set out in clause 3.2(b) of this Schedule and setting out any conditions or details of his or her appointment; and

(B)	for an alternate for a Company representative, obtain the prior written approval of CFH, and for an alternate for a CFH representative, obtain the prior written approval of the Company, to the appointment of that alternate representative (such approval not be unreasonably withheld or delayed).

(ii)	A representative who appoints an alternate representative may, at any time, revoke that appointment by giving a notice in writing to the alternate representative and the PCG to that effect.

(f)	Retirement, removal and replacement of representatives

(i)	Subject to clause 3.2(d) of this Schedule, a representative:

(A)	may retire or resign at any time, and a party may terminate the appointment of a representative at any time, on the provision of written notice to that representative and the PCG;

(B)	that is a representative of the Company is to be removed by the Company following service of written notice by CFH advising the Company that the representative is no longer acceptable to CFH (with CFH acting reasonably); and

(C)	that is a representative of CFH is to be removed by CFH following service of written notice by the Company advising CFH that the representative is no longer acceptable to the Company (with the Company acting reasonably).

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(ii)	Where a representative is removed or retires, the relevant party must appoint a new representative, meeting the criteria set out in clause 3.2(b) of this Schedule and with the approval of the other party, in accordance with clause 3.2(a) of this Schedule, as soon as is reasonably practicable and in any event before the next scheduled meeting of the PCG.

3.3	Functions of the PCG

The PCG will have the following technical, project management and operational functions and duties:

(a)	overseeing the provision of the Design and Build and the O&M Services by reference to reports received from the Relationship Managers and any other information available to it;

(b)	discussing issues relating to the performance of the Company’s obligations under this Agreement;

(c)	discussing issues relating to any Act or Representation of CFH or its Personnel (as those terms are defined in clause 1.8 of the Base Agreement);

(d)	discussing and, to the extent practicable, resolving disputes that may arise under or in respect of the Agreement;

(e)	reviewing functional and performance capabilities associated with advances in technology methods used to perform similar services;

(f)	reviewing quality review reports, overseeing any remedial action to be taken by any party if such report reveals any failure on the part of that party to comply with its obligations under this Agreement, and making any recommendations that the PCG considers should be made as a result of the findings set out in that report;

(g)	reviewing reports from any review or audit;

(h)	periodically discussing procurement and subcontracting policies, issue management, risk management and change management procedures;

(i)	periodically reviewing the quality of performance of the Company’s obligations as to service delivery, data security and record keeping as against the terms of the Agreement and Best Industry Practice;

(j)	periodically discussing and reviewing the quality of the Company’s performance against the Milestones (including the Performance Milestones) and Service Levels;

(k)	considering any changes in the circumstances of each party affecting or that may affect the performance by that party of its obligations under this Agreement; and

(l)	performing such other functions as the parties agree ought to be performed by the PCG.

3.4	Sub-committees

(a)	The PCG may at any time appoint one or more sub-committees consisting of members of the PCG or other Personnel of CFH or the Company (each a Sub-Committee). The Sub-Committees will report directly to the PCG.

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(b)	Each Sub-Committee must include a representative of CFH nominated from time to time by CFH (the CFH Sub-Committee Representative) and a representative of the Company nominated from time to time by the Company.

3.5	Meetings

Subject to the following provisions of this clause 3.5, the PCG may regulate its own meetings procedure and the meetings procedure of each Sub-Committee as it sees fit.

(a)	Design and Build meetings

The Design and Build meetings:

(i)	will be for the purpose of reviewing progress against Milestones during Design and Build and otherwise discussing the relevant progress reports;

(ii)	must be held not less than every month until the Design and Build is complete; and

(iii)	may be held by a Sub-Committee or the PCG either assembling together at the date, time and place appointed for the meeting and/or meeting by means of audio or audio and visual communication by which all such members can simultaneously hear each other throughout the meeting.

(b)	Operations meetings

The operations meetings:

(i)	will be for the purpose of:

(A)	reviewing performance against the Service Levels;

(B)	reviewing issue management – issue reporting, trend analysis and proactive maintenance; and

(C)	raising items under general business;

(ii)	must be held not less than every month after the Design and Build is complete, once the report on the previous month’s operation is available, or at such shorter or longer scheduled intervals as the PCG may decide; and

(iii)	may be held by a Sub-Committee or the PCG either assembling together at the date, time and place appointed for the meeting and/or meeting by means of audio or audio and visual communication by which all such members can simultaneously hear each other throughout the meeting.

(c)	Technology forum

The technology forum meetings:

(i)	will be for the purpose of reviewing:

(A)	any relevant report;

(B)	issue management – issue reporting, trend analysis and proactive maintenance;

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(C)	O&M Services continuity and security;

(D)	technology direction and plans; and

(E)	anything else relating to technology;

(ii)	must be held not less than every month until the Design and Build is complete; and

(iii)	may be held by a Sub-Committee or the PCG either assembling together at the date, time and place appointed for the meeting and/or meeting by means of audio or audio and visual communication by which all such members can simultaneously hear each other throughout the meeting.

(d)	Other meetings

Any representative of the PCG or any Sub-Committee may at any time request the Chairperson to convene an unscheduled meeting of the PCG or any Sub-Committee with respect to which they are a representative.

(e)	Notice

(i)	Any regular meeting set out in clause 3.5(a) to (c) inclusive is to be convened by service of not less than 10 business days’ written notice by the Chairperson to the other representatives.

(ii)	Any other meeting may be convened on not less than five business days’ written notice by the Chairperson to the other representatives.

(f)	Quorum and attendance

(i)	The quorum for any meeting of the PCG or any Sub-Committee will be two representatives, one of which must be a representative of CFH and one of which must be a representative of the Company, unless the PCG determines a different quorum for any Sub-Committee (provided that a quorum must always comprise an equal number of representatives of each party). No business will be transacted at a meeting of the PCG or any Sub-Committee unless a quorum is present.

(ii)	When a meeting of the PCG or any Sub-Committee is called in accordance with this Schedule, one representative of each party must attend the meeting and a failure to attend (without due cause) is a breach of the Agreement by the non- attending party.

(g)	Outside representation

The Chairperson may invite one or more outside representatives to any meeting of the PCG or Sub-Committee by giving notice in writing to the representatives of the PCG or relevant Sub-Committee (as the case may be) stating the name and position of that outside representative. Such outside representative may include:

(i)	nominated senior representatives of a Subcontractor;

(ii)	a professional representative of a party (such as a lawyer or auditor);

(iii)	senior management of a party;

(iv)	specialised Personnel (such as technology specialists); and

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(v)	any other person the Chairperson considers appropriate to invite in the circumstances of the relevant meeting,

provided that such outside representation will not have the right to vote on any matter discussed in a meeting of the PCG or any Sub-Committee.

(h)	Agenda

The Company is responsible for the preparation of an agenda for each meeting (to be prepared in consultation with CFH), together with any relevant issue papers or discussion papers, which are to be circulated at least two business days prior to the meeting, to members of the PCG or Sub-Committee convening that meeting.

(i)	Minutes

The Company will be responsible for recording the minutes of all meetings of the PCG and each Sub-Committee. Such minutes will be circulated by the Company and signed off on by CFH’s representatives on the PCG or relevant Sub-Committee (as the case may be), and the CFH Representative or CFH Sub-Committee Representative (as the case may be), prior to the next meeting of the PCG or that Sub-Committee. Any unresolved dispute regarding such minutes may be referred to expert determination in accordance with clause 18.5 of the Base Agreement.

(j)	Conduct of business

The PCG and each Sub-Committee is to conduct its business:

(i)	by taking a reasonable and pragmatic approach to fact finding and to decision making;

(ii)	by endeavouring to resolve issues as quickly and as informally as is reasonably possible; and

(iii)	by endeavouring to reach consensus on an issue wherever reasonably practicable.

(k)	Call for resolution

Subject to clause 3.5(l), the Chairperson may call for any matter before a meeting of the PCG or relevant Sub-Committee, which the Chairperson considers has been agreed by the PCG or that Sub-Committee (as the case may be), to be recorded in writing as a resolution of the PCG or that Sub-Committee (as the case may be) and to be signed by all representatives.

(l)	Referral to Steering Committee

Either party may refer a matter in respect of which a resolution of the PCG is not passed to the Steering Committee for its review and determination in accordance with clause 4 of this Schedule, except where the matter is expressly subject to the dispute resolution process set out in clause 18 of the Base Agreement.

(m)	Call for position paper

The Chairperson may call for any matter before the PCG or relevant Sub-Committee, which he or she considers is unlikely to be agreed by the PCG or relevant Sub- Committee (as the case may be), to be recorded in a position paper to reflect as far as is practicable the positions of the parties in relation to that matter or the issues raised by that matter (including those that are agreed as well as those where different positions have been taken).

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4.	Steering Committee

4.1	Establishment

The parties will establish the Steering Committee, with the composition, functions, and powers set out in this clause 4, as soon as reasonably practicable, but in any event within 10 business days of the Commencement Date.

4.2	Composition of Steering Committee

The Steering Committee will comprise:

(a)	up to three senior executives of CFH nominated from time to time by CFH (each a CFH SC Representative);

(b)	up to three senior executives of the Company nominated from time to time by the Company (each a Company SC Representative); and

(c)	one independent person, appointed by agreement between CFH and the Company, who is to be the chairperson (the Chairperson) of the Steering Committee, or failing agreement within one month of the Commencement Date, by the President of the Institute of Directors in New Zealand (Inc). The independent member will be appointed to the Steering Committee for a three year term. Any replacement of the independent member will be appointed in the same manner as is set out in this clause 4.2(c), within 10 business days of the position falling vacant.

4.3	Initial Members of Steering Committee

Each party’s initial members of the Steering Committee will be notified to the other party within 10 business days of the Commencement Date

4.4	Functions of the Steering Committee

The Steering Committee’s functions will be to oversee and direct the following material matters in relation to the Company deploying, owning and operating the Network:

(a)	reviewing and determining any matters referred to the Committee pursuant to this Agreement (including by the Project Control Group);

(b)	reviewing and dealing with the Fibre Business Plan in accordance with this Schedule;

(c)	making any decisions required to be referred to the Steering Committee pursuant to this Schedule; and

(d)	assisting to facilitate dispute resolution.

Once the entire Network has been built, the parties may agree to revise the functions of the Steering Committee and/or the PCG to better reflect the appropriate nature and extent of the on-going oversight and direction required at that time. Any such revised functions must be agreed in writing by the parties.

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4.5	Meetings

(d)	Monthly meetings

The Steering Committee will meet at least monthly (as scheduled by the Chairperson of the Steering Committee), but no more than eleven times in each calendar year. Meetings will be held by the Steering Committee either assembling together at the date, time and place appointed for the meeting and/or meeting by means of audio or audio and visual communication by which all such members can simultaneously hear each other throughout the meeting. Once the entire Network has been built, the parties may agree in writing that the Steering Committee will meet on a less frequent basis than as outlined above.

(e)	Notice

(i)	Any regular meeting is to be convened by service of not less than 10 business days’ written notice by the Chairperson to the other representatives.

(ii)	Any other meeting may be convened on not less than five business days’ written notice by the Chairperson to the other representatives.

(iii)	The Company is responsible for the preparation of an agenda for each of those meetings, to be prepared in consultation with CFH.

(f)	Quorum

The quorum for any meeting of the Steering Committee will be three representatives, one of whom must be a CFH SC Representative, one of whom must be a Company SC Representative and one of which must be the Chairperson. No business will be transacted at a meeting of the Steering Committee unless a quorum is present.

(g)	Agenda and information

An agenda for a meeting, together with any relevant issue papers or discussion papers, is to be circulated with or following the notice sent to members of the Steering Committee convening that meeting. The information circulated will relate to the Company’s fibre business, and will include the business as usual operations (including KPIs), revenue, ARPU figures and customer end reporting, with the specific form and format to be agreed by the parties. If the parties fail to agree on the form and format, then the issue will be a dispute that is subject to expert determination in accordance with clause 18.5 of the Base Agreement.

(h)	Conduct of business

The Steering Committee is to conduct its business:

(i)	by taking a reasonable and pragmatic approach to fact finding and to decision making;

(ii)	by endeavouring to resolve issues as quickly and as informally as is reasonably possible; and

(iii)	by endeavouring to reach consensus on an issue wherever reasonably practicable.

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(i)	Decisions

Decisions of the Steering Committee must be made by majority vote, other than approving, modifying or amending the Fibre Business Plan (which will be governed by clause 5 of this Schedule).

(j)	Call for resolution

The Chairperson may call for any matter before a meeting of the Steering Committee, which the Chairperson considers has been agreed by the Steering Committee, to be recorded in writing as a resolution of the Steering Committee and to be signed by all representatives.

(k)	Call for position paper

The Chairperson may call for any matter before the Steering Committee, which he or she considers is unlikely to be agreed by the Steering Committee, to be recorded in a position paper to reflect as far as is practicable the positions of the parties in relation to that matter or the issues raised by that matter (including those that are agreed as well as those where different positions have been taken).

(l)	Consideration of decisions

The Company will give due consideration to all decisions and recommendations made by the Steering Committee in accordance with this Schedule.

5.	Fibre Business Plan

5.1	General

The Company must conduct its fibre business in accordance with the then current Fibre Business Plan.

5.2	Form of Fibre Business Plan

Each Fibre Business Plan will be prepared on a rolling three Financial Years basis and will include (at a minimum):

(a)	a detailed annual budget and forecasts for the first Financial Year covered by that Fibre Business Plan;

(b)	an indicative annual budget and forecasts for each of the second and third Financial Years covered by that Fibre Business Plan; and

(c)	details, plans and information addressing each of the subject matter set out in Annexure 5 of this Schedule.

5.3	Initial Fibre Business Plan

A comprehensive draft Fibre Business Plan for the period from the Commencement Date to 30 June 2012 which has been subject to review by CFH and the Company is set out in Annexure 4. The Company will submit to the Steering Committee not later than 60 days after the date of this Agreement the initial Fibre Business Plan, which shall be subject to the Fibre Business Plan process set out below (other than in clauses 5.5 to 5.7) .

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5.4	Preparation of Fibre Business Plans

CFH will appoint a CFH representative to work with the Company’s team preparing each Fibre Business Plan. At least 90 days prior to the end of each Financial Year, the Company will submit to the Steering Committee a draft Fibre Business Plan covering the next three Financial Years commencing at the beginning of the next Financial Year.

5.5	Approval of Fibre Business Plans

(a)	The Steering Committee will use all reasonable endeavours to unanimously agree any draft Fibre Business Plan submitted in accordance with clause 5.4, with such amendments as they consider appropriate, in accordance with this clause 5.5 not less than 60 days prior to the beginning of the first Financial Year covered by that Fibre Business Plan.

(b)	Once a draft Fibre Business Plan has been unanimously agreed by the Steering Committee pursuant to clause 5.5(a), it will be promptly submitted to the board of directors of the Company for review and, if they consider appropriate, approval prior to the beginning of the first Financial Year covered by that Fibre Business Plan.

(c)	If the Company’s board of directors requires any amendments to be made to the draft Fibre Business Plan unanimously agreed by the Steering Committee pursuant to clause 5.5(a) (each a Revised Draft Fibre Business Plan), that Revised Draft Fibre Business Plan will be submitted to the Steering Committee not less than 45 days prior to the beginning of the first Financial Year covered by that Fibre Business Plan. The provisions of clauses 5.5(a) and (b) will apply equally to that Revised Draft Fibre Business Plan (with the timing references in clause 5.5(a) to be 30 days).

5.6	Failure to agree Fibre Business Plan

(a)	If a draft Fibre Business Plan (or Revised Draft Fibre Business Plan) has not been approved by the Steering Committee and the board of directors of the Company under clause 5.5 by the date that is 20 days prior to the beginning of the First Financial Year covered by that Fibre Business Plan, then either party may by notice in writing to the other given at any time on or after that date refer that matter to the Senior Committee for determination in accordance with this clause 5.6.

(b)	The Senior Committee will comprise the Chairman of the Company, the Chairman of CFH and the Chairperson.

(c)	In considering a draft Fibre Business Plan or Revised Draft Fibre Business Plan referred to it in accordance with clause 5.6(a), the Senior Committee must only have regard to disputed items in that draft Fibre Business Plan.

(d)	The decision of the Senior Committee must be made by majority vote. The Senior Committee must only approve disputed items as amendments to the draft Fibre Business Plan or Revised Draft Fibre Business Plan (Amendments) if it is satisfied that:

(i)	the Amendments satisfy the Business Case Test set out in Annexure 1 of Schedule 2 (Commitments);

(ii)	the Amendments would not require the Company to spend in any Financial Year more than an amount equal to NZ$10,000,000 (but the requirement in this clause 5.6(d)(ii) will not take into account any Amendments relating to the Company’s obligation to upgrade to next generation PON as set out in clause 4(f) of Schedule 2 (Commitments)); and

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(iii)	in respect of matters the subject of Schedule 2 (Commitments), the Amendments do not require the Company to do anything over and above what it has committed to do under Schedule 2 (Commitments),

(the requirements of clauses 5.6(d)(i) to (iii) together being the Fibre Business Plan Requirements).

(e)	The Senior Committee must make its determination as soon as practicable and must notify each of the parties of its determination in writing (with the resulting fibre business plan being the Proposed Fibre Business Plan). If the Senior Committee has not made a determination within 10 business days of the date on which the draft Fibre Business Plan was referred to it, then the Fibre Business Plan for that Financial Year will comprise:

(i)	the undisputed items of the draft Fibre Business Plan (all of which will be deemed to be agreed in accordance with clause 5.6(d); and

(ii)	in respect of the disputed items, the corresponding items (if any) contained in the agreed Fibre Business Plan covering the preceding Financial Year will be substituted for those disputed items until they are agreed by the parties (and will then be deemed to have been agreed for the purposes of clause 5.6(d).

(f)	The Company and CFH will give due consideration to all decisions and recommendations made by the Senior Committee in accordance with this Schedule.

If:

(i)	the Company considers that any of the Amendments approved by the Senior Committee as part of the Proposed Fibre Business Plan does not satisfy each of the Fibre Business Plan Requirements, then the Company may determine to reject the Proposed Fibre Business Plan; or

(ii)	CFH considers that any of the Amendments approved by the Senior Committee as part of the Proposed Fibre Business Plan does not satisfy each of the Fibre Business Plan Requirements, then CFH may determine to reject the Proposed Fibre Business Plan, by notifying the other party within 10 business days of notification by the Senior Committee under clause 5.6(e) (Objection Notice). If an Objection Notice is issued by either party, the Company will (subject to clause 5.6(g)) adopt the draft Fibre Business Plan submitted by the Company in accordance with clauses 5.4 or 5.5(c) together with any amendments to it that were not disputed items referred to the Senior Committee under clause 5.6(a) (the Revised Fibre Business Plan). The Company will provide CFH with a copy of the Revised Fibre Business Plan with its Objection Notice if it is the objecting party, or within five business days of CFH’s Objection Notice if CFH is the objecting party.

(g)	If a party receives an Objection Notice from the other party (Objecting Party) but believes that the Proposed Fibre Business Plan should not have been rejected by the Objecting Party under clause 5.6(f), it may, within 10 business days of receiving the Objection Notice, give written notice to the Objecting Party referring the matter to be determined by an independent expert in accordance with clause 5.6(h). If the party receiving the Objection Notice does not give notice to the Objecting Party in accordance with this clause 5.6(g), then it is deemed to have accepted the Revised Fibre Business Plan as the Fibre Business Plan.

(h)	The following provisions will apply to a matter to be determined in accordance with this clause 5.6(h):

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(i)	the matter will be determined using the expert determination process in clause 18.5 of the Base Agreement;

(ii)	in making its written determination, the expert will be required to determine whether the Objecting Party was entitled to reject the Proposed Fibre Business Plan under clause 5.6(f) and:

(A)	if the expert determines that the Objecting Party was entitled to reject the Proposed Fibre Business Plan under clause 5.6(f), then the Revised Business Plan will be the Fibre Business Plan (which will be deemed to be agreed in accordance with clause 5.5; or

(B)	if the expert determines that the Objecting Party was not entitled to reject the Proposed Fibre Business Plan under clause 5.6(f), then the Proposed Fibre Business Plan will be the Fibre Business Plan (which will be deemed to be agreed in accordance with clause 5.5;

(iii)	notwithstanding clause 18.5(i) of the Base Agreement, if the expert determines that the Objecting Party was entitled to reject the Proposed Fibre Business Plan under clause 5.6(f), the other party will be responsible for paying all of the expert’s costs. Alternatively, if the expert determines that the Objecting Party was not entitled to reject the Proposed Fibre Business Plan under clause 5.6(f), the Objecting Party will be responsible for paying all of the expert’s costs.

5.7	Pending agreement or determination of revised Fibre Business Plan

If a draft Fibre Business Plan is not agreed by the Steering Committee and the board of directors of the Company under clause 5.5, or determined in accordance with clause 5.6, by the commencement of the first Financial Year covered by that Fibre Business Plan, then pending such agreement or, as the case may be, resolution of any matter in dispute, the Fibre Business Plan for that Financial Year will comprise:

(a)	the undisputed items of the draft Fibre Business Plan (all of which will be deemed to be agreed in accordance with clause 5.5); and

(b)	in respect of the disputed items, the corresponding items (if any) contained in the agreed Fibre Business Plan covering the preceding Financial Year will be substituted for those disputed items until they are agreed by the parties or are determined under clause 5.6 (and will then be deemed to have been agreed for the purposes of clause 5.5).

5.8	Variations

A Fibre Business Plan which has previously been approved or determined under clauses 5.5 or 5.6 above may be modified or amended at any time in accordance with this clause 5.

6.	Commitments

6.1	Escalation of Commitments disputes

In the event of any dispute, difference or question arising out of or in connection with Schedule 2 (Commitments), then:

(a)	the Chief Executive Officers of CFH and the Company will use their efforts to resolve the matter through good faith negotiations for 20 business days after the date on which the issue arose;

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(b)	if unresolved by the Chief Executive Officers of the parties by the end of that 20 business day period, either party may by notice in writing to the other refer the matter to the Senior Committee;

(c)	if no decision is made by the Senior Committee, either party may by notice in writing to the other refer the matter to expert determination in accordance with clause 18.5 of the Base Agreement.

6.2	Senior Committee

Except to the extent specified in clause 5.6(d) in connection with the Steering Committee’s role in respect of the Fibre Business Plans, all matters concerning Schedule 2 (Commitments) are for the Senior Committee as set out in this Schedule.

6.3	Proposed Fibre Business Plans

No dispute, difference or question may be raised in relation to a draft or final Fibre Business Plan, except as set out in clause 5.6.

7.	Meeting of Chairpersons

The respective Chairpersons of the Company and CFH are to meet each half year in the first two years from the Commencement Date and annually thereafter to discuss vision and progress in deployment of the Network and achieving uptake and revenues for the Network.

8.	Appointment/termination of the Company’s most senior executive responsible for fibre

The Company will consult with CFH, and have regard to CFH’s reasonable views, prior to any appointment or termination of the employment of the Company’s most senior executive responsible for the fibre business.

9.	Ratings Downgrades

If the Company’s credit rating falls below investment grade, the Company will not, without CFH’s approval, pay any distributions on its ordinary shares during any period during which the Company’s credit rating is below investment grade. This clause 9 will survive termination or expiry of this Agreement and will continue until the first date on which there are no outstanding “CFH Debt Securities” (as that term is defined in the Subscription Agreement).

10.	Chorus2 Board

Following Structural Separation, CFH may from time to time nominate one person to be an independent director of Chorus2. Chorus2 will consider any such nomination in good faith, provided that the appointment and removal of that person as director is in accordance with Law and Chorus2’s ordinary process for director appointments and removals.

15

Annexure 1: Technical and Operational Reports

1	Network Deployment Plans

The Company will prepare (or contribute to preparing) the Network Deployment Plans, in accordance with clause 2 of Schedule 3 (Design and Build).

2	System and Product Plans

The Company will prepare System and Product Plans in accordance with clause 3 of Schedule 3 (Design and Build),

3	Status reports

(a)	Design and Build progress report

A monthly work in progress status report regarding the Design and Build, which is to contain the information specified in the table below. In addition, a consolidated and comprehensive progress status report regarding the Design and Build for a completed Network Stage, which is to contain the information specified in the table below. Each such report will be provided to CFH within five business days of the end of each month (or within five business days of the completion of the relevant Network Stage for each consolidated and comprehensive progress status report).

Executive Summary	A high level commentary will be provided summarising overall progress in the Design and Build against the Milestones for the relevant period, significant trends, areas of improvement or concern and any major initiatives underway for rectification or improvement.

Performance	• Network Deployment Plan task status (not started, in-progress - % complete, completed);

• Milestone completion dates (actual or projected); and

• key issues and resolution recommendations.

Change Management	Reporting of all Change Requests, including details of volume of change, successful Changes, and issues encountered.

Issue Management	Reporting of all issues, including number of issues, status, root cause, resolution activities, timeframes, business impacts and outstanding Change Requests relating to issue resolution.

Resolution and outcome	Reporting on the resolution and outcome of all issues.

(b)	Operations report

A monthly status report on the O&M Services, which is to contain the information specified in the table below. Each such report will be provided to CFH within five business days of the end of each month.

Executive Summary	A high level commentary will be provided summarising overall Service Level performance for the relevant period, significant trends, areas of improvement or concern and any major initiatives underway for rectification or improvement.

16

Performance	An analysis of availability and performance.

Performance information including:

• Summary of the performance of the O&M Services and comparisons with earlier periods.

• The number of faults by severity categories.

• User-impacting faults.

• Any “red flag” issues.

• A risk matrix for operations.

• Observations on the Network performance and investment recommendations.

• Key network parameters - actual performance against the Service Levels.

Capacity	An analysis of capacity and performance that shows current usage of resources, trends and growth forecasts. Documenting any variations in the O&M Services and recommendations.

Change Management	Reporting of all Change Requests, including details of volume of change, Service Level performance, successful changes and issues encountered.

Incident Management	Reporting of incidents, including number of incidents, status, resolution activities, timeframes achieved, business impacts, trending information and number of incidents passed to problem management.

Issue Management	Reporting of all issues, including number of issues, status, root cause, resolution activities, timeframes, Service Level performance, business impacts and outstanding Change Requests relating to issue resolution.

Resolution and outcome	Reporting on the resolution and outcome of all issues.

(c)	Purpose of status reports

Each status report in clauses 3(a) and (b) above is to:

(i)	clearly present to CFH the current status of the Company’s performance under this Agreement, financial reporting obligations (for Design and Build) and any issues arising in relation to the Network, the Design and Build, the O&M Services, the Service Levels or in respect of the relationship between CFH and the Company;

(ii)	form the basis of discussions at the PCG or the relevant Sub-Committee as to contract compliance, performance of applicable obligations and issues relating to the Network, Design and Build, delivery of the O&M Services and Service Levels; and

17

(iii)	highlight any relevant risks or issues that may threaten or be detrimental to the achievement of the UFB Build Objective or otherwise may adversely affect the relationship between the Company and CFH.

4	Other status reports

The Company is to provide CFH with such other reports as reasonably required by CFH from time to time and the Company is to participate as reasonably required in CFH briefings. If the provision of such a report would require the Company to incur material additional costs, then, if requested by the Company, the report will be provided only upon a direction to that effect given by the PCG.

5	Operational reporting to Steering Committee

The Company must provide the information set out in column 2 of the table below, to the Steering Committee, no less frequently than the timings set out next to that information. All such information must be consistent with the corresponding information prepared for the board of directors of the Company and be provided to the Steering Committee no later than the time that information is provided to the board of directors of the Company.

	Item	Frequency
1.	All Service Levels performance	As provided to CFH in accordance with clause 3 of this Annexure 1

2.	The Company’s annual and half yearly financial reports, and any other financial reports provided for in Annexure 2	As provided to CFH in accordance with Annexure 2

3.	Regional reporting information by Candidate Area	As provided to CFH in accordance with clause 3 of this Annexure 1

6	Commitments reports

CFH and the Company agree to the following monitoring and transparency initiatives to assist determination of the Company’s adherence to the undertakings in Schedule 2 (Commitments):

(a)	Uptake on the Network will be monitored by the Company and information provided to CFH.

(b)	A reasonable open book approach on fibre access uptake will be adopted, and the information provided by the Company to CFH will include copper access comparative information.

(c)	Monitoring information will include feedback from major Service Provider CEOs (both existing and prospective) and other customer satisfaction survey information.

(d)	Information derived from complaints under the Wholesale Services Agreement complaints mechanism will also be available to CFH and used, as relevant.

(e)	Comparative information based on CFH’s other LFCs established under the ITP model, provided by CFH to the Company (to the extent it is available to CFH).

18

(f)	Comparative information based on Singapore and NBN benchmarks, with the differences that exist between those countries and New Zealand (including but not limited to the relative stages of fibre deployment, differences in regulation and industry structure and differences in income levels and prices) being acknowledged.

(g)	Information on any investment in the copper network based on the exceptions set out in clauses 1.4.4 and 1.4.6 of Schedule 2 (Commitments), plus the Company’s reasoning and justification as to why the investment in copper falls within the relevant exception in clause 1.4.6 of Schedule 2 (Commitments) (provided that no information will be required in relation to routine maintenance or individual projects with a value of less than $50,000).

7	Service Level Defaults

If a Service Level Default occurs, the Company will promptly give CFH notice to that effect in accordance with clause 6.3(b)(ii) of the Base Agreement.

8	Delays

If the Company considers that it is (or is likely to be) prevented or delayed from successfully achieving a Performance Milestone by the corresponding Milestone Date, it will provide notice in writing to CFH in accordance with clause 6.2(b) of the Base Agreement.

9	Remedial Plan

On request in accordance with clause 17.2 of the Base Agreement, the Company will prepare and provide CFH with a proposed Remedial Plan in accordance with clause 17.3 to 17.7 of the Base Agreement.

10	O&M Documentation

(a)	The Company will develop documentation for the O&M Services (the O&M Documentation) to document the processes and plans for the O&M Services in sufficient detail such that, if step-in rights were exercised under clause 19 of the Base Agreement, CFH (or a “Nominated Company” as defined in that clause) could use the O&M Documentation to manage the operation and maintenance of the Network in a manner consistent with this Agreement and ensure service continuity on the Network.

(b)	The Company will ensure that the O&M Documentation includes, amongst other things:

(i)	tasks in sufficient detail to ensure consistency when repeated;

(ii)	problem identification and elimination and service improvements; and

(iii)	disaster recovery.

(c)	Without limiting clauses 10(a) and (b), the Company will develop the O&M Documentation to a standard that is consistent with Best Industry Practice.

11	Access to records

CFH will have access to all records and other information required to be maintained under clause 8.6(b) of the Base Agreement, in accordance with clause 8.6(d) of the Base Agreement.

19

12	Improvements reporting and consultation

On each anniversary of the Commencement Date (or earlier each year, if reasonably requested by CFH):

(a)	the Company will provide CFH with a report detailing Improvements, including:

(i)	the expected and actual availability of Improvements that could be incorporated as part of the O&M Services (including by replacing, modifying or supplementing the existing O&M Services);

(ii)	opportunities for CFH to test Improvements; and

(iii)	the Company’s use and intended use of Improvements; and

(b)	the Company and CFH will meet to discuss in good faith the ongoing adequacy of the Network and the O&M Services and measures which should be implemented, in accordance with this Agreement, to rectify or improve any aspect of the Network or the O&M Services.

13	Company Testing

On completion of the Company Testing, the Company will provide CFH with a summary of the test results, in accordance with clause 6.2(c) of Schedule 3 (Design and Build).

14	Engineer Reviews

The Company will promptly provide the Engineer with any explanations, information, and documentation that the Engineer may reasonably require in relation to any Review, in accordance with clause 8.5 of the Base Agreement.

15	Self Audit reports

If the Company has carried out a Self-Audit in accordance with clause 8.7(c) of the Base Agreement, the Company will provide a written report to CFH of the findings of that Self-Audit as required under that clause.

20

Annexure 2: Corporate and Financial Reports

1	Fibre Business Plan

The Company will prepare draft Fibre Business Plans in accordance with clause 5 of this Schedule, to be agreed as set out in that clause.

2	Corporate reporting

(a)	Annual and half yearly financial reports

The Company must provide copies of its annual and half yearly financial statements to CFH immediately after they have been publicly released.

(b)	Governmental reporting requirements

The Company must provide any assistance or information reasonably requested from time to time by CFH or the Crown (as Shareholder) for the purpose of enabling each or both of them to comply with any reporting, audit or other obligations under Law, at CFH’s cost.

3	Services and pricing reports

(a)	The Company will provide CFH with monthly reports in a form and containing certain prescribed matters as agreed between the Company and CFH from time to time.

(b)	Prescribed matters will include:

(i)	actual and projected Network build costs during the relevant reporting period;

(ii)	subject to any legal restrictions, details of the Company’s End Users, including number and location of End Users, volume of services purchased by individual or specific groups of End Users;

(iii)	the number of Wholesale Service Agreements executed by the Company in the period since the previous report;

(iv)	any variations to any Wholesale Services Agreements during the relevant reporting period;

(v)	the number of End Users for each Specified Service (and, as applicable, Subsequent Service) and each Access Seeker as at the date of the report, and the prices and revenues by Candidate Area;

(vi)	Network performance metrics over the relevant reporting period;

(vii)	compliance with network record keeping requirements; and

(viii)	any other information reasonably requested by CFH and agreed with the Company.

21

4	Regular business review

At the completion of the second Financial Year, and at the completion of each subsequent two Financial Year period, the Company will report on and senior executives of CFH and the Company shall meet and review the following:

(a)	market conditions for UFB services;

(b)	the services offered by the Company, the price levels and price structures of those services, and their influence on take up of UFB services;

(c)	a review of, and an updated business case for the Company’s UFB investment, including:

(i)	actual as compared to forecast revenues and expenditures since the commencement of Schedule 6 (Principles for Services and Pricing);

(ii)	updated projections of revenues and expenditures, including underlying assumptions; and

(iii)	an updated balance sheet to reflect acquisition of new assets, asset disposals, and transfer of existing assets used to provide UFB services at current value. Once assets are entered on the UFB balance sheet they will not be revalued but updating will maintain the real financial value of the assets; and

(d)	projections for the price of UFB services after 1 January 2020 if the Company is to recover its UFB investment and earn a reasonable return on the investment over a reasonable period.

5	Regulatory reporting

The Company will keep CFH informed of all regulatory and/or legal changes or requirements impacting the Company that will or are likely to impact upon the Network and/or the performance of its obligation under this Agreement, in accordance with clause 9.6(a) of the Base Agreement.

22

Annexure 3: Named Personnel

Part A: Key Personnel

The following Company Personnel (within the PCG or Steering Committee) are Key Personnel, and will be available for the periods set out below (with such details in Part A and Part B below to be notified in writing by each party to the other within 10 business days of the Commencement Date).

Name and title	Role	Assigned period	Standing Member of the PCG (Yes/No)
[insert]	[insert]
[insert]	[insert]
[insert]	[insert]

Part B: Named CFH Personnel

Name and title	Role	Assigned period	Standing Member of the PCG (Yes/No)
[insert]	[insert]
[insert]	[insert]
[insert]	[insert]

23

Annexure 4: Draft Initial Fibre Business Plan

***	(156 pages)

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

24

Annexure 5: Fibre Business Plan Template Form

Overall

•	Plan to end of 31 December 2019

•	Deployment schedule and costings

•	Financial forecasts

•	Strategy to drive fibre uptake

•	Actual / planned comparison of financial and deployment information and variance analysis

Marketing Plan

•	Description of fibre promotion programmes for direct and RSP marketing

•	Marketing budget

•	Use of external advertising agencies

•	Analysis of customer responses

•	KPIs for marketing

•	Actual / planned comparison of marketing efforts and outcomes and variance analysis

RSP Engagement Plan

•	Status of relationship

•	Proposed development activities

•	Outline of development opportunities and budget for expenses

•	Comparison of RSP performance and growth

Product Development Plan

•	Overview of current and potential new products

•	Analysis of potential demand and net value contribution for new products

•	Comparison to overseas uptake of products and demand drivers

Technology Roadmap

•	Development schedules

•	Review of impact of deploying new technology including potential impact of competitor deployment on revenue and cost

•	Capex and opex impacts

25

Change process

•	Any changes to the Service Levels

•	Any proposed upgrading of, or technology changes in respect of, the Network

Customer Satisfaction Review / Engagement Plan

•	Updated review of RSP and end customer satisfaction

•	Analysis of trends

•	Potential C2 responses

Video Distribution Plan

•	Proposed products

•	Engagement plan with RSPs and content providers

•	Product pricing

Other

•	Management incentives

26

BELL GULLY

Schedule 8: Change Procedure

1.	Application

The parties will comply with the process and procedure set out in this Schedule for any Change.

2.	Process

2.1	Change Request

Either party may, at any time, request a Change by submitting to the other party a Change Request that describes the Change and the reasons for it.

2.2	Preparation of Impact Statement

The Company will undertake an assessment of the Change described by each Change Request and provide to CFH a written statement describing the Change and its impact (the Impact Statement):

(a)	if the Company is submitting the Change Request, with the Change Request; or

(b)	if CFH has submitted the Change Request, as soon as reasonably possible after receiving the Change Request (or such other period as may be agreed by the parties, acting reasonably).

2.3	Content of Impact Statement

Each Impact Statement will specify in reasonable detail:

(a)	the Change, its feasibility, and how and when it will be implemented;

(b)	the impact of the Change on the Milestones, Design and Build, O&M Services, Network, Service Levels, timeframes, the other terms of the Agreement, and the ability of the Company to perform its obligations under the Agreement, each to the extent applicable in the context of the Change;

(c)	the implications of not implementing the Change;

(d)	a risk analysis of, and a back out plan (as relevant) for, the Change;

(e)	the acceptance process (if applicable);

(f)	any other matter reasonably requested by CFH or that is likely to be relevant to CFH in its consideration of the Change;

(g)	any other matter the Company considers should be specified in relation to the Company’s acceptance and implementation of the Change;

(h)	a draft Change Authorisation Agreement, setting out any changes required to the Agreement; and

BELL GULLY

(i)	for a Change that would require new work or, otherwise if appropriate in the circumstances or reasonably requested by CFH, a draft statement of work (Statement of Work), the indicative form of which is set out in Annexure 1 to this Schedule. The terms of any Statement of Work must, as far as is reasonably appropriate in the circumstances, be consistent with the terms of the Agreement.

2.4	Review

(a)	This clause 2.4 sets out the process for review and agreement of an Impact Statement, draft Change Authorisation Agreement and, if applicable, draft Statement of Work (together, Change Materials).

(b)	Each review is to be undertaken on the basis that the Change Materials are to be agreed in a form, and the Change implemented in a manner, consistent with:

(i)	the achievement of the UFB Build Objective; and

(ii)	the prioritisation of investment in, and promotion of, the Network in order to maximise connections to the Network in the Coverage Areas, as further described in Schedule 2 (Commitments).

(c)	CFH will review the Change Materials, including any updated Change Materials provided in accordance with paragraph 2.4(e)(i), within 10 business days (or such other period as may be agreed by the parties) of receiving them from the Company.

(d)	If the Change Materials are acceptable to CFH:

(i)	the parties will sign the Change Authorisation Agreement and, if applicable, the Statement of Work; and

(ii)	once that Change Authorisation Agreement has been signed the Agreement will be deemed amended in accordance with the terms of the Change Authorisation Agreement.

(e)	If the Change Materials are not acceptable to CFH it may:

(i)	request the Company to make changes to the Change Materials (including the addition of further relevant information), in which case the Company will, subject to clause 4, promptly (and in any event within 10 business days or such other period as may be agreed by the parties, acting reasonably) provide to CFH updated Change Materials that incorporate those changes; or

(ii)	negotiate, and seek to agree with the Company, changes to the Change Materials, and the Company will update the Change Materials to incorporate agreed changes promptly upon the parties reaching such agreement; or

(iii)	at its sole discretion:

(A)	in relation to a Change Request initiated by CFH, withdraw that Change Request; or

(B)	in relation to a Change Request initiated by the Company, reject the Change Materials, in which case the Company will not implement the Change and the Change Request and Change Materials will be of no effect.

2

BELL GULLY

2.5	Fast-track

Where the parties have agreed that a Change is:

(a)	relatively minor and does not involve a material alteration or deviation from the Agreement); or

(b)	urgent,

the parties may agree in writing to a truncated change management procedure to deal with that Change, provided that the Change will be of no effect unless and until the Relationship Managers sign a Change Authorisation Agreement.

2.6	Costs

Each party will be responsible for its own costs and expenses incurred in complying with the Change Procedure (including, in the case of the Company, the preparation of the Change Materials).

3.	Assistance with Impact Statement

CFH will provide the Company with:

(a)	information reasonably requested by the Company in preparing an Impact Statement that:

(i)	is, or is likely to be, material to the Impact Statement;

(ii)	is held or controlled by CFH; and

(iii)	CFH is permitted to provide to the Company; and

(b)	such reasonable assistance as is necessary in the circumstances to enable the Company to prepare the relevant Impact Statement in accordance with this Schedule.

4.	CFH Change Requests

Where CFH submits a Change Request, the Company will not unreasonably refuse to implement the Change, or demand any unreasonable terms for the implementation of the Change, but the Company will not in any circumstances be required to accept a Change where the Company reasonably considers that the Change:

(a)	is not technically feasible;

(b)	will adversely affect its ability to comply with the Service Levels, the other requirements of the Agreement, commitments to third parties, or legislative or regulatory requirements; or

(c)	will leave it unable to recover costs that it would otherwise have been entitled to recover under the Agreement or otherwise result in loss of value to the Company of the benefits of this Agreement.

3

BELL GULLY

Annexure 1: Form of Statement of Work

Each Statement of Work will include an introduction and background and a description of the following:

•	requirements;

•	equipment;

•	scope of work and milestones;

•	services;

•	responsibilities;

•	acceptance criteria and process (where relevant);

•	contingency plans;

•	project management, including necessary changes to the Network Deployment Plan;

•	plan for deployment; and

•	any additional terms and conditions to the Agreement.

4

BELL GULLY

Annexure 2: Form of Change Authorisation Agreement

This Change Authorisation Agreement is made on [    ]

between	(1)	Crown Fibre Holdings Limited (CFH)

and	(2)	[TCNZ/Chorus2] (the Company)

Background

A.	This is a Change Authorisation Agreement for the purpose of the Change Process set out in the Network Infrastructure Project Agreement between CFH and the Company (the Project Agreement).

B.	[Insert any other relevant background]

It is agreed

1.	Interpretation

1.1	Definitions

Terms defined in the Project Agreement have the same meaning when used in this Agreement. In addition, the following terms have the following meanings, unless the context indicates otherwise:

Agreement means this Change Authorisation Agreement, including its schedules;

Effective Date means the date that the parties sign this Agreement or, if two dates, the later date;

[Insert any other relevant definitions]

1.2	Interpretation

The Background forms part of this Agreement.

2.	Change of the Project Agreement

2.1	Change

With effect from the Effective Date, the Project Agreement will be amended as follows:

(a)	[references to include the new Statement of Work];

5

BELL GULLY

Execution

Signed as an agreement

[TCNZ/Chorus2] by

Authorised Signatory

Print Name

Crown Fibre Holdings Limited by

Authorised Signatory

Print Name

6

Schedule 9: National Partnering

1.	The Company acknowledges that the Government’s objective is to accelerate the roll-out of UFB to 75 per cent of the New Zealand population over ten years, concentrating in the first six years on priority broadband users such as businesses, schools and health services, plus greenfield developments and certain tranches of residential areas.

2.	In order to achieve this, the Company understands the importance of the interoperability of the UFB network across the various coverage areas outside the Coverage Areas that are referred to in the Network Infrastructure Project Agreement.

3.	CFH has advised the Company that CFH has already entered into agreed documents with Northpower and WEL to establish a Local Fibre Company (LFC) to own and operate a fibre network in their respective candidate areas. CFH may also wish to enter into similar arrangements to establish an alternative commercial model (no recycling) LFC with Christchurch City Holdings Limited (or any entity owned by it) (CCHL) to own and operate a fibre network in the Christchurch and Rangiora candidate areas.

4.	* * *

The Company will enter into good faith negotiations expeditiously with each of WEL and Northpower in order to endeavour to agree commercial arrangements acceptable to the Company in each case. CFH may facilitate those negotiations, taking into account the matters in this Schedule.

5.	The parties recognise that:

(a)	the Company will need to establish the value of cash or communal infrastructure it might wish to vend in to the relevant LFC or otherwise allow the LFC to use on concessionary or zero cost terms with reference to the LFC’s avoided build cost;

(b)	the value of the relevant LFC will also need to be agreed in order for the Company to determine what shareholding it should receive in the LFC; and

(c)	* * *

6.	The parties also recognise that CFH has advised the Company that the existing LFC documents contain existing provisions (including around another parties’ maximum share ownership) that, unless alternative agreements can be negotiated, set the parameters for the Company’s investment in those LFCs.

7.	The Company acknowledges that CFH has existing contractual obligations to WEL, but if the Company and WEL agree that WEL will relinquish responsibility for WEL’s non electricity line franchise areas (Tauranga, New Plymouth, Wanganui, Hawera and Tokoroa) to the Company, then CFH will not object to WEL doing so. If WEL does so:

(a)	* * *

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

1

(b)	those areas will be included in the “Coverage Area” for the purposes of the commitments that the Company gives under Schedule 2 (Commitments).

8.	* * *

(a)	* * *

(b)	* * *

9.	All partnering discussions contemplated by this schedule will be initiated by CFH (expeditiously) and be tripartite in nature.

10.	If:

(a)	the Company enters into a partnering arrangement with WEL and/or Northpower; and/or

(b)	CCHL and the Company enter into joint venture arrangements for the Christchurch and Rangiora Candidate Areas,

the relevant local coverage area will be included in the “Coverage Area” for the purposes of the commitments that the Company gives under Schedule 2 (Commitments).

11.	The Company acknowledges that the LFC partnering model is intended to reduce the overall cost of the Network build and avoid expensive duplication of copper and fibre infrastructure in relevant coverage areas which will mean more efficient use of capital and greater returns for the Company and LFC participants.

12.	Nothing in this Schedule will require any party to do anything that would breach the Commerce Act 1986 and, if relevant, the Company will not have any binding obligations in relation to the matters in this Schedule until legislation is passed that provides a clear authorisation for the purposes of the Commerce Act 1986 for the arrangements contemplated by those provisions and any such obligations shall only be binding on the Company for so long as that statutory authorisation remains in effect.

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

2

Schedule 10: Price Books for Specified Services

***	(10 pages)

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

1

Schedule 11: Commitments – Post Build

1.	Recitals

(a)	This Schedule records certain undertakings by the Company and CFH in relation to copper investment, fibre product development and assistance to uptake within the Candidate Areas which are to apply during the period following completion of the build until there are no UFB Securities outstanding or the company and CFH jointly agree that this Commitment schedule no longer serves any useful purpose. In addition to the Government’s UFB Build Objective (as defined in Recital B of this Agreement which relates to build, Premises Passed and Connections on request), the Government’s UFB policy includes the objective of maximising connections to the network (UFB Uptake Objective).

(b)	The Company has entered into obligations in respect of the UFB Build Objective and the UFB Uptake Objective and CFH believes it is capable of and committed to delivering both the UFB Build Objective and positively assisting the Government’s UFB Uptake Objective.

(c)	The Company will be a listed company and the Company’s Board will act in the best interests of the Company and its shareholders.

(d)	The Company will ensure its fibre access assets, and its relationships with Access Seekers, are utilised in a manner that give the UFB Uptake Objective every chance of success. The Company will proactively seek to develop and deliver fibre products and services that both drive and meet wholesale customers’ needs and thereby contribute to achieving the UFB Uptake Objective.

(e)	This introduction to this Schedule shall provide a guide to the interpretation and application of the following provisions in the event of any ambiguity or uncertainty as to the intention of any provision.

2.	Market Context

(a)	The Company will be a wholesaler of fibre access and will have legislated/regulated business line restrictions on the scope of its business and services as set out in the Telecommunications (TSO, Broadband, and Other Matters) Amendment Bill as at the date of this Agreement (In-Scope Fibre Access Services). Its customers will be a relatively small number of Access Seekers who in turn will use its In-Scope Fibre Access Services to deliver services to large numbers of End Users.

(b)	The demand for fibre access services is likely to be driven by the attractiveness of fibre services to End Users. This in turn will be influenced by the behaviour of the Company and the behaviour of Access Seekers. The parties recognise that fibre access will be competing with other access technologies (e.g. mobile and copper based access and other fibre networks).

3.	General Commitment Standard

(c)	The Company shall seek to maximise uptake on the Network with a level of commitment which is consistent with that of CFH’s local fibre companies established or to be established with WEL, Northpower and Christchurch City Holdings Limited (LFCs). Because LFCs are unlikely to be at the forefront of product development, the Company’s commitment to fibre products and service innovation and development shall, subject to satisfying the business case test in Annexure 1 (Business Case Test), be consistent with that of relevant international benchmarks.

1

(d)	This level of commitment is referred to as the Commitment Standard and, unless expressly stated to the contrary, is intended to be applied in determining whether the Company has performed its undertakings under this Schedule to the required standard (but for no other purpose).

(e)	The purpose of this Schedule is to address the risks to the Government’s UFB Objective that might arise due to the fact that the Company also provides a copper network, and services and products over that copper network.

(f)	Nothing in this Schedule shall have the effect of:

(i)	limiting the Company’s ability to respond to competition from other providers, including that the Company may respond, at its discretion with competitive fibre (subject to Schedule 6), copper or other products, services or prices (provided that, where the Company proposes to respond to any such competition with competitive copper products, services or price, it will first consult with CFH in good faith and provide CFH with reasons why the Company believes this is the appropriate response to that competition);

(ii)	limiting the Company’s ability to complete the VDSL technology upgrades and product development summarised in Annexure 2 (VDSL Upgrades), provided that:

(A)	the Company will not deploy any further copper-based cabinets beyond those included in the Company’s existing cabinetisation programme;

(B)	the Company will restrict VDSL deployment to the sites (cabinets and exchanges) that are in existence as at 31 December 2011; or

(iii)	constraining the Company’s ability to deploy other technologies other than copper or fibre.

4.	Network Investment

(a)	The Company currently delivers access services and products using its existing multi technology telecommunications network (which includes copper access assets).

(b)	Both parties recognise the importance of the Company providing services and products on copper access assets for the foreseeable future, but the parties wish to ensure that this does not diminish or inhibit the Company’s performance of, or adherence to, the undertakings in this Schedule or the Company’s commitment to positively assist fibre uptake in accordance with the Commitment Standard, and that End User fibre uptake is not compromised by the Company’s ongoing investment in copper access assets beyond that contemplated by this clause 4.

(c)	The Company undertakes to prioritise new investment in fibre access and uptake and to minimise ongoing investment in copper access assets in all future business plans.

(d)	The Company will offer only fibre access services in greenfield developments over 20 lots. For smaller developments and infill development, fibre only access will be offered wherever the premises are passed or planned to be passed by fibre access in the near future. The only exceptions to these undertakings will be where offering fibre only access will deprive residential End Users of satisfactory fixed line services for an extended period. Such circumstances will include where the new development is located some distance from planned fibre build or where Access Seekers are not offering satisfactory fibre services. Where small and infill developments are not deployed as fibre only, any new physical infrastructure deployed will be capable of being upgraded to fibre with minimal cost and disruption when the Communal Infrastructure is deployed in the immediate area.

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(e)	Other than as provided for in the preceding paragraph, the Company will not build any new ‘copper to the home’ networks in the Candidate Areas.

(f)	***

(g)	CFH acknowledges that the Company’s undertakings in clause 4(c) of this Schedule to minimise investment in copper assets and in clause 4(d) of this Schedule in relation to greenfield developments are subject to:

(i)	fibre access services being available or imminently available in particular areas;

(ii)	any specific legal requirements that are now, or may in the future be, imposed on the Company, including any regulatory obligations to provide other services and investment in any other technology operated, or to be operated by the Company;

(iii)	there being no limit on the Company’s ability to continue to provide existing services using the copper access network in the Candidate Areas to current or new End Users;

(iv)	there being no limit on the Company’s ability to make such other investments and offer such other services as is necessary or desirable in order to:

(A)	prevent End User migration to competitors or to prevent, resolve or mitigate End User dissatisfaction; or

(B)	ensure, over the long term, technology and End User requirements are adequately anticipated and responded to by the Company.

(a)	The Company undertakes not to implement financial incentives of any kind or in any form whatsoever (including by way of price discounts or bonus or loyalty programmes of any kind):

(i)	for the purposes of encouraging End Users not to migrate to fibre access services from copper access services; or

(ii)	to prevent End Users of copper access services from migrating to competitors without first consulting with CFH in good faith.

5.	Uptake Assistance

(a)	In addition to the contracted products, prices and connection terms outlined in this Agreement, the parties acknowledge that the Company can have a positive influence on fibre uptake by developing products for and with Access Seekers to facilitate Access Seeker product offerings to End Users. This will allow Access Seekers to increase the attractiveness of fibre access to their customers and therefore encourage fibre uptake.

(b)	Primarily, product development and promotion activities will revolve around:

(i)	Working proactively with Access Seekers to develop additional wholesale fibre access products.

***	Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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(ii)	Ensuring that Access Seekers know the capabilities of the fibre access network and the deployment schedule so they can plan and market to their End Users.

(iii)	Ensuring that End Users know that fibre access is available in their locale so they can engage with Access Seekers immediately upon fibre access being available.

(iv)	Ensuring that the Company has a simple, transparent and efficient process for Access Seekers seeking to work with the Company’s Layer 2 services to develop enhanced fibre products.

(v)	Monitoring relevant local and international product developments.

(c)	The most likely areas of product development currently envisaged are with respect to TV and video services and various packages of enhanced EIR/CIR upstream/downstream bandwidth. Further areas may arise over time.

(d)	With respect to fibre products and services the Company makes the following undertakings:

(i)	The Company will undertake all the activities referred to in clause 5(b) of this Schedule.

(ii)	The Company will ensure its Layer 2 fibre access services will support legacy services (where economic) and hand such traffic over to Access Seekers as per UFB technical specifications.

(iii)	The Company will engage with Access Seekers to ascertain Access Seekers’ views on appropriate Layer 2 wholesale products for fibre access.

(iv)	The Company will ensure its fibre access services will have the capability to support video services including IPTV, RF overlay and OTT and provide the required interconnection to video services providers to deliver these services (recognising that other than multicast and RF overlay, the Company is limited to In-Scope Fibre Access Services).

(v)	The Company will advise Access Seekers that fibre access services are its preferred offering and will seek to maximise early uptake (and also minimise connection costs) by actively promoting fibre connections at the same time as initial construction work is being undertaken on a street by street basis.

(vi)	The Company will actively promote fibre access to Access Seekers through its account managers and may also participate in appropriate proportionate promotional campaigns (including joint campaigns with Access Seekers in Candidate Areas where fibre access is shortly expected to be deployed).

(vii)	Except where it is acting in accordance with clauses 4(d) and 4(f) of this Schedule, the Company will not specifically promote existing copper access in any Candidate Areas and the Company will encourage Access Seekers to migrate customers to fibre access.

(viii)	When an Access Seeker wishes to migrate customers from copper to fibre access, the Company will ensure such migration is as smooth and seamless as possible.

(ix)	The Company’s activities in this clause 5(d) must be in accordance with the Commitment Standard.

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(e)	With respect to fibre products and services the Company makes the following additional undertakings:

(i)	The Company will, within the agreed product framework, deliver products to Access Seekers on request (for example different combinations of upstream/downstream bandwidth, CIR etc).

(ii)	The Services and Requirements relate to products and services which are currently envisaged on fibre access. In the future, any new Layer 2 (currently unforeseen) products and services will be provided or supported by the Company.

(f)	CFH acknowledges that the Company’s undertakings in clauses 5(d) and 5(e) of this Schedule in relation to fibre products and services are subject to any specific legal requirements that are now, or may in the future be, imposed on the Company, including any regulatory obligations to provide other services.

6.	Business Plan Process and Monitoring

(a)	The matters covered by this Schedule must be addressed, in accordance with the Business Case Test, in an annual business plan prepared by the Company.

(b)	The Company will provide a copy of each such business plan to CFH (in confidence) for its information. The material provided to CFH can be limited to fibre-specific aspects of the Company’s operations provided the information excluded is not material to CFH’s understanding of the operation during the years of those fibre-specific components of the Company’s business.

(c)	The Company will brief CFH every six months (or such other periods as they may agree) on the matters covered by the Schedule.

(d)	CFH and the Company agree to the following monitoring and transparency initiatives to assist determination of the Company’s adherence to the undertakings in this Schedule:

(i)	Uptake on the Network will be monitored by the Company and information provided to CFH.

(ii)	A reasonable open book approach on fibre access uptake will be adopted, and the information provided by the Company to CFH will include copper access comparative information.

(iii)	Monitoring information will include feedback from major Access Seeker CEOs (both existing and prospective) and other customer satisfaction survey information.

(iv)	Information derived from complaints under the Wholesale Services Agreement complaints mechanism will also be available to CFH and used, as relevant.

(v)	Comparative information based on CFH’s other LFCs established under the ITP model, provided by CFH to the Company (to the extent it is available to CFH).

(vi)	Comparative information based on Singapore and NBN benchmarks, with the differences that exist between those countries and New Zealand (including but not limited to the relative stages at fibre deployment, differences in regulation and industry structure and differences in income levels and prices) being acknowledged.

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(vii)	Information on any investment in the copper network based on the exceptions set out in clauses 3(d)(ii), 4(d) and 4(g) of this Schedule, plus the Company’s reasoning and justification as to why the investment in copper falls within the relevant exception in clause 3(d)(ii) or 4(g) of this Schedule, as the case may be (provided that no information will be required in relation to routine maintenance or individual projects with a value of less than $50,000).

7.	Expected Promotional/Product Development Spend

(a)	All business plans by the Company will provide for an appropriate product development and marketing spend for the Company over time of $5m per annum, subject to the Business Case Test. The Company will meet those product development and promotion undertakings referred to in clauses 5(d) and 5(e) of this Schedule to the extent that they are specifically addressed in the Fibre Business Plan using the product development and marketing spend for those relevant undertakings specifically addressed in the business plan of the Company.

8.	Breach and Remedial actions

(a)	If CFH considers the Company to be, or potentially to be, in breach of any of these provisions, it shall raise the matter with the Company at the earliest possible opportunity (and, in any event, not more than 12 months after date of the alleged breach) providing a detailed outline of the alleged breach and views on how the breach could be remedied.

(b)	Allegations of breach shall be raised in the first instance by CFH with the Company’s CEO. If there is no agreement on the allegation the issue shall be determined by an independent expert (as per the dispute resolution process set out in Schedule 7).

(c)	If any of the provisions are found to have been breached by the Company, then, subject to clause 8(e) and 8(f) of this Schedule, the Company shall make such increased investment, operational changes and undertake such other actions as is required in order to (i) achieve as soon as possible the level of uptake on the Network that would have been achieved had the breach not occurred, and (ii) ensure the breach ceases and does not continue (Remedial Actions).

(d)	Appropriate Remedial Actions shall be determined unanimously in the first instance by the CEOs of CFH and the Company. If there is no agreement between them, the Remedial Actions shall be determined by an independent expert (as per the SC dispute resolution process set out in Schedule 7).

(e)	The Company cannot be required to undertake any Remedial Actions to the extent that:

(i)	the Remedial Actions relate to any breach of these provisions occurring more than 12 months prior to CFH raising the allegation of breach with the Company; or

(ii)	in respect of the first breach of any provision of this Schedule (and assuming there has not been any breach of the equivalent provisions of Schedule 2) (First Breach), the total cost of any increased investment or operational changes required by Remedial Actions in any year would exceed $10,000,000.

(f)	CFH agrees that the maximum amount the Company is required to spend in any year under clause 4(f) of this Schedule is $10,000,000 (to be adjusted annually by the CPI index after completion of the build programme) and the Company will not be in breach of clause 4(f) of this Schedule for failing to spend more than that.

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(g)	Except for injunctive relief, the Remedial Actions are CFH’s exclusive rights and remedies under this Agreement for the first breach by the Company of a provision of this Schedule.

9.	Partnering

(a)	The Company’s undertakings set out in this Schedule will apply to the Coverage Area and will also apply to each of the candidate areas in respect of which the LFC and the Company have agreed partnering terms.

(b)	For the avoidance of doubt:

(i)	the term “competitors”, as used in clause 4(f)(iv) of this Schedule, will not include an LFC in any candidate area in respect of which that LFC and the Company have agreed partnering terms;

(ii)	no arrangements contemplated by clause 11(a) which are entered into by the Company and any LFC will be “partnering terms” for the purposes of this Schedule (and, accordingly, the Company’s undertakings in this Schedule will not be extended to any candidate area by reason only of any such arrangements).

10.	Commerce Act and other requirements

(a)	None of CFH, TCNZ nor the Company will have any binding obligations in relation to the matters referred to in this Schedule until sections 69XZA and 69XZB of the Supplementary Order Paper 204 attached as Appendix 10 to the Interim Period Agreement (or other provisions having substantially the same effect) are passed into law.

(b)	Any such obligations shall only be binding on CFH, TCNZ or the Company for so long as that law remains in effect.

11.	General

(a)	None of CFH, TCNZ nor the Company will have any binding obligations in relation to the matters referred to in this Schedule until the end of the Term.

(b)	The provisions of this Schedule will surivive termination or expiry of this Agreement and will continue until the first date on which there are no outstanding “CFH Debt Securities”, “CFH Equity Securities” or “CFH Warrants” (as each of those terms is defined in the Subscription Agreement).

(c)	Nothing in this Schedule shall require the Company to provide products at particular prices or specifications.

(d)	The Company’s undertakings to CFH do not extend to the Company’s rights and obligations outside the Candidate Areas (but subject to clause 9 of this Schedule in relation to the candidate areas in respect of which the LFC and the Company have agreed partnering terms).

(e)	The following provisions of the Agreement shall be deemed to be incorporated by reference into this Schedule with effect from the end of the Term:

(i)	any capitalised term set out in Schedule 1 (Definitions) which is used in this Schedule;

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(ii)	clauses 1.3(b), 1.4, 22.1, 22.2, 22.3, 22.4, 22.522.6, 22.7. 22.8, 22.9 and 22.11 of the Base Agreement;

(iii)	clause 13 of the Base Agreement;

(iv)	clause 15 of the Base Agreement, provided that:

(A)	for the purposes of clauses 15.1 of the Base Agreement, the amount stated as the maximum aggregate liability of CFH shall be an amount equal to $350,000,000 less the aggregate of all amounts for which CFH was liable in respect of all claims, proceedings, actions, liabilities, damages, costs, expests or losses during the Term; and

(B)	for the purposes of clauses 15.2 of the Base Agreement, the amount stated as the maximum aggregate liability of the Company shall be an amount equal to $350,000,000 less the aggregate of all amounts for which the Company was liable in respect of all claims, proceedings, actions, liabilities, damages, costs, expests or losses during the Term, and any reference in any of those provisions to “this Agreement” shall accordingly be deemed to be a reference to this Schedule.

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Annexure 1: Business Case Test

Business Case Test for Fibre Access Business Initiatives and Product Development Activities

Note: This is the business case test referred to in this Schedule.

1.	Objective

The business case test is designed to:

(i)	provide an objective measure of when the Company should undertake these activities as if it were only a fibre access operator.

(ii)	confirm that the Company is not required to undertake activities that are not economic, when analysed on the basis of fibre-related investment, costs and revenues only.

The business case test described below is the business case test that a fibre only operator would apply to the evaluation of new fibre access business or product initiatives, (“Initiatives”). The Company will not be a fibre only operator in the foreseeable future but is undertaking to CFH that it will behave as if it were a fibre only operator in relation to Initiatives.

2.	Methodology

The methodology for the business case test shall be a standard discounted cashflow methodology using an appropriate hurdle rate to calculate the net present value of expected after tax net cashflows that are attributable to the Initiative over the expected life of that Initiative. The hurdle rate must be reasonable, relative to the WACC assessed for the project. It is assumed that the hurdle rate for the project will be the WACC assessed for the Company as a whole.

3.	Net Cashflows

Net Cashflows from an Initiative will accrue from:

(iii)	the expected net after tax cash flows attributable to the Initiative; and

(iv)	the marginal net cashflows arising from the impact of the Initiative on fibre uptake.

Further detail on these items is provided below.

3.1	Expected after tax cash flows

These will include:

(i)	the capital and operating costs of product development and engaging with Access Seekers (including reasonable recoveries of appropriate overheads resulting from that Initiative and associated OSS/BSS upgrading etc); and

(ii)	the additional net revenue that the Initiative is expected to deliver relative to the then current base uptake forecast.

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3.2	Marginal net cashflows

The marginal net cashflows arising from the impact of the Initiative on uptake captures the expected value consequence of an Initiative’s impact on forecast uptake relative to the uptake that would have occurred without the Initiative.

This will be net cashflows attributable to the bringing forward of revenue and costs for incremental fibre connections, adjusted as appropriate for the impact on the pricing of those brought forward connections.

For the avoidance of doubt, it is noted that the analysis above must not factor in losses in revenue on copper access or any changes in the value of copper access assets as a result of that Initiative.

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Annexure 2: VDSL Upgrades

The VDSL Upgrades comprise:

•	investment to ensure the VDSL2 capable lines post-cabinetisation can be offered a VDSL product; and

•	subject to actual or anticipated competitive pressures investments required to develop the current product to have superior performance.

This investment will primarily involve re-arrangement of DSLAM cards, purchase of new VDSL2 DSLAM FD cards and GigE ports, dynamic line management, cabling re-arrangement/tidy ups in urban locations to remove anomalies and product development.

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